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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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CRA INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CRA INTERNATIONAL, INC.
Notice of Annual Meeting of Shareholders
to be held on July 12, 2017

        CRA International, Inc. hereby gives notice that it will hold an annual meeting of shareholders at its offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts on Wednesday, July 12, 2017, beginning at 8:00 A.M., local time, for the following purposes:

  1.
  To consider and vote upon the election of three Class I directors;

  2.
  To conduct an advisory vote to approve our executive compensation;

  3.
  To conduct an advisory vote on the preferred frequency of holding advisory shareholder votes on the approval of executive compensation;

  4.
  To approve amendments to our 2006 equity incentive plan that, among other things, would increase the maximum number of shares issuable under the plan by 400,000 shares; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code;

  5.
  To approve our cash incentive plan, including for purposes of Section 162(m) of the Internal Revenue Code;

  6.
  To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 30, 2017; and

  7.
  To transact such further business as may properly come before the annual meeting or any adjournment thereof.

        Our board of directors has fixed the close of business on Wednesday, May 3, 2017 as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the annual meeting and any adjournment thereof. Only shareholders of record on May 3, 2017 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof.

By order of the board of directors,
Peter M. Rosenblum Secretary

Boston, Massachusetts
April 28, 2017

YOUR VOTE IS IMPORTANT
Please sign and return the enclosed proxy, whether or not you plan to attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON JULY 12, 2017:

The Proxy Statement and 2016 Annual Report to Shareholders
will be, on or prior to May 16, 2017, available at http://www.crai.com/proxy

CRA INTERNATIONAL, INC.
200 Clarendon Street
Boston, Massachusetts 02116
(617) 425-3000

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
to be held on July 12, 2017

        This proxy statement relates to the 2017 annual meeting of shareholders of CRA International, Inc. The annual meeting will take place at our Boston offices as follows:

Date:	July 12, 2017
Time:	8:00 a.m. CRA International, Inc. John Hancock Tower 200 Clarendon Street 10th Floor
Place:	Boston, Massachusetts

        Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. The shares represented by your properly signed proxy will be voted in accordance with your directions. If you are a registered holder and do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered. You may revoke your proxy at any time before it has been exercised.

        We are mailing this proxy statement and the enclosed form of proxy to shareholders on or about May 16, 2017.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

Purpose of the annual meeting

        At the annual meeting, we will submit the following proposals to our shareholders:

        Proposal One:    To elect three Class I directors to a three-year term;

        Proposal Two:    To approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures);

        Proposal Three:    To approve, on an advisory basis, the preferred frequency of holding advisory shareholder votes to approve the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures);

        Proposal Four:    To approve amendments to our 2006 equity incentive plan that, among other things, would increase the maximum number of shares issuable under the plan by 400,000 shares; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code;

        Proposal Five:    To approve our cash incentive plan, including for purposes of Section 162(m) of the Internal Revenue Code; and

        Proposal Six:    To ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 30, 2017.

        Our board of directors does not intend to present to the annual meeting any business other than the proposals described in this proxy statement. Our board of directors was not aware, a reasonable time before mailing this proxy statement to our shareholders, of any other business that properly may be presented for action at the annual meeting. If any other business should come before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

        Our board of directors has fixed the close of business on Wednesday, May 3, 2017 as the record date for the annual meeting. Only shareholders of record at the close of business on that date are entitled to receive notice of the annual meeting and to vote at the annual meeting. At the close of business on Monday, April 24, 2017, 8,574,865 shares of our common stock were issued and outstanding. After May 3, 2017, a list of the shareholders entitled to notice of the annual meeting will be available for inspection by any shareholder at our principal office at 200 Clarendon Street, T-9, Boston, Massachusetts.

Quorum

        Our by-laws provide that a quorum at the annual meeting consists of a majority in interest of all shares of our common stock issued, outstanding and entitled to vote at the annual meeting. Shares of our common stock represented by a properly signed and returned proxy will be treated as present at the annual meeting for purposes of determining the existence of a quorum at the annual meeting. In general, votes withheld from any nominee for election as director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the existence of a quorum at the annual meeting. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner returns a proxy but does not vote on a proposal because the broker or nominee does not have discretionary voting power, and has not received instructions from the beneficial owner, with respect to the proposal.

Vote required; tabulation of votes; revocation of proxy

        A plurality of the votes properly cast at the annual meeting will be necessary to elect the three Class I directors to a three-year term. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, to approve, on an advisory basis, the preferred frequency of holding advisory shareholder votes to approve the compensation paid to our named executive officers, to approve the proposal regarding our 2006 equity incentive plan, to approve the proposal regarding our cash incentive plan, and to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for our fiscal year ending December 30, 2017. Abstentions and broker non-votes will not be considered when determining whether or not the necessary proportion of votes properly cast at the annual meeting on any proposal was achieved. If you are a registered shareholder and you return an executed proxy with specific instruction on how to vote, the designated proxies will vote according to your instructions. However, if you are a registered shareholder and you return an executed proxy without specific instructions on how to vote, the designated proxies will vote in accordance with the recommendations of our board of directors set forth in this proxy statement. You may revoke your proxy at any time before it has been exercised.

        Each share of our common stock outstanding on the record date will be entitled to cast one vote.

        Our transfer agent, Computershare, will tabulate the votes at the annual meeting.

Solicitation of proxies

        Our board of directors is soliciting proxies for the annual meeting and any and all adjournments of the annual meeting. No compensation will be paid by any person in connection with our solicitation of proxies. We will reimburse brokers, banks and other nominees for the out-of-pocket expenses and other reasonable clerical expenses they incur in obtaining instructions from beneficial owners of our common stock. In addition to our solicitation by mail, our directors, officers and other employees may make special solicitations of proxies personally or by telephone, facsimile, courier or e-mail. We expect that the expense of any special solicitations will be nominal, and we will pay all expenses incurred in connection with them.

Internet access to proxy materials

        The notice of annual meeting, this proxy statement and our 2016 annual report to shareholders will be, on or prior to May 16, 2017, available on the Internet at http://www.crai.com/proxy. This website does not use "cookies" to track or identify visitors to the website.

Directions to our offices

        The annual meeting will be held at our offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts. For those planning to attend the annual meeting, directions to these offices are below.

  •
  From Logan International Airport:  Follow the signs to Boston through the Sumner Tunnel. Turn right up the entrance ramp onto Expressway I-93 North. Take the Storrow Drive exit on right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Points South via I-95 and I-93:  Follow I-95 North to Expressway I-93 North. Stay on I-93 through the tunnel and into the financial district. Take the Storrow Drive exit on the right. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Western Massachusetts and Points South via the Mass. Pike:  Follow Mass. Pike (I-90) East to the Copley Square/Prudential Center exit 22. Follow the Copley Square exit and take the first left onto Dartmouth Street. Turn right onto Boylston Street. Turn right onto Clarendon Street.

  •
  From Points North via I-95 or I-93:  Follow I-95 South to I-93 South. Take exit 26, North Station/Storrow Drive. Follow Storrow Drive West and take the Copley Square exit on the left. Turn right at the set of lights onto Beacon Street. At the second set of lights, turn left onto Clarendon Street and proceed for five blocks.

  •
  From Public Transportation:  The public transportation locations nearest to our offices are Back Bay Station (Orange Line, Commuter Rail and Amtrak) and Copley Station (Green Line).

  •
  Parking:  There are several parking areas along Clarendon Street. There is an underground garage on the left between Boylston Street and St. James Avenue. There is a parking garage on the right one block past the John Hancock Tower on Clarendon Street. If those are full, proceed down Clarendon Street, take a right on Columbus Avenue, take a right on Dartmouth Street and there is an underground garage on the left at the Tent City building. Additional parking can be found at the Copley Place Mall.

 PROPOSAL ONE:
ELECTION OF DIRECTORS

        Proposal One concerns the election of three Class I directors.

        Our board of directors currently consists of seven directors and is divided into three classes. We refer to these classes as Class I, Class II and Class III. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. This year, the term of the Class I directors is expiring.

        Accordingly, our board of directors has nominated Rowland T. Moriarty, William Concannon and Robert Whitman to serve as Class I directors for a three-year term. Our shareholders elected Dr. Moriarty and Mr. Concannon as Class I directors at our annual meeting of shareholders in July 2014. Our board of directors appointed Mr. Whitman as a Class I director on April 6, 2017, and he will begin serving as one of our Class I directors on May 3, 2017. The current terms of Dr. Moriarty and Mr. Concannon, and the term of Mr. Whitman, will expire at the annual meeting.

        Proxies will not be voted at the annual meeting for more than three candidates.

        Dr. Moriarty and Messrs. Concannon and Whitman have each agreed to serve if elected, and we have no reason to believe that any of them will be unable to serve. If any of them is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee designated by our board of directors at that time.

        Our board of directors recommends that you vote FOR the election of Dr. Moriarty and Messrs. Concannon and Whitman.

CORPORATE GOVERNANCE

Overview

        In designing our corporate governance structure, we seek to identify and implement the practices that we believe will best serve the interests of our business and shareholders, including the practices mandated by the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the related rules of the Securities and Exchange Commission and the NASDAQ Stock Market. You can find our current corporate governance principles, including our code of business conduct and ethics, our statement of corporate governance guidelines, and the charters for the standing committees of our board of directors through the Investor Relations page of our website at www.crai.com. Our code of business conduct and ethics applies not only to our principal executive officer, principal financial officer and principal accounting officer, but also to all of our other officers and employees, directors and outside consultants. Our code of business conduct and ethics includes, among other things, provisions covering compliance with law and regulations, conflicts of interest, insider trading, fair dealing, proper use of our assets, confidentiality, health and safety, discrimination and harassment, accounting and record keeping, and the reporting of illegal or unethical behavior. We intend to continue to modify our policies and practices to address ongoing developments in the area of corporate governance, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act. We discuss many features of our corporate governance principles in other sections of this proxy statement. Some of the highlights of our corporate governance principles are the following:

  •
  Director and committee independence.  With the exception of Mr. Maleh, our president, chief executive officer and director, all of our directors (including those standing for re-election at the annual meeting) are independent directors under the rules of the NASDAQ Stock Market. Our board of directors has determined that our independent directors under these rules are Drs. Holthausen and Moriarty, Messrs. Avery, Concannon and Schleyer, and Ms. Hawthorne, and that Mr. Whitman will be an independent director under these rules when he begins serving as one of our directors on May 3, 2017. Each member of our audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the NASDAQ Stock Market for membership on the committees on which he or she serves.

  •
  Separate chairman and chief executive officer.  We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. Our chairman is an independent director.

  •
  Audit committee.  Our audit committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. Our independent registered public accountants report directly to our audit committee. Our board of directors has determined that it has at least two audit committee financial experts under the rules of the Securities and Exchange Commission. Our audit committee's prior approval is required for all audit services and non-audit services (other than de minimis non-audit services as defined by the Sarbanes-Oxley Act) to be provided by our independent registered public accountants. The audit committee has delegated the authority to provide such pre-approval to its chairman if the chairman determines in good faith that the applicable services would not impair the independence of our independent registered public accountants. Our audit committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Compensation committee.  Our compensation committee is responsible for recommending to our board of directors our general compensation philosophy and policies, and for reviewing and approving (or recommending to our board of directors for approval) the compensation of our executive officers and other members of our senior management. The compensation committee is also directly responsible for appointing, determining the compensation of, overseeing and evaluating the independence of our compensation consultants. Our compensation committee is responsible for reviewing and assessing the adequacy of its charter on an annual basis.

  •
  Committee authority.  Each of our audit committee, nominating and corporate governance committee, and compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

  •
  Whistleblower procedures.  Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Executive officers and directors

        Set forth below are the names and certain information with respect to each of our directors and executive officers as of April 24, 2017:

Name	Age	Position
Rowland Moriarty(1)(2)(3)	70	Chairman of the board
Paul Maleh(3)	53	Chief executive officer, president and director
Chad Holmes	44	Chief financial officer, executive vice president and treasurer
Jonathan Yellin	53	General counsel and executive vice president
Thomas Avery(2)	63	Director
William Concannon(1)(3)(4)	61	Director
Nancy Hawthorne(1)(4)	66	Director
Robert Holthausen(4)	69	Director
William Schleyer(2)	65	Director
Robert Whitman(5)	63	Director(5)

(1)
Member of our nominating and corporate governance committee.

(2)
Member of our compensation committee.

(3)
Member of our executive committee.

(4)
Member of our audit committee.

(5)
Mr. Whitman was appointed as a director on April 6, 2017, but will not begin serving as one of our directors until May 3, 2017.

        Our board of directors is divided into three classes. The term of one class of directors expires each year at the annual meeting of our shareholders. Each director also continues to serve as a director until his or her successor is duly elected and qualified. Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among our directors and executive officers.

Backgrounds and qualifications of directors

        Below we have identified each of our directors by class. In addition, for each director we have included information regarding the director's business experience, as well as the director's particular experiences, qualifications, attributes and skills, that led our board of directors to conclude that the director should serve as a member of our board of directors.

Directors serving a term expiring at the 2017 annual meeting (Class I directors)

        Rowland Moriarty has served as a director since 1986 and as chairman of our board of directors, a non-executive position, since May 2002. From December 1992 until May 2002, Dr. Moriarty served as vice chairman of our board of directors. Dr. Moriarty has been the chief executive officer of Cubex Corporation, an international marketing consulting firm, since 1992. Dr. Moriarty was a professor at Harvard Business School from 1981 to 1992. He received his M.B.A. from the Wharton School in 1970 and his D.B.A. from Harvard University in 1980. He is a director of WEX, Inc. and Virtusa Corporation, and was a director of Trammell Crow Company from 1997 to 2006 and of Staples, Inc. from 1986 to 2016. The extensive experience, knowledge and perspective Dr. Moriarty has gained across a broad spectrum of industries as a director of these publicly-traded companies, and as an international marketing consultant and a professor of marketing, are significant assets to our board of directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years.

        William Concannon has served as a director since June 2000. Mr. Concannon has served as chief executive officer of Global Workplace Solutions of CBRE, Inc., a global commercial real estate firm, since September 2015. He served as chief executive officer of Global Corporate Services of CBRE from July 2012 until September 2015, as president of Global Corporate Services of CBRE from August 2009 until July 2012, and as vice chairman of Global Corporate Services of CBRE from 2006 until August 2009. Mr. Concannon was the first real estate professional inducted into the International Association of Outsourcing Professionals' Outsourcing Hall of Fame. Mr. Concannon served as vice chairman, from June 2003, and as director, from 1991, of Trammell Crow Company, a diversified commercial real estate firm, until its acquisition by CB Richard Ellis in December 2006. Mr. Concannon received his B.S. in accounting from Providence College in 1977, where he also served on the board of trustees from 2002 until 2010. Our board of directors benefits from Mr. Concannon's wealth of experience as a senior business executive, his diverse knowledge of business management, his keen perspectives on a wide range of business issues, his deep knowledge of professional services, and his insights derived from having led business services at a large corporation and otherwise being a recognized leader in the business community.

        Robert Whitman was appointed as a director on April 6, 2017, and will begin serving as a director on May 3, 2017. Mr. Whitman has served as president and chief executive officer of FranklinCovey since January 2000 and as chairman of the board of directors of FranklinCovey since June 1999. He is also co-founder and Managing Partner of WhitmanPeterson, a private equity investment firm specializing in real estate and real estate-related investments. From 1992 to 2000, Mr. Whitman served as president and co-chief executive officer of The Hampstead Group, of which he is a founding partner. He also serves as a director of Greystar Real Estate. Mr. Whitman was one of four managing partners, and a member of both the board of directors and executive committee, of the Trammell Crow Group. While at Trammell Crow, he served as co-managing partner and co-chief executive officer of Trammell Crow Interests (hotel development; management; hospitals and other medical operations; international development, etc.), chief financial officer of the Trammell Crow Group and the Trammell Crow Company, and managing partner and chief executive officer of Trammell Crow Ventures (pension fund investment and real estate related investment banking). Mr. Whitman has a B.A. in finance from the University of Utah and an M.B.A. from Harvard Business School. In appointing Mr. Whitman as a director, our board of directors valued Mr. Whitman's extensive experience in finance and private equity investing, as well as his leadership experience as a chief executive officer.

Directors serving a term expiring at the 2018 annual meeting (Class II directors)

        Nancy Hawthorne has served as a director since December 2014. Since June 2014, Ms. Hawthorne has served as founder and partner of Hawthorne Financial Advisors, a registered investment adviser in

Massachusetts. From 1982 to 1997, Ms. Hawthorne was the chief financial officer and treasurer of Continental Cablevision. Ms. Hawthorne has served on the board of directors of Avid Technology since 1997, including as the lead independent director since October 2014 and from January 2008 to December 2011 and as chairperson from May 2004 to May 2007, and as interim chief executive officer of Avid from August to December 2007. Ms. Hawthorne has also served on the board of directors of THL Credit, Inc., a business development company, since 2009, and as the chairperson since November 2016. Ms. Hawthorne has also served on the board of directors of the MetLife Funds, a family of mutual funds established by the Metropolitan Life Insurance Company, since 1995, including as a member of its audit committee since 2009. Ms. Hawthorne has a B.A. from Wellesley College and an M.B.A. from Harvard Business School. Our board benefits greatly from Ms. Hawthorne's deep experience as a business executive and corporate board member, including as a chief executive officer, chief financial officer, lead independent director and member of audit, nominating and governance, and strategy committees, and her perspective gained from serving both as an executive and a director for financial services firms. Our board of directors has determined that Ms. Hawthorne is an audit committee financial expert under the rules of the Securities and Exchange Commission.

        Robert Holthausen has served as a director since July 2014. Dr. Holthausen has been Professor of Accounting and Finance at the Wharton School of the University of Pennsylvania since 1989, serving as the Nomura Securities Company Professor of Accounting and Finance since 1992, and was the Ernst & Young Professor of the Department of Accounting from 2004 to June 2016. Dr. Holthausen has a B.A. from St. Lawrence University, an M.B.A. from the University of Rochester, and a Ph.D. in Business Administration from the University of Rochester. Dr. Holthausen has been a Certified Public Accountant since 1973 and is a member of the American Institute of Certified Public Accountants, the American Accounting Association and the American Finance Association. Our board of directors values Dr. Holthausen's significant expertise in the areas of accounting, corporate governance structures and management compensation. Our board of directors has determined that Dr. Holthausen is an audit committee financial expert under the rules of the Securities and Exchange Commission.

Directors serving a term expiring at the 2019 annual meeting (Class III directors)

        Paul Maleh, who joined us in 1989, has served as our president and chief executive officer and as a director since November 2009. Mr. Maleh served as our chief operating officer from October 2008 through November 2009, and as our executive vice president from October 2006 to November 2009. From December 2006 to January 2009, he served as head of our finance platform. Mr. Maleh also directed our finance practice from 2000 to December 2006 and served as a vice president from 1999 to October 2006. Mr. Maleh received his M.B.A. from Northeastern University. As our chief executive officer, Mr. Maleh brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations, the day-to-day management of our business, and our industry as a whole.

        Thomas Avery has served as a director since February 2016. Mr. Avery served as a managing director at Raymond James & Associates from August 2000 to December 2014. Prior to joining Raymond James, Mr. Avery was head of the investment banking group and co-head of the equity capital markets division at Interstate/Johnson-Lane from 1995 to 2000, a general partner at Noro-Moseley Partners from 1989 to 1995, and a general partner at Summit Partners from 1984 to 1989. From 1977 to 1984, Mr. Avery served as senior vice president of The Robinson-Humphrey Company. Mr. Avery has served on the board of directors of Cicero, Inc. since July 2015. He also serves as a director of KIPP Metro Atlanta, a charter school organization serving low-income, minority children in Atlanta, Georgia. Mr. Avery has a B.S. in industrial management from the Georgia Institute of Technology and an M.B.A. from Harvard Business School. Our board of directors values Mr. Avery's significant investment banking and venture capital experience, as well as his deep understanding of the professional services industry.

        William Schleyer has served as a director since January 2008. Mr. Schleyer served as chairman and chief executive officer of Adelphia Communications Corporation from March 2003 until it emerged from bankruptcy in February 2007. Adelphia was already involved in bankruptcy proceedings at the time Mr. Schleyer became its chairman and chief executive officer. Prior to joining Adelphia, Mr. Schleyer was president and chief executive officer of AT&T Broadband from October 2001 until February 2003 and a principal in Pilot House Ventures, a telecommunications venture capital company, from 1997 to 2001. From 1978 to 1997, Mr. Schleyer served in various positions at Continental Cablevision Corporation, including as its president and chief operating officer from 1993 to 1997. Mr. Schleyer received his M.B.A. from Harvard University in 1977 and his B.S. in mechanical engineering from Drexel University in 1973. Mr. Schleyer served as a director of Rogers Communications, a diversified Canadian communications and media company, from August 1998 until January 2013. Our board of directors benefits from the viewpoint Mr. Schleyer brings as a veteran business executive with experience at the most senior levels across a diverse spectrum of companies, as well as an extensive background in and knowledge of consumer services. Mr. Schleyer also brings extensive insight into corporate governance matters, derived from serving as a director for a number of other companies.

Backgrounds of executive officers

        Below we have identified our executive officers (other than Mr. Maleh, our president and chief executive officer, who is a Class III director identified above) and provided a description of their business experience.

        Chad Holmes, who joined us in 2004 as part of our acquisition of InteCap, Inc., has served as our chief financial officer, executive vice president and treasurer since November 2014. Mr. Holmes has been a member of our senior management since 2009. Mr. Holmes received his M.B.A. in finance and management and strategy from Northwestern University and his B.A. in economics from the University of Notre Dame.

        Jonathan Yellin, who joined us in 2004 as vice president and general counsel, was appointed as our executive vice president and general counsel effective March 28, 2017. Prior to joining us, Mr. Yellin was a senior partner in the Insolvency and Restructuring practice at Riemer & Braunstein LLP from 1999 to 2004. Mr. Yellin received his J.D. cum laude from the University of Miami School of Law in 1988 and his B.A. from The George Washington University, School of Public and International Affairs, in 1985.

Board and committee meetings

        During our fiscal year ended December 31, 2016, or "fiscal 2016," our board of directors met eight times and acted by unanimous written consent five times. During fiscal 2016, each incumbent director attended at least 75% of the total number of meetings held by our board of directors and the committees of our board of directors on which he or she served. To the extent reasonably practicable, directors are expected to attend or participate by teleconference in board meetings, meetings of committees on which they serve and the annual meeting of our shareholders. Last year, all individuals then serving as directors attended the annual meeting of our shareholders in person other than Thomas Robertson, who was not standing for re-election as a director at the meeting.

        Our board of directors has four standing committees: our audit committee, our nominating and corporate governance committee, our compensation committee and our executive committee. All of the members of our audit committee, our nominating and corporate governance committee, and our compensation committee are independent under the rules of the NASDAQ Stock Market. Our board of directors has adopted charters for each of these committees, which are available through the Investor Relations page of our website at www.crai.com. Each of our audit committee, our nominating and corporate governance committee, and our compensation committee has the authority to retain independent advisors and consultants, with all fees and expenses paid by us.

        The membership of each standing committee of our board of directors is as follows:

Audit committee: Robert Holthausen (Chair) William Concannon Nancy Hawthorne	Compensation committee: William Schleyer (Chair) Rowland Moriarty Thomas Avery
Nominating and corporate governance committee: William Concannon (Chair) Nancy Hawthorne Rowland Moriarty	Executive committee: Rowland Moriarty (Chair) William Concannon Paul Maleh

Audit committee

        Our audit committee is currently, and was during fiscal 2016, composed of Dr. Holthausen, Mr. Concannon and Ms. Hawthorne. Our audit committee provides the opportunity for direct contact between the members of our board of directors and our independent registered public accountants, which report directly to the committee. The committee assists our board of directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; and our independent registered public accountants' qualifications, independence and performance. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our independent registered public accountants. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by our directors, officers, employees and outside consultants of concerns regarding questionable accounting, internal accounting controls or auditing matters. Our audit committee is also responsible for reviewing and, if appropriate, approving related-party transactions. Our board of directors has determined that Dr. Holthausen and Ms. Hawthorne are audit committee financial experts under the rules of the Securities and Exchange Commission, and that all of the members of our audit committee are independent under the rules of the NASDAQ Stock Market. Our audit committee met nine times during fiscal 2016.

Nominating and corporate governance committee

        Our nominating and corporate governance committee is currently, and was during fiscal 2016, composed of Dr. Moriarty, Mr. Concannon and Ms. Hawthorne. Our nominating and corporate governance committee's responsibilities include providing recommendations to our board of directors regarding nominees for director and membership on the committees of our board of directors. The committee also assists our board of directors in our enterprise risk management by providing recommendations to our board of directors regarding succession plans for our chief executive officer. An additional function of the committee is to develop corporate governance practices for recommendation to our board of directors and, once implemented, to assist our board of directors in complying with them. Our board of directors has determined that all of the members of our nominating and corporate governance committee are independent under the rules of the NASDAQ Stock Market. Our nominating and corporate governance committee met three times, and acted by written consent once, during fiscal 2016.

Compensation committee

        In fiscal 2016, our compensation committee was initially composed of Drs. Moriarty and Robertson and Mr. Schleyer. On February 19, 2016, Mr. Avery was appointed to the committee, and, on July 20, 2016, Dr. Robertson's term on the committee ended when he did not stand for re-election as a director. Our compensation committee is currently composed of Dr. Moriarty and Messrs. Avery and Schleyer. Our compensation committee's responsibilities include providing recommendations to our board of directors regarding the compensation levels of our directors; reviewing and approving, or recommending for approval by our board of directors, the compensation levels of our executive officers; providing recommendations to our board of directors regarding our compensation programs; administering our employee benefit plans, including all incentive compensation plans and equity-based plans; authorizing grants under our stock option plans and other equity-based plans; and authorizing other equity compensation arrangements. The committee is directly responsible for appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any legal counsel or other advisor engaged by the committee. The committee is also responsible for reviewing and assessing the adequacy of the charter by which it is governed on an annual basis. Our board of directors has determined that all of the members of our compensation committee are independent under the rules of the NASDAQ Stock Market. Our compensation committee met six times, and acted by unanimous written consent four times, during fiscal 2016.

Executive committee

        Our executive committee is currently, and was during fiscal 2016, composed of Dr. Moriarty and Messrs. Concannon and Maleh. Our executive committee has delineated authority to act on behalf of our board of directors in situations arising between regular meetings of our board of directors. It is intended that our executive committee will take action only when reasonably necessary to expedite our interests between regularly scheduled board meetings. Our executive committee met twice during fiscal 2016.

Board leadership structure and role in risk oversight

        We have a separate chairman of our board of directors, a non-executive position, and chief executive officer. We believe that this separation improves our corporate governance. Our chairman, Dr. Moriarty, is an independent director who provides leadership to our board of directors in establishing our overall strategic direction consistent with the input of management and our other directors. Dr. Moriarty's long-standing relationship with us has given him an intimate institutional knowledge of our business, and he has been providing invaluable leadership and guidance to our board of directors for many years. Our chief executive officer, Mr. Maleh, brings to our board of directors valuable leadership experience and a deep and thorough understanding of our business and operations and the day-to-day management of our business, which he executes within the parameters set by our board of directors. Separating these positions strengthens the independence of our board of directors, thereby facilitating its ability to execute its management oversight function and its general risk oversight function, which is discussed below. In addition, this separation allows both our chairman and our chief executive officer to have sufficient time to perform their respective responsibilities.

        Our management is responsible for the day-to-day management of the risks that we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of our enterprise risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that our enterprise risk management processes are adequate and functioning as designed. The involvement of our board of directors in risk oversight includes receiving periodic reports from members of senior management and evaluating areas of material risk to us, including operational, financial, legal, regulatory, strategic and reputational risks. Some risks, such as strategic risks, are typically overseen by the full board. In addition, our board of directors has delegated risk oversight to each of its standing committees within their areas of responsibility. Our compensation committee assists our board of directors in its risk oversight function by overseeing strategies related to our incentive compensation programs and key employee retention. Our audit committee assists our board of directors in its risk oversight function by reviewing our system of disclosure controls and our internal controls over financial reporting, as well as reviewing and, if appropriate, approving related-party transactions. Our nominating and corporate governance committee assists our board of directors in its risk oversight function by managing risks associated with director candidate selection, governance and succession. Each member of our senior management is initially responsible for assessing and prioritizing the risks that fall under the manager's area of responsibility and, as a general rule, these risks are discussed with, and then reported to our board of directors or the applicable committee of our board of directors by, our general counsel.

Director candidates and selection process

        The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to our current directors and others for recommendations for candidates, meetings from time to time to evaluate biographical information and background materials relating to candidates, and interviews of selected candidates by members of the committee and other members of our board of directors. The committee often solicits the opinions of third parties with whom a potential candidate has had a business relationship. Once the committee is satisfied that it has collected sufficient information on which to base a judgment, the committee votes on the candidates under consideration.

        In evaluating the qualifications of any candidate for director, the committee considers, among other factors, the candidate's depth of business experience, intelligence, quality of judgment, integrity, familiarity with the legal, regulatory, and business consulting industry, ability to assist in recruiting outside experts and employee consultants, understanding of financial matters, familiarity with the periodic financial reporting process, reputation, level of educational attainment, degree of independence from management, contribution to the diversity of our board of directors, and willingness and ability to serve. The committee also considers the degree to which the candidate's skills, experience and background complement or duplicate those of our existing directors. Among the experiences, attributes, qualities and skills that the committee believes to be necessary for one or more members of our board of directors to possess are familiarity with the segments of the consulting industry in which we compete, substantial experience with the financial reporting process for public companies, and knowledge of the academia of economics. In the case of incumbent directors whose terms are set to expire, the committee also gives consideration to the director's prior contributions to our board of directors. In evaluating candidates, the committee prefers to retain the flexibility to consider each candidate's overall mix of qualifications, rather than to specify minimum qualifications that each candidate must possess.

        While we do not have a formal diversity policy for our board of directors, our nominating and corporate governance committee seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the discussions and decisions of our board of directors. In the committee's evaluation of candidates for director, it considers diversity with respect to viewpoints, accomplishments, skills and experience, as well as other factors in light of the current composition of our board of directors and our requirements. In selecting candidates to recommend for nomination as a director, the committee abides by our firm-wide non-discrimination policy.

        The committee considers director candidates recommended by shareholders and uses the same process to evaluate candidates, whether the candidates are recommended by shareholders, directors, management or others. The committee has not adopted any particular method that shareholders must follow to make a recommendation. We suggest that shareholders make recommendations by writing to the chairman of our nominating and corporate governance committee, in care of our offices, with sufficient information about the recommended candidate and his or her work experience, skills, qualifications for director and references to enable the committee to evaluate the candidacy properly. We also suggest that shareholders make their recommendations well in advance of the anticipated mailing date of our next proxy statement to provide our nominating and corporate governance committee an adequate opportunity to complete a thorough evaluation of the candidacy, including personal interviews. We remind shareholders of the separate requirements set forth in our by-laws for nominating individuals to serve as directors, which are discussed in this proxy statement under the heading "Shareholder Proposals" below.

Communications with our board of directors

        Our board of directors has established the following process for shareholders to communicate with it, and this process has been approved by a majority of our independent directors. Shareholders wishing to communicate with our board of directors should send correspondence to the attention of Chairman of the Board, CRA International, Inc., 200 Clarendon Street, T-9, Boston, Massachusetts 02116. The correspondence should include satisfactory evidence that the sender of the communication is one of our shareholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the shareholder and the number of our shares held by the shareholder. Our chairman reviews all correspondence confirmed to be from shareholders and decides whether or not to forward the correspondence, or a summary of it, to our board of directors or a committee of our board of directors. Accordingly, our chairman reviews all shareholder correspondence, but the decision to relay any correspondence to our board of directors or a committee of our board of directors rests entirely within our chairman's discretion.

        Our board of directors believes this process suffices to handle the relatively low volume of communications we have historically received from our shareholders. If the volume of communications increases sufficiently to become burdensome to our chairman, our board of directors may elect to adopt more elaborate screening procedures.

TRANSACTIONS WITH RELATED PARTIES

Review, approval or ratification of transactions with related parties

        Under our audit committee's charter, the committee is responsible for reviewing any proposed related-party transaction, as defined under the rules of the NASDAQ Stock Market, and, if appropriate, approving the transaction. A copy of our audit committee charter is available through the Investor Relations page of our website at www.crai.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        At the close of business on April 24, 2017, there were issued and outstanding 8,574,865 shares of our common stock entitled to cast 8,574,865 votes. On April 24, 2017, the closing price of our common stock as reported on the NASDAQ Global Select Market was $37.90 per share.

        The following table provides information regarding the beneficial ownership of shares of our common stock as of April 24, 2017 by:

  •
  each person known to us to be a beneficial owner of more than five percent of our shares of common stock;

  •
  each of our current directors;

  •
  each of our named executive officers; and

  •
  all of our current directors and current executive officers as a group.

        The persons named in the table below have sole voting and sole dispositive power with respect to the shares listed, except as otherwise indicated. The inclusion of shares in the table below does not constitute an admission of beneficial ownership of such shares. The "Right to acquire" column represents shares of our common stock that may be purchased through the exercise of stock options within 60 days after April 24, 2017. The information in the table is based on information received (including via filings made under the Securities Exchange Act of 1934, as amended) from or on behalf of the persons named in the table.

	Shares beneficially owned
Name of beneficial owner	Outstanding	Right to acquire	Total	Percent
Dimensional Fund Advisors LP(1)	672,491	—	672,491	7.8%
BlackRock, Inc.(2)	611,135	—	611,135	7.1%
Paradice Investment Management LLC(3)	588,081	—	588,081	6.9%
Osmium Partners, LLC(4)	289,323	163,200	452,523	5.2%
Paul Maleh(5)	109,969	72,590	182,559	2.1%
Rowland Moriarty(6)	95,408	—	95,408	1.1%
William Concannon(7)	33,894	—	33,894	*
William Schleyer(7)	31,047	—	31,047	*
Chad Holmes(8)	10,205	12,090	22,295	*
Jonathan Yellin(9)	6,273	7,216	13,489	*
Robert Holthausen(7)	9,200	—	9,200	*
Nancy Hawthorne(7)	8,559	—	8,559	*
Thomas Avery(7)	6,831	—	6,831	*
All current directors and executive officers as a group (nine persons)	311,386	91,896	403,282	4.7%

*
Less than one percent.

(1)
The number of shares of our common stock beneficially owned by Dimensional Fund Advisors LP is based solely on information in a Schedule 13G/A filed on February 9, 2017 by Dimensional Fund Advisors LP, in which it reported sole voting power over 645,739 shares and sole dispositive power over 672,491 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(2)
The number of shares of our common stock beneficially owned by BlackRock, Inc. is based solely on information in a Schedule 13G/A filed on January 23, 2017 by BlackRock, Inc., in which it reported sole voting power over 597,536 shares and sole dispositive power over 611,135 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
The number of shares of our common stock beneficially owned by Paradice Investment Management LLC is based solely on information in a Schedule 13G/A filed on February 6, 2017 by Paradice Investment Management LLC and Paradice Investment Management Pty Ltd., in which each of them reported shared voting power and shared dispositive power over 588,081 shares. The address for Paradice Investment Management LLC is 257 Fillmore Street, Suite 200, Denver, Colorado 80206. The address for Paradice Investment Management Pty Ltd. is Level 27, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000, Australia.

(4)
The number of shares of our common stock beneficially owned by Osmium Partners, LLC is based solely on information in a Schedule 13G filed on February 24, 2017 by Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Diamond, LP, Osmium Spartan, LP and John H. Lewis. This filing reports that John H. Lewis is the controlling member of Osmium Partners, LLC, which serves as the general partner of the following four investment funds that directly own all of the shares of our common stock and options to acquire shares of our common stock reported in the filing: Osmium Capital, LP, Osmium Capital II, LP, Osmium Spartan, LP, and Osmium Diamond, LP. This filing reports that (i) each of Osmium Partners, LLC and John H. Lewis has shared voting power and shared dispositive power over 452,523 shares (including 163,200 shares issuable upon the exercise of options that are exercisable within 60 days), (ii) Osmium Capital, LP has shared voting power and shared dispositive power over 215,798 shares (including 75,500 shares issuable upon the exercise of options that are exercisable within 60 days), (iii) Osmium Capital II, LP has shared voting power and shared dispositive power over 95,971 shares (including 30,300 shares issuable upon the exercise of options that are exercisable within 60 days), (iv) Osmium Diamond, LP has shared voting power and shared dispositive power over 75,891 shares (including 23,100 shares issuable upon the exercise of options that are exercisable within 60 days) and (v) Osmium Spartan, LP has shared voting power and shared dispositive power over 64,863 shares (including 34,300 shares issuable upon the exercise of options that are exercisable within 60 days). The address for each of Osmium Partners, LLC, Osmium Capital, LP, Osmium Capital II, LP, Osmium Diamond, LP, Osmium Spartan, LP and John H. Lewis is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.

(5)
Mr. Maleh is our chief executive officer and president, and one of our directors.

(6)
Dr. Moriarty is our chairman of the board. Amount reported includes 49,000 shares held by Movex, LLC, a limited liability company that is wholly owned by two family trusts.

(7)
Member of our board of directors. Robert A. Whitman was appointed as a director on April 6, 2017, but he does not appear in the table above because his service as one of our directors will not begin until May 3, 2017. Upon the commencent of his service, Mr. Whitman will be granted under our 2006 equity plan shares of restricted stock, with a value of $75,000 based upon the closing fair market value of our common stock on the date of grant, vesting in four equal annual installments beginning on the first anniversary of the date of grant.

(8)
Mr. Holmes is our chief financial officer, executive vice president and treasurer.

(9)
Mr. Yellin is our general counsel and executive vice president.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. SEC regulations require officers, directors and greater-than-ten-percent shareholders to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us during fiscal 2016 and Forms 5 and amendments thereto furnished to us with respect to fiscal 2016, or written representations that a Form 5 was not required for fiscal 2016, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-ten-percent shareholders during fiscal 2016 were fulfilled in a timely manner.

 COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director compensation

        We pay our non-employee directors, who consist of all our directors other than our chief executive officer, an annual fee of $75,000 for their services as directors. We pay an annual fee of $25,000 to the chair of our audit committee, $20,000 to the chair of our compensation committee, $10,000 to the chairs of our executive committee and our nominating and corporate governance committee, and $5,000 to each non-employee director who serves as a member, but not the chair, of any committee for service on each committee above one. Our chairman also receives an annual fee of $150,000, as well as office space, support services and healthcare benefits, for his services as chairman of our board of directors. Directors who are employees do not receive separate fees for their service as directors. All of the payments described in this paragraph are made in cash.

        Under the terms of our 2006 equity incentive plan, each director who is not employed by, and does not provide independent contractor services as a consultant or advisor to, us or our subsidiaries receives the automatic restricted stock awards described below. We refer to these directors as our "non-employee directors." Currently, our non-employee directors are Drs. Holthausen and Moriarty, Messrs. Avery, Concannon, and Schleyer, and Ms. Hawthorne. Mr. Whitman will be a non-employee director when he begins serving as a director on May 3, 2017. Each non-employee director who is re-elected as a director at, or whose term as a director continues after, the annual meeting of our shareholders receives, on the date of the meeting, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000 based on the closing price of our common stock as of the date of the meeting. In addition, each person who is first elected or appointed as a non-employee director receives, on the date of his or her election or appointment, a restricted stock award, vesting in four equal annual installments beginning on the first anniversary of the date of grant, valued at $75,000 based on the closing price of our common stock as of the date of the grant. Under our 2006 equity incentive plan, the value of these automatic grants of restricted stock awards may be changed by our board of directors.

        In fiscal 2016, we gave the following grants to our non-employee directors in accordance with the terms of our 2006 equity incentive plan. In connection with his appointment to our board of directors on February 22, 2016, Mr. Avery received a restricted stock award of 3,951 shares of our common stock. In connection with the annual meeting of our shareholders held on July 20, 2016, each of Drs. Holthausen and Moriarty, Messrs. Avery, Concannon and Schleyer, and Ms. Hawthorne received a restricted stock award of 2,880 shares of our common stock.

        The following table provides information regarding the compensation earned by our non-employee directors in fiscal 2016, including Mr. Robertson, who served on our board of directors until July 20, 2016. Mr. Whitman is not included in the table below because he will not begin serving as one of our directors until after the end of fiscal 2016.

 Non-Employee Director Compensation Table for Fiscal 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)(4)	Total ($)
Rowland Moriarty	245,000	74,996	319,996
Thomas Avery	62,500	149,986	212,486
William Concannon	95,000	74,996	169,996
Nancy Hawthorne	80,000	74,996	154,996
Robert Holthausen	100,000	74,996	174,996
Thomas Robertson	43,750	—	43,750
William Schleyer	95,000	74,996	169,996

(1)
These grant date fair values were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation—Stock Compensation" ("ASC Topic 718"), excluding the effect of estimated forfeitures, based on the closing market price of our common stock on the date of grant. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 10, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017.

(2)
Amount reflects the grant date fair value of a restricted stock award made to the non-employee director on July 20, 2016 and, in the case of Mr. Avery, an additional restricted stock award granted to him on February 22, 2016 in connection with his appointment to our board of directors, under our 2006 equity incentive plan.

(3)
As of December 31, 2016, each non-employee director and Mr. Robertson held the number of outstanding unvested shares of restricted stock set forth in the table below. On July 19, 2016, our compensation committee determined that, in recognition of Mr. Robertson's exemplary service as a director, his shares of restricted stock would not be forfeited upon the termination of his service as a director on July 20, 2016.

Name	Shares (#)
Rowland Moriarty	7,842
Thomas Avery	6,831
William Concannon	7,842
Nancy Hawthorne	6,513
Robert Holthausen	6,833
Thomas Robertson	4,962
William Schleyer	7,842
(4)
Non-forfeitable dividends are paid on shares of restricted stock granted to our non-employee directors under our 2006 equity incentive plan at the same time they are paid to the other holders of our common stock, whether or not the shares of restricted stock have vested. These dividends are, and have been, factored into the grant date fair values reported for the shares of restricted stock on which they were paid.

Director stock ownership guidelines

        The current policy of our board of directors is that our non-employee directors should acquire and obtain shares of our common stock (whether or not vested) with an aggregate value equal to at least 300% of the director's annual fee (currently $75,000) for serving on our board of directors. If a non-employee director has not achieved, or is not maintaining, this threshold, the director is required to hold 50% of the total shares of our common stock received by him or her upon the vesting of shares of restricted stock or the exercise of stock options, net of any shares sold to fund the exercise prices of option exercises or any tax withholding.

Compensation committee interlocks and insider participation

        The members who served on our compensation committee during fiscal 2016 were Drs. Moriarty and Robertson and Messrs. Avery and Schleyer. None of these members was one of our officers or employees during fiscal 2016, and none of these members is one of our former officers. None of our executive officers serves (or served during fiscal 2016) on the board of directors or compensation committee of an entity that has one or more executive officers serving (or who served during fiscal 2016) on our board of directors or compensation committee.

Compensation discussion and analysis

        This compensation discussion and analysis provides a detailed description of our executive compensation objectives, practices and programs, as well as the means by which our compensation committee determines executive compensation under those programs. This compensation discussion and analysis focuses on the compensation of our executive officers for fiscal 2016, who were:

  •
  our chief executive officer, president and director, Paul Maleh;

  •
  our chief financial officer, executive vice president and treasurer, Chad Holmes; and

  •
  our chief strategy officer and executive vice president, Arnold Lowenstein.

        These executive officers are sometimes referred to as our "named executive officers." In addition, this compensation discussion and analysis also describes other compensation arrangements and actions taken since the end of fiscal 2016 to the extent that these descriptions enhance the understanding of our executive officer compensation programs and practices.

        As used below, the terms "senior corporate leaders," "practice leaders" and "key revenue generators" refer to the following groups of our employees:

  •
  senior corporate leaders:  our executive officers and other senior-level corporate leaders;

  •
  practice leaders:  our senior employee consultants who lead our practice groups; and

  •
  key revenue generators:  our senior and other employee consultants who generate a high level of revenue for us.

Executive Summary

Executive officers

        We seek to align the compensation we pay our executive officers with the interests of our shareholders. Our executive officers' total compensation each fiscal year is generally comprised of a mix of base salary and a much larger portion of variable at-risk compensation consisting of annual incentive cash bonuses and long-term incentive equity awards. This mix of fixed and variable at-risk compensation is designed to create competitive compensation packages that reward our executive officers for achieving our long-term and short-term business objectives, including increasing our growth, profitability and shareholder value, without encouraging unnecessary or excessive risk-taking.

Our LTIP and 2006 equity incentive plan

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        Our LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity awards granted under our LTIP have been the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity plan play in the compensation of the employee consultants who are our practice leaders and other key revenue generators is evidenced by the fact that the LTIP awards granted to them represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015.

        As of April 25, 2016, we had 195,660 shares available for grant under our 2006 equity plan as counted under the plan. Taking into account our plan's 1.83 fungibility ratio applicable to full-share awards, our LTIP's mix of stock options and full-share awards, and the historical maximum number of shares issuable under full-share performance awards granted under our LTIP as a percentage of the target number, as of that date there were only approximately 123,235 actual shares available under our 2006 equity plan for grants of LTIP equity awards (assuming target performance is achieved for performance awards), which number does not account for any reserves required for the annual automatic grants of restricted stock awards to our non-employee directors. Accordingly, in fiscal 2016, our compensation committee granted LTIP equity awards only to our executive officers, as we did not have a sufficient number shares available to make equity awards consistent with our LTIP practice in prior years to all of our senior corporate leaders, practice leaders and other key revenue generators. On December 8, 2016, the compensation committee amended our cash incentive plan to facilitate the grant under the LTIP of service-based and performance-based cash awards, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders. Previously, we had only used our cash incentive plan to grant annual incentive cash bonuses to our executive officers.

        As of April 24, 2017, we had 152,397 shares available for grant under our 2006 equity plan as counted under the plan. Under the same assumptions used in the preceding paragraph, as of that date there were only 95,986 actual shares available under our 2006 equity plan for grants of LTIP equity awards, which number does not account for any reserves required for the annual automatic grants of restricted stock awards to our non-employee directors. We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be significantly impaired because we will not be able to offer them competitive long-term incentive equity compensation. As a result, we will be compelled to continue replacing these equity awards with cash-settled awards, like the service-based and performance-based cash awards described above, which we believe will not be as effective as our LTIP equity awards in aligning the interests of our senior corporate leaders, practice leaders and other key revenue generators with our shareholders. In addition, if the proposed amendments to our 2006 equity incentive plan are not adopted by our shareholders at the annual meeting and the shares under our 2006 equity incentive plan are exhausted, we will not be able to make grants of restricted stock to our non-employee directors as described above under the heading "Compensation of Directors and Executive Officers—Director compensation," which we believe will also impair our ability to attract and retain qualified members of our board of directors.

Compensation program highlights

        The table below discusses the material features of our compensation programs.

Compensation Program Highlights
Practice	Highlights
Pay for Performance

•

Annual Incentive Cash Bonuses.    The annual incentive cash bonuses our executive officers are eligible to receive are tied to the achievement of objective financial goals and individual strategic goals tailored to the executive officer.

In fiscal 2016, these annual incentive cash bonuses constituted over 57% of the target cash compensation of our chief executive officer and 44% of the target cash compensation of our chief financial officer.

•

Variable At-Risk Compensation.    The compensation packages granted to our executive officers include a significant percentage of variable at-risk compensation with value tied to our performance or the performance of our common stock.

In fiscal 2016, variable at-risk compensation in the form of annual incentive cash bonuses and LTIP equity awards comprised over 73% of the target total compensation of our chief executive officer and over 60% of the target total compensation of our chief financial officer.

•

LTIP PRSUs.    Performance restricted stock units, or "PRSUs," with vesting tied to the achievement of objective financial goals over a period of at least one fiscal year, constitute 40% of the awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP.

• CEO Salary. Our performance is one of the primary factors considered by our compensation committee in determining our chief executive officer's salary.

•

Risk Mitigation.    To further ensure that payment under our executive compensation packages is commensurate with our performance, these packages have the features discussed in the "Risk Mitigation" section below.

Retention

•

4-Year Vesting Schedule.    The stock options, time-vesting restricted stock units, or "RSUs," and PRSUs granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP all vest over 4 years, with the first tranche vesting no earlier than the first anniversary of the date of grant.

Compensation Program Highlights
Practice	Highlights
In fiscal 2016, over 34% of the aggregate target compensation of our chief executive officer and chief financial officer was comprised of the grant date fair values of equity awards under our LTIP.
• Performance Period. Since 2011, the PRSUs granted under our LTIP have had a performance period of 2 years.
The employment of only 1 of the 38 2014 LTIP participants terminated prior to the end of the 2014 PRSUs' 2-year performance period.

•

Minimum First Year Vesting Tranche.    If our shareholders approve the changes to our 2006 equity incentive plan set forth in Proposal Four, all awards under the plan will be granted with a minimum one-year vesting period, subject to a carve out for up to 5% of the shares issuable under the plan.

Shareholder Alignment

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Annual Incentive Cash Bonuses.    Since 2012, 70% of the target amount of the annual incentive cash bonuses our executive officers have been eligible to receive (other than components directly linked to revenue sourcing or oversight) has been tied to the achievement of net revenue and profitability goals, weighted equally between them, motivating both top-line and bottom-line growth.

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LTIP Stock Options.    Stock options, which gain value only as our stock price increases after the date of grant, constitute 30% of the awards (with each stock option counted as one-half of a full-share award for purposes of this weighting) granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP.

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LTIP PRSUs.    The performance-vesting for the PRSUs granted under our LTIP is based on revenue growth and profitability measures over a performance period of one fiscal year or longer, motivating both top-line and bottom-line growth.

Risk Mitigation

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Mix of Compensation.    Our mix of salary, annual incentive cash bonuses and long-term incentive equity compensation is designed to keep our senior corporate leaders, practice leaders and other key revenue generators motivated without encouraging unnecessary or excessive risk-taking.

Compensation Program Highlights
Practice	Highlights

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Performance Award Caps/Committee Discretion.    The annual incentive cash bonuses our executive officers are eligible to receive (other than components tied directly to the executive officer's revenue generation or oversight), and the PRSUs granted under our LTIP, are subject to maximum payment amounts and have targets tied to the achievement of revenue and profitability measures. The annual incentive cash bonuses our executive officers are eligible to receive are subject to the discretion of our compensation committee to reduce or eliminate the amount paid, regardless of the performance achieved, mitigating the risk that they could lead to payments that are not commensurate with our actual performance.

Since fiscal 2011, the maximum number of shares of our common stock issuable under each PRSU granted under our LTIP has been 125% of the PRSU's target amount.

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Ownership Guidelines.    We have the rigorous ownership requirements for equity and cash awards granted under our LTIP described in the "Ownership Guidelines" section below, which motivate our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

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Independent Compensation Consultant.    Our compensation committee can seek, and has sought and received, advice regarding the structuring of our compensation programs from an independent compensation consultant.

In fiscal 2016, our compensation committee received advice from Semler Brossy Consulting Group, LLC, which the committee determined was independent from us.
• Clawback Policies. We have adopted the compensation recovery policies discussed in the section "Clawback Policies" below.
No Derivatives, Hedging, Short Sales; Limited Pledging

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Derivatives, Hedging, Short Sales.    Our trading policies prohibit transactions in derivatives, hedging or short sales.

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Pledging.    Our trading policies prohibit pledging without the approval of our chief executive officer or our general counsel.

Acceleration Following Change in Control

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Cash Plan Awards.    The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan are automatically accelerated in connection with a change in control only if the awards are neither assumed nor substituted for.

Compensation Program Highlights
Practice	Highlights

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Equity Plan Awards.    There is no automatic acceleration of equity awards under our 2006 equity incentive plan, or under our form agreements for these awards, in connection with a change in control. None of our executive officers has an agreement providing for acceleration of equity awards in connection with a change in control.

If our shareholders adopt the changes to our 2006 equity incentive plan set forth in Proposal Four, acceleration in connection with a change in control of assumed or substituted for equity awards granted under the plan will be limited to double-trigger acceleration, and acceleration in connection with a change in control of performance awards that are neither assumed nor substituted for will be limited to acceleration based on actual performance that is prorated for the portion of the performance period that has been completed.

Clawback Policies

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NEOs.    In April 2015, our board of directors adopted an omnibus equity and incentive compensation recovery policy, which enables it to seek recoupment of annual or long-term incentive cash or equity compensation granted after April 30, 2015 (including equity awards granted under our 2006 equity incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles).

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Cash Incentive Plan.    The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to any given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

Ownership Guidelines

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LTIP Awards.    The equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are subject to rigorous ownership thresholds, which are set at 400% of annual base salary for our chief executive officer, 300% of annual base salary for each of our other executive officers, and 140% of annual base salary for our practice leaders and other key revenue generators. In general, until these thresholds are met and would continue to be met, LTIP participants may not sell shares received upon the vesting of LTIP awards or exercise stock options granted under our LTIP prior to the termination of their employment with us.

Compensation Program Highlights
Practice	Highlights

In 2016, our compensation committee amended our LTIP's ownership guidelines so that amounts vested but unpaid under service-based or performance-based cash awards granted under the LTIP count toward the achievement of each LTIP participant's ownership threshold, and cash amounts otherwise due under these awards are held by us and not delivered to the LTIP participant unless and until they can be delivered to the participant without causing him or her to fall below his or her ownership threshold.

LTIP Awards Mix

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LTIP Awards Mix.    The composition and mix of the equity awards granted under our LTIP from fiscal 2010 through fiscal 2015 were the same for our senior corporate leaders, as they were for the employee consultants who are our practice leaders and other key revenue generators: 30% stock options (with options valued at one-half of a share for this purpose), 30% time-vesting RSUs and 40% performance-vesting RSUs.

In fiscal 2016, our compensation committee granted LTIP equity awards only to our executive officers, as we did not have a sufficient number of shares available under our 2006 equity incentive plan to fund equity awards consistent with our LTIP practice in prior years to all of our senior corporate leaders, practice leaders and other key revenue generators.

No NEO Tax Gross Ups	• No NEO Tax Gross Ups. None of our named executive officers has an agreement that provides for any form of tax gross up.
Limited NEO Perquisites

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Limited NEO Perquisites.    Except for modest perquisites for parking and reimbursement for certain health and dental premiums and expenses, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as other employees.

No NEO Employment Agreements	• No NEO Employment Agreements. None of our named executive officers has an employment agreement.
Section 162(m)

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Qualified Performance-Based Compensation.    The annual incentive cash bonuses granted under our stockholder-approved cash incentive plan, and the stock options and PRSUs granted under our 2006 equity incentive plan, to our named executive officers are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, preserving the deductibility of amounts paid under them.

Compensation Program Highlights
Practice	Highlights

In fiscal 2016, Section 162(m) did not materially limit the deductibility of the compensation we paid to our chief executive officer, and it did not limit the deductibility of the compensation we paid to our other named executive officers.

Consideration of the 2016 say on pay vote

        At the annual meeting of our shareholders held on July 20, 2016, we held a non-binding, advisory shareholder vote on the compensation of our named executive officers as disclosed in the proxy statement filed in connection with that meeting pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures), commonly referred to as a "say-on-pay" vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, as over 98% of the shares voted at the annual meeting on the say-on-pay resolution (excluding abstentions and broker non-votes) were voted in favor of it.

        As we evaluated our compensation practices and policies for and throughout fiscal 2016, our compensation committee was mindful of the strong support our shareholders expressed for our philosophy of aligning the compensation of our executive officers with our interests and the interests of our shareholders. As a result, our compensation committee decided to follow the same general approach to executive officer compensation for fiscal 2016 that it has followed since fiscal 2010, including granting equity awards under our LTIP and our 2006 equity incentive plan. However, because of the shortage of available shares under our 2006 equity incentive plan discussed above, our compensation committee did not grant equity awards under our LTIP to our senior corporate leaders (other than our executive officers), our practice leaders or our other key revenue generators in fiscal 2016.

        Our compensation committee will continue to consider the outcome of our say-on-pay votes when making future compensation decisions.

Compensation objectives

        Our growth and long-term success depend upon our ability to attract and retain talented and highly qualified corporate executives and employee consultants. The main objectives of our compensation programs are:

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  to provide competitive compensation packages that enable us to attract, retain and reward talented and highly-qualified corporate executives and employee consultants who will contribute or are contributing to our growth and long-term success;

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  to align compensation with the interest of our shareholders, and motivate and reward high levels of performance achieved without taking unnecessary or excessive risks, by linking a substantial portion of compensation to performance;

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  to recognize and reward the achievement of pre-established objective financial and individual performance goals; and

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  to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing them with appropriate rewards for their performance.

We believe these objectives are furthered by the use of compensation packages that include salary, annual incentive cash compensation, and long-term incentive equity compensation.

Compensation processes and procedures

Role of our compensation committee and chief executive officer

        The compensation committee established by our board of directors is currently composed of Mr. Schleyer, who is the chairman, Dr. Moriarty and Mr. Avery, all of whom are independent directors (within the rules of the NASDAQ Stock Market) and outside directors (within the meaning of Section 162(m) of the Internal Revenue Code). Our compensation committee is governed by a written charter adopted by our board of directors. A copy of our compensation committee charter is available through the Investor Relations page of our website at www.crai.com. Under the charter, our compensation committee is responsible for recommending to our board of directors the compensation philosophy and policies that we should follow, particularly with respect to the compensation of members of our senior management. In addition to and among the other duties set forth in this proxy statement under the heading "Corporate Governance—Compensation committee" above, the committee is responsible for:

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  reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer;

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  setting, in consultation with management, as applicable, and, if desired by the committee, our compensation consultant, the corporate and individual performance criteria, performance targets and payment formulas of our executive officers' cash and equity incentive compensation, and overseeing the evaluation of our executive officers in light of those criteria and targets;

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  administering, reviewing and making recommendations to our board of directors with respect to our employee benefit plans, including our incentive cash compensation plans and our equity-based plans;

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  appointing, determining the compensation of, evaluating and, when necessary, terminating our compensation consultant, as well as evaluating the independence of any compensation consultant, legal counsel or other advisor engaged by the committee;

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  reviewing and assessing the adequacy of its charter on an annual basis;

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  evaluating whether or not our compensation practices and policies create unnecessary or excessive risks; and

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  reviewing and discussing with management our disclosures to be included in our annual proxy statement and annual report on Form 10-K regarding executive compensation, including the sections of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis" and "Compensation of Directors and Executive Officers—Compensation policies and practices as they relate to risk management" below.

        When developing recommendations for the compensation of our executive officers other than our chief executive officer, the committee also takes into account recommendations made by our chief executive officer. Our chief executive officer is not permitted to be present when our compensation committee is deliberating on our chief executive officer's compensation.

Compensation consultant

        Our compensation committee has the authority to engage and receive advice from external compensation consultants, with all fees and expenses paid by us. In fiscal 2016, the committee engaged and received advice from Semler Brossy Consulting Group, LLC, or "Semler Brossy." Semler Brossy reports directly to the committee and provides services only as directed by the committee. Our compensation committee has reviewed Semler Brossy's policies regarding independence and conflicts of interest and assessed Semler Brossy's independence based on, among other things, this review and consideration of the other factors required by the rules of the Securities Exchange Act of 1934, as amended, and the NASDAQ Stock Market. Based on this review and consideration, the committee has determined that Semler Brossy is independent from us and that the services provided to us by Semler Brossy in fiscal 2016 raised no conflicts of interest.

        In fiscal 2015, Semler Brossy provided our compensation committee with information relating to the executive officer compensation levels and practices of our peers, and other companies roughly the same size as us, and generally advised the committee regarding the design of our executive officer compensation packages, and our compensation committee considered this data when determining to leave our named executive officer compensation packages unchanged for fiscal 2016. In addition, in fiscal 2016, Semler Brossy provided our compensation committee with information related to the structure of our 2006 equity incentive plan (in which our executive officers and directors participate), our cash incentive plan (in which our executive officers participate), and our LTIP (in which our executive officers participate), including its ownership guidelines.

        Although Semler Brossy does not generally participate in meetings of our compensation committee, Semler Brossy may participate, by invitation, in portions of some of the meetings of our compensation committee, including some of the executive sessions without any members of management present. In addition, the chair of our compensation committee and, with respect to the compensation of our other executive officers, our chief executive officer at the direction of our compensation committee may consult with Semler Brossy outside of these meetings.

Setting executive officer compensation and peer groups

        In general, our compensation committee is responsible for reviewing and approving, or recommending for approval by our board of directors, the compensation of our executive officers, including our chief executive officer. In fiscal 2016, the compensation of our executive officers was reviewed and approved by our compensation committee. When developing recommendations for the compensation of our executive officers other than our chief executive officer, our compensation committee also took into account recommendations made by our chief executive officer.

        To achieve our executive compensation objectives stated above, our compensation committee does not target any particular benchmarks, and instead strives to make decisions concerning executive compensation that:

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  establish incentives that link executive officer compensation to our financial performance and that motivate our executives to attain annual financial targets and long-term strategic goals;

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  provide total compensation packages that are competitive among our peers that offer consulting services similar to ours;

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  establish personal objectives that link executive officer compensation to the achievement of goals that correlate to our growth and long-term financial success; and

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  otherwise align the interests of our executive officers and our shareholders.

        Although we compete with other consulting firms to acquire top talent and strive to attract and retain our key employees, including our executive officers, our compensation committee does not target any explicit compensation positioning relative to our peers. Instead, peer group information is just one of the factors considered by our compensation committee when establishing the appropriate level of compensation for our executive officers, and the appropriate allocation of their compensation among salary, annual incentive, and long-term incentive compensation and between cash and equity compensation. Other factors considered by our compensation committee include the scope of the executive officer's role, the executive officer's individual performance and experience, and our performance.

        In setting our executive officer compensation in recent fiscal years, our compensation committee has also considered the analysis provided by Semler Brossy regarding the compensation being paid by a peer group comprised of the following public professional service firms that are in businesses comparable to ours:

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  FTI Consulting, Inc.

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  Huron Consulting Group Inc.

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  Navigant Consulting, Inc.

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  ICF International

        In setting the fiscal 2016 compensation of our chief executive officer and chief financial officer, our compensation committee also reviewed data provided by Semler Brossy in fiscal 2015 derived from the 2014 Towers Watson and Mercer industry surveys of the compensation of these executive officers by companies of roughly the same size as us.

Executive officer compensation in fiscal 2016

        The principal components of our executive officer compensation granted in or for our fiscal year ending December 31, 2016 were (i) cash compensation, consisting of base salary and annual incentive cash bonuses that our executive officers were eligible to receive based on our fiscal 2016 performance under our cash incentive plan and (ii) long-term incentive equity compensation consisting of stock options and restricted stock unit awards vesting over four years, and performance-vesting restricted stock unit awards based on our fiscal 2017 and fiscal 2018 performance, granted under our LTIP.

        We believe that mixing base salary, annual incentive cash bonuses and long-term incentive equity compensation vesting based on time and/or performance is consistent with our overall compensation philosophy because it rewards performance without encouraging unnecessary or excessive risk-taking, provides competitive compensation packages relative to our peers, aligns the interests of our executive officers and our shareholders, and helps us attract and retain top talent.

Salary

        We include base salary in our executive officer compensation packages because we believe it is appropriate for a portion of compensation to be fixed and predictable, and because the use of base salary is consistent with the compensation provided to the similarly situated executives of our peers. Additionally, we believe that sufficient base compensation reduces our executive officers' motivation to take unnecessary or excessive risks. Our compensation committee generally fixes the annual base salary of our executive officers at its regularly scheduled meeting in the first fiscal quarter of each year. Each executive officer's base salary reflects his or her position, experience, past contributions and potential. Annual changes to an executive officer's base salary, if any, are based on the committee's assessment of the individual performance of the executive officer, our overall performance and the performances of our business practices, any changes in the executive officer's role, general economic conditions (such as inflation), and economic forecasts. In determining the base salaries of our executive officers, the committee is also generally mindful of our overall goal of remaining competitive with our peers and retaining our executive officers.

        On March 29, 2016, our compensation committee set the annual rates of base salary for our executive officers as follows: $660,000 for Mr. Maleh, our president and chief executive officer; $350,000 for Mr. Holmes, our chief financial officer, executive vice president and treasurer; and $400,000 for Mr. Lowenstein, our chief strategy officer and executive vice president. Our compensation committee decided to set Messrs. Maleh's and Holmes's annual rates of base salary for fiscal 2016 at their fiscal 2015 levels. The committee had increased Mr. Maleh's salary for fiscal 2015 based on the improvements in our performance over 2012, 2013 and 2014, and set the annual rate of base salary for

Mr. Holmes in November 2014 upon his promotion to our chief financial officer, executive vice president and treasurer. In fiscal 2015, Semler Brossy advised the committee that Messrs. Maleh's and Holmes's annual rate of base salary was appropriately positioned relative to the base salaries of the chief executive and financial officers in our peer group. Mr. Lowenstein's annual rate of base salary, which has remained at $400,000 since fiscal 2010, was split evenly in fiscal 2016 between his dual roles as our corporate chief strategy officer and a senior employee consultant.

Annual incentive cash bonuses

        In addition to base salary, the cash compensation of our executive officers for fiscal 2016 also included annual incentive cash bonuses that our executive officers were eligible to receive under our cash incentive plan based on the achievement of performance goals linked to our fiscal 2016 consolidated non-GAAP net revenue, our fiscal 2016 consolidated non-GAAP Adjusted EBITDA, subjective individual performance goals for fiscal 2016 (with this last component, in the case of our chief executive officer, being limited by an objective performance formula based on our fiscal 2016 consolidated non-GAAP Adjusted EBITDA) and, in the case of Mr. Lowenstein, the revenue sourced by him in fiscal 2016. The use of these annual incentive cash bonuses permits us to provide our executive officers with motivation to pursue particular objectives in any given year that are consistent with our growth and profitability, as well as the overall goals and strategic direction set by our board of directors. These annual incentive cash bonuses also tie compensation to performance, and thus play an important role in our pay-for-performance philosophy. The importance of this philosophy to us and our compensation committee is demonstrated by the fact that in fiscal 2016 the target payment amounts under these annual incentive cash bonuses constituted over 57% of the target cash compensation of our chief executive officer and 44% of the target cash compensation of our chief financial officer.

        An analysis of the cash incentive bonuses that our executive officers were eligible to receive for fiscal 2016 performance, as well as the determination by our compensation committee on March 15, 2017 of the actual amounts to be paid with respect to them, is set forth below. A more complete description of our cash incentive plan is contained in this proxy statement under the headings "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Cash incentive plan."

  Performance criteria and targets of fiscal 2016 annual incentive cash bonuses

        On March 29, 2016, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance under our cash incentive plan.

        The performance criteria underlying these annual incentive cash bonuses were based on non-GAAP financial metrics based on our fiscal 2016 consolidated net revenue (excluding the impact of our GNU subsidiary(1), acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee, and adjusted on a constant currency basis relative to fiscal 2015) and our fiscal 2016 consolidated Adjusted EBITDA (excluding the impact of our GNU subsidiary, acquisitions, discontinued operations and extraordinary and special items, as determined by our compensation committee and, in calculating "Adjusted EBITDA" from our net income (loss) attributable to CRA, we generally exclude net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; other income (expense), net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and

(1)
Our subsidiary GNU123 Liquidating Corporation, or "GNU," which was formally known as "NeuCo, Inc.," developed and marketed a family of neural network software tools and complementary application consulting services prior to the sale of substantially all of its assets on April 13, 2016.

amortization of forgivable loans, all as adjusted on a constant currency basis relative to fiscal 2015), and on individual subjective performance goals for fiscal 2016 tailored for each executive officer. These net revenue and earnings performance criteria were weighted equally, with each tied to 35% of the target payment amount of these annual incentive cash bonuses. This equal weighting of objective financial performance criteria is designed to motivate our executive officers to consider and improve both our growth and our profitability, thereby aligning their interests with the interests of our shareholders, and Semler Brossy advised our compensation committee in fiscal 2015 that this weighting was in line with the practices of our peer group.

        The performance targets established by our compensation committee for these objective financial performance criteria were $331.4 million for our fiscal 2016 consolidated non-GAAP net revenue (with the exclusions and adjustments described above) and $58.0 million for our fiscal 2016 consolidated non-GAAP Adjusted EBITDA (with the exclusions and adjustments described above).

        30% of the target payment amounts of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance was based on subjective individual performance goals. This component is designed to motivate our executive officers to pursue individual, qualitative and strategic goals consistent with their particular roles. These subjective individual goals were set for our executive officers (other than Mr. Maleh, our chief executive officer) by our compensation committee in consultation with our chief executive officer and, for Mr. Maleh, by our compensation committee. In setting the relative importance of this individual component as compared to the components based on objective financial performance criteria, our compensation committee received advice from Semler Brossy in fiscal 2015 that the 30% weighting was in line with other members of our peer group with executive officer annual incentive cash bonuses structured to include a component based on individual performance or strategic goals.

        The annual incentive cash bonus that Mr. Lowenstein was eligible to receive for fiscal 2016 performance included an additional component based on the revenue sourced by Mr. Lowenstein in fiscal 2016 in order to recognize the importance of, and to reward, Mr. Lowenstein's direct client revenue sourcing activities, in addition to his management performance as our chief strategy officer.

  Payment formulas of annual incentive cash bonuses for fiscal 2016 performance

        The overall target payments for the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance, excluding Mr. Lowenstein's revenue sourcing bonus, which did not have a pre-determined target payment, were as follows: for Mr. Maleh, $900,000 (or approximately 136% of annual base salary); for Mr. Holmes, $275,000 (or approximately 79% of annual base salary); and for Mr. Lowenstein, $200,000 (or 50% of annual base salary). The target payment for the annual incentive cash bonus granted to Mr. Maleh in fiscal 2016 remained at the level initially set by the compensation committee in fiscal 2012. As it did in fiscal 2015, the committee set the target for Mr. Holmes's annual incentive cash bonus below 100% in order to give room for the percentage to grow with Mr. Holmes's tenure as our chief financial officer, but at an appropriate percentage to reflect Mr. Holmes's continued additional role as a corporate development officer. The committee set the $200,000 target for the portion of Mr. Lowenstein's annual incentive cash bonus based on his management role at 100% of the $200,000 portion of his $400,000 annual base salary that is attributable to his role as our chief strategy officer during fiscal 2016.

        The amounts to be paid under these annual incentive cash bonuses, which were determined by our compensation committee on March 15, 2017 as described under the heading "Amounts paid with respect to fiscal 2016 annual incentive cash bonuses" below, could not exceed a maximum payment amount (without taking into account Mr. Lowenstein's revenue sourcing bonus, which had no pre-determined maximum payment amount because there was no pre-determined limit on revenue he could source in fiscal 2016), mitigating the risk that the incentive cash compensation payable to our executive officers for fiscal 2016 would not be commensurate with our actual performance. These maximum payment amounts, which emphasize the relative importance of the objective financial performance criteria underlying them, were determined as follows: (1) the maximum payment of any component linked to our fiscal 2016 consolidated non-GAAP net revenue or our fiscal 2016 consolidated non-GAAP Adjusted EBITDA was equal to twice that component's target payment, and (2) the maximum payment of any component linked to individual subjective performance goals was 140% of that component's target payment. The amount payable to Mr. Maleh under the component of his fiscal 2016 annual incentive cash bonus linked to individual subjective performance goals was further limited by an objective formula amount based on our fiscal 2016 consolidated non-GAAP Adjusted EBITDA (with the exclusions and adjustments described above) in order to preserve the deductibility of the amounts payable to him under it. The target and maximum amounts payable under these annual incentive cash bonuses are reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grants of Plan-Based Awards for Fiscal 2016" table in the "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards" section of this proxy statement below.

        The payment formulas under the components of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance tied to objective financial performance criteria (other than Mr. Lowenstein's revenue sourcing bonus) increased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria exceeded the applicable performance target (subject to the component's maximum payment amount), and decreased the payment by 1% of the target payment for each 1% that the performance of the applicable performance criteria missed the applicable performance target (subject to a floor of zero). Our compensation committee initially adopted this one-to-one so-called "leverage curve" in fiscal 2009 based, in part, on advice from Semler Brossy that less steep leverage curves are more appropriate when performance targets are unpredictable and volatile. Our compensation committee decided to retain this one-to-one leverage curve for the components of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance tied to objective financial performance criteria based on the same rationale. The performance formula determining the amount payable under the components of these annual incentive cash bonuses tied to individual subjective performance goals provided for a payment based on a tally sheet weighted-average score of the applicable executive officer's achievement of his individual subjective business goals ranging from one to five. Specifically, for Messrs. Maleh and Lowenstein, the formula provided for a payment linearly ranging from (1) 60% to 90% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from one to two, (2) 90% to 110% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from two to four, and (3) 110% to 140% of the target payment, as the applicable executive officer's individual component weighted-average score ranged from four to five, and for Mr. Holmes, the formula provided for a payment linearly ranging from (1) 20% to 100% of the target payment, as his individual component weighted-average score ranged from one to three, (2) 100% to 110% of the target payment, as his individual component weighted-average score ranged from three to four, and (3) 110% to 140% of the target payment, as his individual component weighted-average score ranged from four to five.

        Our compensation committee developed the structure of the payment formulas for our executive officers' annual incentive cash bonuses in consultation with Semler Brossy, and received advice from Semler Brossy in fiscal 2015 that the structure of these payment formulas, including their overall maximum payment amount (excluding Mr. Lowenstein's revenue sourcing bonus, which has no pre-determined maximum amount), were largely in line with the practices of our peer group.

        The payment formula for Mr. Lowenstein's revenue sourcing bonus provided for a payment equal to 25% of the revenue sourced by him in fiscal 2016 in excess of $800,000. This payment formula was designed to capture the difference between what a typical sourcing consultant would receive compared to the compensation that Mr. Lowenstein would otherwise receive for his service as our chief strategic officer for fiscal 2016.

        Regardless of the amount determined by the payment formula of the annual cash incentive bonuses that our executive officers were eligible to receive for fiscal 2016 performance, our compensation committee retained the ability to reduce or eliminate the amount actually paid under the component in its discretion. This discretion mitigated the risk that the annual incentive cash compensation payable to our executive officers for fiscal 2016 could have been disproportionate to our actual performance.

  Amounts paid with respect to fiscal 2016 annual incentive cash bonuses

        On March 15, 2017, our compensation committee determined the amounts to be paid to our executive officers with respect to the annual incentive cash bonuses they were eligible to receive for fiscal 2016 performance. These amounts, which are reported in the "Summary Compensation Table for Fiscal 2016" under the heading "Non-Equity Incentive Plan Compensation" in the "Compensation of Directors and Executive Officers—Executive compensation—Summary compensation" section of this proxy statement below, were determined as follows:

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  Component linked to our net revenue.  Our fiscal 2016 consolidated non-GAAP net revenue (with the exclusions and adjustments described above) was approximately $326.3 million, or approximately 1.6% below the performance target for fiscal 2016 of $331.4 million. Accordingly, the amount payable under the payment formula for the net revenue component of our executive officers' fiscal 2016 annual incentive cash bonuses was the target payment decreased by approximately 1.6% of the target payment.

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  Component linked to earnings before interest and taxes.  Our fiscal 2016 consolidated non-GAAP Adjusted EBITDA (with the exclusions and adjustments described above) was approximately $53.6 million, or approximately 7.5% below the performance target for fiscal 2016 of $58.0 million. Accordingly, the amount payable under the payment formula for the Adjusted EBITDA component of our executive officers' fiscal 2016 annual incentive cash bonuses was the target payment decreased by approximately 7.5% of the target payment.

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  Component linked to individual subjective performance goals.  Based on the subjective individual performance goal weighted-average scores for each of our executive officers, the amounts payable under the payment formula for the subjective individual performance goal component of our executive officers' fiscal 2016 annual incentive cash bonuses were equal to the following percentages of their respective target amounts: for Mr. Maleh, 117.2%; for Mr. Holmes, 106.7%; and for Mr. Lowenstein, 90.0%. Because our fiscal 2016 consolidated non-GAAP Adjusted EBITDA (with the exclusions and adjustments described above) was greater than 50% of the performance target for fiscal 2016 of $58.0 million, the objective payment formula capping the subjective individual performance goal component of Mr. Maleh's cash incentive bonus did not operate to reduce the amount otherwise payable to Mr. Maleh under this component of his fiscal 2016 annual incentive cash bonus.

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  Component linked to revenue sourcing.  The revenue sourced by Mr. Lowenstein's in fiscal 2016 was approximately $1.498 million. Accordingly, the amount payable under the payment formula for the revenue sourcing component of Mr. Lowenstein's fiscal 2016 annual incentive cash bonus was 25% of the amount that this sourced revenue exceeded $800,000, which is equal to $174,500.

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  Determination of amount paid.  After calculating the total amount payable to each of our executive officers under the payment formulas for their fiscal 2016 annual incentive cash bonuses, our chief executive officer offered to reduce the amount payable to each of our executive officers under these bonuses by approximately 3.0% of the earned payment amount, and this offer was accepted by our compensation committee.

Long-term incentive equity compensation

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for our senior corporate leaders, practice leaders and other key revenue generators. These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        Our LTIP serves as a framework for the equity compensation we grant to our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. The composition and mix of the equity awards granted under our LTIP have been the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. The vital role that our LTIP, 2006 equity plan and cash incentive plan play in the compensation of the employee consultants who are our practice leaders and other key revenue generators is evidenced by the fact that the LTIP awards granted to them represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015.

        Because of the shortage of available shares under our 2006 equity incentive plan discussed above, our compensation committee did not grant equity awards under our LTIP to our senior corporate leaders (other than our executive officers), our practice leaders or our other key revenue generators in fiscal 2016. In addition, on December 8, 2016, the compensation committee amended our cash incentive plan to facilitate the grant under the LTIP of service-based and performance-based cash awards, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders. Previously, we had only used our cash incentive plan to grant annual incentive cash bonuses to our executive officers.

        We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be significantly impaired because we will not be able to offer them competitive long-term incentive equity compensation. As a result, we will be compelled to continue replacing these equity awards with cash-settled awards, like the service-based and performance-based cash awards described above, which we believe will not be as effective as our LTIP equity awards in aligning the interests of our senior corporate leaders, practice leaders and other key revenue generators with our shareholders.

        An analysis of the LTIP equity compensation granted to our executive officers in fiscal 2016 is set forth below. More complete technical descriptions of our LTIP and 2006 equity incentive plan are contained in this proxy statement under the headings "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Long-term incentive program" and "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—2006 equity incentive plan" below.

        Where appropriate, our compensation committee also may grant special restricted stock bonuses under our 2006 equity incentive plan to recognize special achievements relating to unique circumstances, but it did not grant any such special bonus for fiscal 2016.

  Long-term incentive program

        The equity awards historically granted under our LTIP to our senior corporate leaders, practice leaders and other key revenue generators are comprised of the following types of equity awards granted under our 2006 equity incentive plan in the following proportions: 30% stock options, 30% time-vesting restricted stock unit awards, or "RSUs," and 40% performance-vesting restricted stock unit awards, or "PRSUs." For purposes of these weightings, each share subject to a stock option is treated as one-half of a share, each share by which an RSU or a PRSU is measured is treated as one share, and it is assumed that the PRSUs' target performance will be achieved. In fiscal 2015, Semler Brossy advised our compensation committee that the use of these three types of equity awards, with the most weight applying to PRSUs, was in line with the practices of our peer group.

        The equity awards comprising the grants made under our LTIP are designed to work together to achieve the program's primary objectives, namely to:

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  directly align a significant portion of the total compensation of these employees with the delivery of future value to our shareholders;

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  focus our senior corporate leaders, practice leaders and other key revenue generators on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns;

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  provide a competitive compensation program that has significant retention value; and

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  promote top line and bottom line growth.

        As noted above, the LTIP equity awards are comprised of stock options, RSUs and PRSUs. Equity grants under our LTIP include stock options because they motivate our senior corporate leaders, practice leaders and other key revenue generators to increase shareholder value. The four-year vesting schedule applicable to the stock options granted under our LTIP provides long-term retention value. Stock options granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        RSUs are included in the equity grants made under our LTIP because their value is directly based on the value of our common stock, so RSUs directly align the interests of our senior corporate leaders, practice leaders and other key revenue generators with the interests of our shareholders. The four-year vesting schedule applicable to RSUs granted under our LTIP provides long-term retention value that is less dependent on our stock price than the retention value of stock options, which may be reduced if our stock price drops below the stock options' exercise price. Because RSUs vest based on time, not performance, the compensation they provide is subject to the deductibility limitations of Section 162(m).

        PRSUs are included in the equity grants made under our LTIP because the value of the award is based on our performance, over a period of one fiscal year or more, enabling us to provide longer-term compensation that motivates our senior corporate leaders, practice leaders and other key revenue generators to increase our profitability, our growth and shareholder value. The PRSUs granted under our LTIP also provide long-term retention value because the RSUs earned based upon the outcome of a PRSU's performance conditions are subject to further time-based vesting, so the entire award is paid over a four-year vesting period, regardless of the length of the PRSU's performance period. PRSUs granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m).

        These stock options and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs further align the interests of our senior corporate leaders, practice leaders and other key revenue generators with the interests of our shareholders because they are held subject to the ownership requirements described in this compensation discussion and analysis under the heading "Ownership guidelines" below.

  Long-term incentive program cash awards

        As noted above, as of April 25, 2016, we only had 195,660 shares available for grant under our 2006 equity plan as counted under the plan. After taking into account our plan's 1.83 fungibility ratio applicable to full-share awards, our LTIP's mix of stock options and full-share awards, and a maximum number of shares issuable under full-share performance awards issuable under our LTIP equal to 125% of the target number, we had as of that date only approximately 123,235 actual shares available for grants of LTIP equity awards (assuming target performance is achieved for performance awards), which number does not account for any reserves required for the annual automatic grants of restricted stock awards to our non-employee directors.

        As a result of this share shortage, on December 8, 2016, our compensation committee amended our cash incentive plan to facilitate the grant under our LTIP of service-based and performance-based cash awards to our senior corporate leaders, practice leaders and other key revenue generators, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders. These service-based awards will provide for the payment of a fixed amount of cash, vesting in 4 equal annual installments measured from the date of grant. These performance-based awards will provide for a cash payment based on a fixed target amount and the outcome of performance conditions measured over a performance period of at least one year. The amount payable under these performance-based awards based on the outcome of their performance conditions will additionally vest in 4 equal annual installments, measured from the date of grant, except that all vesting will be delayed until the outcome of the award's performance conditions has been determined by our compensation committee. Under the LTIP, vested service-based and performance-based cash awards (net of tax withholding) count towards the achievement of, and the payment of vested award amounts is subject to, participants' ownership thresholds under the LTIP's ownership guidelines.

        Our compensation committee made the initial grants of these cash awards to LTIP participants (but not our executive officers) in February 2017. If Proposal Four is not adopted by our shareholders at the annual meeting, we will be compelled to continue replacing equity awards under our LTIP with these cash-based awards, which we believe will not be as effective as our LTIP equity awards in aligning the interests of our senior corporate leaders, practice leaders and other key revenue generators with our shareholders.

  LTIP awards for fiscal 2016

        On November 14, 2016, our compensation committee granted equity awards, composed of stock options, RSUs and PRSUs, as described above, to our executive officers under our LTIP. The aggregate grant date fair values of these equity awards granted to our executive officers (assuming the PRSUs' target performance will be achieved) are as follows: for Mr. Maleh, $893,870; for Mr. Holmes, $268,164; and for Mr. Lowenstein, $268,164. Accordingly, the aggregate grant date fair values of this equity compensation represented over 34% of our chief executive officer's and chief financial officer's fiscal 2016 aggregate target total compensation. This equity compensation, the value of which is tied to the value of our common stock, together with the target payments of the annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2016 performance under our cash incentive plan, constituted over 73% of our chief executive officer's, and over 60% of our chief financial officer's, fiscal 2016 target total compensation, demonstrating our commitment to providing executive compensation that aligns the interests of our executive officers with the interests of our shareholders, rewards performance, and provides retention value.

        The PRSUs granted under our LTIP in fiscal 2016 are based on the performance over fiscal 2017 and fiscal 2018 of our consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) and our consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures), which aligns the interests of the LTIP participants and our shareholders by motivating the LTIP participants to consider both our growth and profitability. The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of its performance conditions ranges from a threshold of 50% of the PRSU's target payment to a maximum of 125% of the PRSU's target payment. If these PRSUs' threshold performance level is not achieved over their performance period, no payment will be made under them, mitigating the risk that the incentive compensation payable under them will not be commensurate with our actual performance. When determining these PRSUs' performance targets, our compensation committee sets goals that it believes will be challenging to achieve, based on a review of our future financial plan and general economic conditions, in order to motivate a high degree of business performance with an emphasis on longer-term financial objectives.

        The number of shares of our common stock subject to stock options, the number of shares of our common stock by which RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which PRSUs are measured with respect to the LTIP equity awards granted to our executive officers in fiscal 2016 are set forth under the headings "All Other Option Awards: Number of Securities Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the "Grants of Plan-Based Awards for Fiscal 2016" table in the "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards" section of this proxy statement below.

  Performance conditions determined for PRSUs granted in fiscal 2014

        On March 15, 2017, our compensation committee determined the number of shares of our common stock issuable based on the outcome of performance conditions of PRSUs granted on November 20, 2014 to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP. These PRSUs' performance criteria were based on our fiscal 2015 and fiscal 2016 consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) and consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures). The number of shares of our common stock potentially issuable under each of these PRSUs based on the outcome of the PRSU's performance conditions, or its "performance share number," ranged from a threshold of 50% of PRSU's target payment to a maximum of 125% of the PRSU's target payment. The threshold, target and maximum performance share numbers under these PRSUs were based on threshold, target and maximum performance of 14%, 16% and 18%, respectively, for our fiscal 2015 and fiscal 2016 consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures), and 2%, 6% and 10%, respectively, for our fiscal 2015 and 2016 consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures). Based on our consolidated non-GAAP average Adjusted EBITDA margin (including acquisitions and divestitures) for the performance period of 16.1% and our consolidated non-GAAP cumulative annual net revenue growth (excluding acquisitions and divestitures) over the performance period of 3.42%, our compensation committee determined that the performance share number payable under each of these PRSUs based on their payment matrix was 78% of the PRSU's target payment. 50% of each of these performance share numbers vested on March 15, 2017 and were paid in shares of our common stock on that date. The remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 20, 2014. The vesting of any portion of a PRSU's performance share number is subject to the continued employment of the PRSU's recipient on the vesting date. Vested portions of a PRSU's payment share number are payable, at our election, in cash, shares of our common stock granted under our 2006 equity incentive plan or a combination of the two.

Dividends and Dividend Units.

        On October 26, 2016, our board of directors declared our first quarterly dividend on our common stock, which was paid in the amount of $0.14 per share on December 16, 2016. Although we anticipate paying regular quarterly dividends on our common stock for the foreseeable future, the declaration of any future dividends is subject to the discretion of our board of directors.

        Dividend equivalent rights accrue with respect to RSUs and PRSUs granted under our LTIP in the form of additional units, or "dividend units." Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU's performance conditions are not determined) as of the dividend's record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue. To date, our board of directors has determined that all dividend units accruing on RSUs or PRSUs will upon vesting be paid only in cash, and not in shares of our common stock.

        Under the terms of the restricted stock awards granted as special one-time bonuses outside of our LTIP or to our non-employee directors, non-forfeitable dividends are paid on all issued shares of restricted stock, whether they are vested or not.

Ownership guidelines

        The equity and cash awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are subject to ownership requirements to further promote the long-term nature of the program. The ownership thresholds are 400% of annual base salary for our chief executive officer, 300% of annual base salary for each of our other executive officers, and 140% of annual base salary for the other LTIP participants. The awards that count towards these share ownership thresholds are (1) vested stock options granted under the LTIP, (2) shares of our common stock issued pursuant to vested RSUs granted under the LTIP, (3) shares of our common stock issued pursuant to vested PRSUs granted under the LTIP, (4) any shares of our common stock or vested stock options delivered to us to be held for purposes of meeting these ownership guidelines, (5) amounts vested but unpaid under service-based cash awards (net of any tax withholding) granted under the LTIP and (6) amounts vested but unpaid under performance-based cash awards (net of any tax withholding) granted under our LTIP. If an employee is subject to our ownership guidelines, until his or her employment with us ends or he or she is no longer otherwise providing services for us, he or she may not exercise any stock option issued under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines, or sell or transfer any shares of common stock issued with respect to RSUs or PRSUs granted under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines (except for sales to cover withholding taxes with respect to such issuance), and no payment (other than tax withholding) will be delivered to an employee under any service-based or performance-based cash award granted under the LTIP, unless and to the extent his or her ownership threshold is met and would continue to be met after such exercise, sale, transfer or delivery. In any event, an employee subject to our ownership guidelines may exercise any vested stock option granted under the LTIP or delivered to us to be held for purposes of meeting the ownership guidelines within one year of such stock option's expiration date. For purposes of these ownership guidelines, shares of our common stock are valued based on the closing price of our common stock reported on the NASDAQ Global Select Market on the day prior to the applicable exercise, sale or transfer, and vested stock options are valued based on the Black-Scholes option-pricing model.

Policy on derivatives, hedging, short sales and pledging

        Our trading policies prohibit our employees, consultants and non-employee directors from (i) purchasing, selling or otherwise trading in options (including publicly traded options), puts, calls, warrants and other derivatives involving or relating to our common stock, (ii) engaging in any hedging activities with respect to our common stock, (iii) engaging in short sales or taking equivalent positions in our common stock or (iv) holding shares of our common stock in a margin account or, without the express authorization of our chief executive officer or general counsel, pledging shares of our common stock as security.

Practices regarding the grant of equity awards

        Our compensation committee has generally followed a practice of making all equity awards to our senior corporate leaders, practice leaders and other key revenue generators on a single date each year. The committee authorized all of the equity awards made in fiscal 2016 under our LTIP on November 14, 2016. We do not otherwise have any program, plan or practice related to the timing of the granting of equity awards to our executive officers as it relates to the release of material non-public information.

        All equity awards made to our senior corporate leaders, practice leaders and other key revenue generators, or to any of our other employees or directors, are currently made pursuant to our 2006 equity incentive plan. All stock options under this plan are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Fair market value is defined under the plan to be the closing price per share on the applicable date as reported by a nationally recognized stock exchange. In connection with inducement grants made to new hires outside of the 2006 equity incentive plan, we have at times granted options at strike prices significantly above the then current fair market value of our common stock, as an incentive for these new hires to participate only in very significant increases in our overall stock value. We do not otherwise have any program, plan or practice of awarding stock options, or setting the exercise price of stock options based on our stock price, on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our common stock over a period preceding, surrounding or following the grant date. While our compensation committee's charter permits the committee to delegate its authority to grant equity awards in certain circumstances, all grants to employees are currently made by the committee itself and not pursuant to any delegated authority.

Perquisites and other compensation

        Our executive officers have typically received modest perquisites—mainly for parking and reimbursement for certain health and dental premiums and expenses. Except for these perquisites, our executive officers receive benefits that are comparable to the benefits provided to our other employees and pay costs and taxes on such perquisites on the same basis as our other employees. Our executive officers and other employees receive other compensation in the form of contributions to our 401(k) savings and retirement plan (described in this compensation discussion and analysis under the heading "401(k) savings plan" below) and premiums we pay for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of these employees. Our compensation committee believes that these modest perquisites and other compensation are consistent with our overall policy of providing competitive compensation designed to attract and retain our executive officers.

Clawback policies

        In April 2015, our board of directors adopted an omnibus equity and incentive compensation recovery policy. This policy enables our board of directors to seek recoupment of annual or long-term incentive cash or equity compensation (including equity awards granted under our 2006 equity incentive plan and cash awards granted under our cash incentive plan) from our current or former named executive officers in the event of an accounting restatement due to our material noncompliance with any financial reporting requirement under applicable securities laws (excluding restatements resulting from changes to applicable accounting principles) together with a determination by our board of directors that the applicable person was, individually or with others, directly responsible for this noncompliance. The amount recoverable pursuant to this policy cannot exceed the additional compensation received by the applicable person as a result of the financial statements initially used to determine his or her compensation differing from the restated form, and no compensation can be recovered under this policy more than three years after it was paid or vested, as applicable. This policy applies to persons who served or serve as our named executive officers during or after fiscal 2015, and to annual or long-term incentive cash or equity compensation granted after April 30, 2015. Subject to these limitations, our board of directors has the full authority to determine whether to seek recovery or the amount that will be recovered under this policy in any particular instance, taking into account the facts or circumstances that it deems appropriate. Our board of directors intends to amend this policy, as necessary, to make it comply with any applicable requirements or listing standards.

        The annual incentive cash bonuses our executive officers are eligible to receive under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions, or fraud.

        Our chief executive officer and chief financial officer are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to reimburse us for certain bonus or other incentive-based or equity-based compensation, and certain profits received on the sale of our securities, when there has been an accounting restatement due to our material noncompliance, resulting from misconduct, with any financial reporting requirement under the securities laws.

Employment agreements

        Our executive officers do not have employment agreements other than our standard employee agreements related to confidentiality, non-competition and non-solicitation. As described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Executive compensation—Potential payments upon termination or change in control" below, a change in control may also trigger payments to our executive officers under our cash incentive plan, and an executive officer's death or disability may trigger acceleration of certain equity awards granted to the executive officer under our 2006 equity incentive plan, pursuant to the applicable award agreement.

401(k) savings plan

        Under our 401(k) savings plan, a tax-qualified retirement savings plan, participating employees, including our executive officers, may contribute up to 80% of regular and bonus earnings on a before-tax basis, up to the applicable calendar year limit, which was $18,000 in calendar year 2016, into their 401(k) plan accounts. Participants age 50 and over may also make catch-up contributions of up to $6,000 for calendar year 2016. In addition, under the 401(k) plan, we match an amount equal to fifty cents for each dollar contributed by participating employees on the first 6% of their regular and bonus earnings up to a maximum amount. This maximum matching amount was $7,950 in calendar year 2016. Amounts held in 401(k) plan accounts on behalf of an employee may not be withdrawn prior to the employee's termination of employment with us, total and permanent disability, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the Internal Revenue Service. We maintain our 401(k) plan because we wish to encourage our employees to save some percentage of their cash compensation for their retirement. Our 401(k) plan permits employees to make such savings in a manner that is relatively tax efficient.

Policy on deductibility of compensation

        Section 162(m) of the Internal Revenue Code limits our tax deduction for compensation in excess of $1.0 million paid to each of our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer, in any fiscal year. Compensation that is "qualified performance-based compensation" within the meaning of Section 162(m) does not count towards this $1.0 million limit. The annual incentive cash bonuses that our named executive officers were eligible to receive for fiscal 2016 performance under our shareholder-approved cash incentive plan (excluding the components tied to the subjective individual performance goals for all of our named executive officers other than our chief executive officer), as well as the stock options and PRSUs granted to our named executive officers in fiscal 2016 under our LTIP and shareholder-approved 2006 equity incentive plan, were all intended to be qualified performance-based compensation, preserving the deductibility of the amounts paid under them. In fiscal 2016, Section 162(m) did not materially limit the deductibility of the compensation we paid to our chief executive officer, and it did not limit the deductibility of the compensation we paid to our other named executive officers.

        Our policy with respect to Section 162(m) is to make a reasonable effort to cause compensation paid to our named executive officers to be deductible by us while simultaneously providing our named executive officers with appropriate rewards for their performance. Our compensation committee may, in its discretion, defer compensation that would not be deductible under Section 162(m) and may decide to make payments to our named executive officers that are not fully deductible because of the Section 162(m) limitation.

Compensation committee report

        The compensation committee has reviewed and discussed with management the contents of the compensation discussion and analysis set forth above. Based on this review and discussion, the committee recommended to our board of directors that the above compensation discussion and analysis be included in this proxy statement and incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2016.

The compensation committee William Schleyer (Chair) Rowland Moriarty Thomas Avery

Compensation policies and practices as they relate to risk management

        Our compensation committee has reviewed our compensation programs, discussed the concept of risk as it relates to our compensation programs, and considered various mitigating factors. Based on these reviews and discussions, the committee does not believe that our compensation programs encourage excessive or inappropriate risk-taking. Some of the reasons leading to the committee's conclusion are as follows:

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  The compensation we pay to our senior corporate leaders, practice leaders and other key revenue generators consists of both fixed and variable components. The fixed portion is designed to provide steady income regardless of our common stock's performance, so that these employees do not focus solely on our stock performance to the detriment of other important business metrics. The equity and cash compensation paid to our senior corporate leaders, practice leaders and other key revenue generators through our LTIP is designed to reward long-term performance. For example, the stock options, RSUs and service-based cash awards granted under our LTIP vest in equal annual installments over a period of four years, and the PRSUs and performance-based cash awards granted under our LTIP are linked to our performance over periods of one to four years. The proportions of salary, annual incentive cash bonuses, and equity compensation are designed to ensure that our senior corporate leaders, practice leaders and other key revenue generators are properly motivated without being encouraged to take unnecessary or excessive risks.

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  The performance criteria underlying the PRSUs granted under our LTIP to our senior corporate leaders, practice leaders and other key revenue generators are based on performance criteria related to revenue growth and earnings margin, which encourages these employees to focus on growth and efficiency, and discourages risk-taking focused on improving only one of these measures of our performance because such a focus would ultimately harm our stock price and thus the value of their equity awards. There is no payment under any of these awards if the award's threshold performance levels are not achieved, and each award contains a pre-determined maximum payment, which mitigates risk by making it less likely that the payout on any given award will not correspond to performance. Finally, the mix of equity awards, and the performance criteria applicable to PRSUs granted, under our LTIP have historically applied to all of our senior corporate leaders, practice leaders and other key revenue generators, creating a consistent compensation risk profile across our business, although we granted LTIP equity awards only to our executive officers in fiscal 2016 as a result of not having a sufficient number of shares available for grant under our 2006 equity incentive plan to fund grants consistent with our LTIP practice in prior years for all of our senior corporate leaders, practice leaders and other key revenue generators.

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  The financial performance criteria underlying the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance under our cash incentive plan (other than components of annual incentive cash bonuses linked directly to the executive officer's sourced revenue) are based on revenue and earnings measures, encouraging our executive officers to focus on growth and efficiency. These awards had pre-determined maximum payouts and used a relatively flat one-to-one leverage curve for adjusting the payments for performance that missed or exceeded the awards' performance targets, which reduced the risk that payouts under the awards would not correspond to performance. Most important, our compensation committee could exercise its discretion to reduce or eliminate the payment made under any of these awards, regardless of the amount resulting from the award's payment formula.

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  We have adopted ownership guidelines with respect to equity and cash awards made under our LTIP, which further motivates our senior corporate leaders, practice leaders and other key revenue generators to consider our long-term performance.

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  We have adopted compensation recovery policies, which further mitigates the risk that payment under performance awards will not be aligned with our actual performance.

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  Our compensation committee has generally followed a practice of making all equity awards under our LTIP on a single date each year, so the equity component of our compensation program cannot be timed or coordinated with the release of material information.

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  Except with respect to the 30% component of the annual incentive cash bonuses that our named executive officers (other than our chief executive officer) were eligible to receive for fiscal 2016 performance tied to subjective individual performance goals, the amounts earned under these annual incentive cash bonuses granted under our shareholder-approved cash incentive plan, and the PRSUs granted to our named executive officers under our LTIP and shareholder-approved 2006 equity incentive plan, are intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code in order to preserve the deductibility of the amounts payable under them. The outcome and payments of these awards are certified to, and approved by, our compensation committee.

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  Our compensation committee has sought and received the advice of a compensation consultant engaged by it regarding certain of our compensation practices and policies and the structure and design of our compensation programs. Our committee determined that this consultant, which provided services only as directed by the committee and had no other relationship with us during fiscal 2016, is independent from us and that the services provided to us by it in fiscal 2016 raised no conflicts of interest.

Executive compensation

Summary compensation

        The following table provides a summary of all compensation earned with respect to fiscal 2016 by Paul Maleh, our president and chief executive officer, Chad Holmes, our chief financial officer, executive vice president and treasurer, and Arnold Lowenstein, our chief strategy officer and executive vice president, who was the only person other than our chief executive officer and chief financial officer serving as one of our executive officers during fiscal 2016. The persons listed in this table are sometimes referred to as our "named executive officers."

        The compensation received by our executive officers in fiscal 2016 consisted of the following: base salary; non-equity incentive plan awards in the form of annual incentive cash bonuses that our executive officers were eligible to receive for 2016 performance under our cash incentive plan; long-term incentive equity awards in the form of stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2017 and fiscal 2018 performance, all granted under our long-term incentive program, or "LTIP," and our 2006 equity incentive plan; and modest perquisites and other compensation. The structure of these annual incentive cash bonuses, and the determination by our compensation committee on March 15, 2017, of the amounts payable under them, are described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses" above. The structure of these stock options, RSUs and PRSUs are described in this proxy statement under the headings "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation" above and "Compensation of Directors and Executive Officers—Executive compensation—Plan-based awards—Long-term incentive program" below. Further analysis and information about our executive officers' fiscal 2016 compensation is set forth in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis" above.

Summary Compensation Table for Fiscal 2016

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)(7)	Total ($)
Paul Maleh	2016	660,000	—		722,390	171,480	915,000		25,143	2,494,013
President, chief executive	2015	660,000	—		654,941	192,272	750,000		23,685	2,280,898
officer and director	2014	600,000	—		1,041,962	183,615	950,000		21,218	2,796,795
Chad Holmes	2016	350,000	—		216,720	51,444	270,000		17,337	905,501
Chief financial officer,	2015	350,000	—		196,478	57,683	225,000		9,616	838,777
executive vice president and	2014	296,923	220,000	(8)	203,256	68,856	—		9,466	798,501
treasurer
Arnold Lowenstein	2016	400,000	—		216,720	51,444	320,000	(9)	25,143	1,013,307
Chief strategy officer and	2015	400,000	—		196,478	57,683	165,000	(10)	23,685	842,846
executive vice president	2014	400,000	—		270,988	91,808	250,000		21,563	1,034,359

(1)
Amounts reflect the aggregate grant date fair values of restricted stock, RSU awards, and PRSU awards, as applicable, made in the specified fiscal periods to the applicable executive officers under our 2006 equity incentive plan. Specifically, in fiscal 2014, the applicable executive officers were granted, on November 20, 2014, RSUs and PRSUs based on fiscal 2015 and fiscal 2016 performance under our LTIP, and our compensation committee granted a bonus of shares of restricted stock to Mr. Maleh on February 25, 2014; in fiscal 2015, each executive officer was granted, on November 12, 2015, RSUs and PRSUs based on fiscal 2016 and fiscal 2017 performance under our LTIP; and in fiscal 2016, each executive officer was granted, on November 14, 2016, RSUs and PRSUs based on fiscal 2017 and fiscal 2018 performance under our LTIP. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair value of each PRSU was computed based on the probable outcome of its performance conditions. Additional details on our accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 10, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017.

(2)
The grant date fair values of the PRSUs based on fiscal 2017 and 2018 performance granted in fiscal 2016 to the applicable executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $515,980; for Mr. Holmes, $154,800; and for Mr. Lowenstein, $154,800. The grant date fair values of the PRSUs based on fiscal 2016 and 2017 performance granted in fiscal 2015 to our executive officers under our LTIP, assuming the maximum payment under each award is made, are as follows: for Mr. Maleh, $467,802; for Mr. Holmes, $140,332; and for Mr. Lowenstein, $140,332. The grant date fair values of the PRSUs based on fiscal 2015 and 2016 performance granted in fiscal 2014 to our executive officers under our LTIP, assuming the maximum payment under each award was made, are as follows: for Mr. Maleh, $387,125; for Mr. Holmes, $145,157; and for Mr. Lowenstein, $193,563. These grant date fair values were computed in accordance with ASC Topic 718, excluding the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant.

(3)
Dividend equivalent rights accrue with respect to RSUs and PRSUs granted under our LTIP in the form of additional units, or "dividend units." Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU's performance conditions are not determined) as of the dividend's record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue. All dividend units that were credited to RSUs or PRSUs in fiscal 2016 will upon vesting be paid in cash. Dividends are, and have been, factored into the grant date fair values reported for the RSUs or PRSUs, and thus dividend units are not reported as all other compensation either when credited or settled.

(4)
The amounts reflect the aggregate grant date fair values of stock options granted in the specified fiscal periods to the applicable executive officers under our LTIP and 2006 equity incentive plan. These grant date fair values were computed in accordance with ASC Topic 718, using the Black-Scholes option-pricing model. In fiscal 2016, this model was based on the following weighted-average assumptions: expected life—4.58 years; forfeiture rate—0.5%; expected volatility—36.05%; risk-free interest rate—1.27%; and expected dividend yield—1.5%. In fiscal 2015, this model was based on the following weighted-average assumptions: expected life—4.5 years; forfeiture rate—1.1%; expected volatility—39.03%; risk-free interest rate—1.39%; and no expected dividends. In fiscal 2014, this model was based on the following weighted-average assumptions: expected life—5.0 years; forfeiture rate—4.0%; expected volatility—43.03%; risk-free interest rate—1.62%; and no expected dividends. Additional details on accounting for share-based compensation can be found in note 1, "Summary of Significant Accounting Policies—Share-Based Compensation," and note 10, "Share-Based Compensation," to our consolidated financial statements in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2017.

(5)
The amounts shown represent amounts earned in respect of the annual incentive cash bonuses based on performance measured over the specified fiscal periods granted to the applicable executive officers under our cash incentive plan. The amounts earned on the annual incentive cash bonuses for fiscal 2016 performance were determined by our compensation committee on March 15, 2017.

(6)
For fiscal 2016, the amounts shown represent other compensation in the form of contributions to our 401(k) savings and retirement plan on behalf of each of our executive officers and premiums we paid for term life insurance, long-term disability insurance and accidental death and dismemberment insurance for the benefit of our executive officers, as well as the perquisites and other personal benefits described in footnote (7) below.

(7)
For fiscal 2016, the amounts shown for our executive officers include our aggregate incremental cost of the following perquisites and other personal benefits paid to our executive officers: parking, reimbursement for certain health and dental premiums and expenses and, in the case of Mr. Holmes, a longevity award.

(8)
Represents the discretionary bonus received by Mr. Holmes for fiscal 2014. Mr. Holmes was promoted to our chief financial officer, executive vice president and treasurer in November 2014.

(9)
Includes the $174,500 formula payment amount, determined by our compensation committee on March 15, 2017, of the revenue sourcing component of Mr. Lowenstein's annual incentive cash bonus for fiscal 2016 performance based upon the revenue sourced by Mr. Lowenstein in fiscal 2016.

(10)
Includes the $20,190 formula payment amount, determined by our compensation committee on March 7, 2016, of the revenue sourcing component of Mr. Lowenstein's annual incentive cash bonus for fiscal 2015 performance based upon the revenue sourced by Mr. Lowenstein in fiscal 2015.

Plan-based awards

        The plan-based awards granted to our executive officers in fiscal 2016 consisted of (1) annual incentive cash bonuses that our executive officers were eligible to receive based on fiscal 2016 performance under our cash incentive plan and (2) stock options, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock unit awards, or "PRSUs," based on fiscal 2017 and fiscal 2018 performance, granted to our executive officers on November 14, 2016 under our long-term incentive program, or "LTIP," and our 2006 equity incentive plan. For further analysis of the structure of these annual incentive cash bonuses and the LTIP awards granted in fiscal 2016, see the disclosure under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis" above. Our cash incentive plan, our LTIP and our 2006 equity incentive plan, are described below.

Cash incentive plan

        Our cash incentive plan authorizes the grant of long-term and annual performance-based and service-based cash awards to our senior corporate leaders, practice leaders, key revenue generators and other salaried employees.

        The plan is designed, in part, to facilitate the granting of performance-based awards to our named executive officers intended to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, which may preserve the deductibility of amounts paid under the awards. A performance-based award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These performance targets can be based on objective financial performance criteria, including, but not limited to, revenue; net revenue; net revenue (excluding the impact of one or more of our subsidiaries, acquisitions, discontinued operations and/or extraordinary or special items as determined by our compensation committee); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization or "EBITDA"; adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by our compensation committee, or "Adjusted EBITDA"; Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. Any of the foregoing measures may be determined on a GAAP or a non-GAAP basis or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by our compensation committee, including, but not limited to, our entire company, any parent of us or any of our subsidiaries, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of our entire company, any parent of us or any of our subsidiaries. These performance targets may also be based on performance criteria in the form of individual or other goals specified by our compensation committee. Only awards based on or limited by objective financial performance criteria may be qualified performance-based compensation.

        The performance criteria, performance targets and payment formulas of performance-based awards granted to our executive officers under our cash incentive plan must generally be determined within the first 90 days of the applicable performance period in order to be qualified performance-based compensation. The period on which the performance underlying any performance-based award granted under the plan is based must be at least a fiscal year or longer. The maximum amount payable to any recipient in a given fiscal year under performance-based awards granted under the plan is $8,000,000. This maximum is prorated for recipients who do not participate in the plan for the entire fiscal year.

        After the completion of the performance period over which a performance-based award granted under our cash incentive plan is based, our compensation committee reviews our performance and the performance of the award recipient over the performance period, and then determines and certifies to in writing the extent to which the recipient has achieved the objective performance criteria applicable to the performance award and the appropriate amount, if any, to be paid to the recipient with respect to the performance award. Regardless of the amount determined by the payment formula applicable to any performance award, the committee may exercise its discretion, based on whatever criteria it determines appropriate, to reduce or eliminate the payment made under the performance-based award compared to the award's payment formula amount. The criteria used by our compensation committee as the basis for any such exercise of its discretion may, but need not be, set forth in the applicable performance award's terms and conditions. The payment of any performance-based award under the plan is generally made shortly following the certification with respect to such award mentioned above. Performance-based awards issued under our cash incentive plan are payable in cash, shares of our common stock or any combination of the two at the discretion of our compensation committee. The recipient of a performance-based award may receive payment under the award only if he or she is an employee on the last day of the performance period over which the performance-based award is based, unless our compensation committee exercises its discretion to make prorated payments to former or retired employees or to a deceased employee's estate.

        Historically, the only awards we have granted under our cash incentive plan are performance-based awards in the form of annual incentive cash bonuses granted to our executive officers. However, because of the shortage of available shares under our 2006 equity incentive plan discussed above, on December 8, 2016, our compensation committee amended our cash incentive plan to facilitate the grant under our LTIP of service-based and other performance-based cash awards to our senior corporate leaders, practice leaders and other key revenue generators, which awards are further described under the heading "Plan-based awards—Long-term incentive program—LTIP cash awards" below, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we unable to get additional shares approved by our shareholders.

        All awards issued under our cash incentive plan with respect to a given fiscal year are subject to recoupment, reimbursement or forfeiture under the plan if our financial statements for that fiscal year are negatively affected by a restatement as a result of errors, omissions or fraud, and as otherwise described under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Clawback policies" above.

        Our cash incentive plan was initially approved by our shareholders in 2007 and was reapproved by our shareholders in 2012. Our cash incentive plan must be approved by our shareholders every five years to enable performance-based awards granted under it to our named executive officers to qualify as performance-based compensation and preserve the deductibility of certain compensation paid to our named executive officers (other than our chief financial officer). Accordingly, we are asking our shareholders to approve our cash incentive plan, as amended by our board of directors, at the annual meeting, as further described in this proxy statement under the heading "Proposal Five: Approval of Our Cash Incentive Plan" below.

Annual incentive cash bonuses for fiscal 2016

        On March 29, 2016, our compensation committee determined the performance criteria, performance targets and payment formulas of the annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance under our cash incentive plan, which are described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses." The target and maximum amounts payable under these annual incentive cash bonuses are also reported under the heading "Estimated Possible Payouts Under Non-Equity Incentive Plan Awards" in the "Grants of Plan-Based Awards for Fiscal

2016" table below. On March 15, 2017, our compensation committee determined the amounts to be paid in respect of these annual incentive cash bonuses, as further described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses—Amounts paid with respect to fiscal 2016 annual incentive cash bonuses." These amounts are also reported in the "Summary Compensation Table for Fiscal 2016" above under the heading "Non-Equity Incentive Plan Compensation."

Long-term incentive program

        In 2009, our compensation committee approved our long-term incentive program, or "LTIP," which sets a framework for grants of equity awards under our 2006 equity incentive plan to our senior corporate leaders, practice leaders and other key revenue generators. Technical details regarding the structure of the equity instruments granted under our LTIP are described below. For further analysis and information regarding our LTIP and the equity instruments granted under it, see the section of this proxy statement above entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation."

        The equity awards that comprise the grants made under our LTIP are stock options, time-vesting restricted stock units, or "RSUs," and performance-vesting restricted stock units, or "PRSUs," which have the following features:

  •
  Stock options.  30% of each award granted under our LTIP consists of a non-statutory stock option granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock subject to the stock option is treated as one-half of a share. These stock options vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Like all stock options granted under our 2006 equity incentive plan, stock options granted under our LTIP have a seven-year term, are granted with an exercise price equal to the fair market value of our common stock on the date of grant, and may have their exercise prices reduced only with the approval of our shareholders. We have been advised that stock options granted under our shareholder-approved 2006 equity incentive plan may be qualified performance-based compensation, and, as a result, may not be subject to Section 162(m)'s deductibility limitations.

  •
  RSUs.  30% of each award granted under our LTIP consists of RSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 30% weighting, each share of our common stock by which an RSU is measured is treated as one share. These RSUs vest over a period of four years in equal annual installments, beginning on the first anniversary of the date of grant. Vested RSUs are payable, at our election, in cash, shares of our common stock or any combination of the two. RSUs granted under our LTIP are subject to the deductibility limitations of Section 162(m).

  •
  PRSUs.  40% of each award granted under our LTIP consists of PRSUs, measured in shares of our common stock, granted under our 2006 equity incentive plan. For purposes of this 40% weighting, each share of our common stock by which a PRSU is measured is treated as one share and it is assumed that the PRSU's target performance will be achieved. PRSUs are payable based on the extent that certain performance targets are achieved over a performance period of at least one fiscal year. Each PRSU has a threshold, target and maximum performance level and payment amount, and if a PRSU's threshold performance level is not achieved over the PRSU's performance period, no payment is made under the PRSU. Historically, the performance criteria for these PRSUs have been based on average earnings margin and revenue growth metrics determined over the performance period. The performance criteria and payment formula for the PRSUs granted to our executive officers in fiscal 2016 are described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—LTIP awards for fiscal 2016." Generally, the amount payable under a

    PRSU vests as follows. After the end of the PRSU's performance period, our compensation committee determines the number of shares of our common stock potentially issuable under the PRSU based on the outcome of its performance conditions, or its "performance share number." On the date of this determination, 25% of the performance share number automatically vests for each anniversary of the PRSU's grant date that has occurred on or prior to this determination date. The remainder of the performance share number vests in increments of 25% of the performance share number on each subsequent anniversary of the PRSU's grant date until the performance share number is fully vested on the fourth anniversary of the PRSU's grant date. The vesting of any portion of a PRSU's performance share number is subject to the continued employment of the PRSU's recipient on the vesting date. Vested portions of a PRSU's performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two. We have been advised that PRSUs granted under our LTIP and shareholder-approved 2006 equity incentive plan may be qualified performance-based compensation and, as a result, may not be subject to Section 162(m)'s deductibility limitations.

        All stock options, and shares of common stock issued pursuant to the vesting of RSUs and PRSUs, granted under our LTIP are held subject to our ownership guidelines described above in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines."

LTIP cash awards

        Historically, the only awards we have granted under our cash incentive plan are performance-based awards in the form of annual incentive cash bonuses granted to our executive officers. However, because of the shortage of available shares under our 2006 equity incentive plan discussed above, on December 8, 2016, our compensation committee amended our cash incentive plan to facilitate the grant under our LTIP of service-based and other performance-based cash awards to our senior corporate leaders, practice leaders and other key revenue generators, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders. The service-based awards granted under the LTIP will provide for the payment of a fixed amount of cash, vesting in 4 equal annual installments measured from the date of grant. The performance-based awards granted under the LTIP will provide for a cash payment based on a fixed target amount and the outcome of performance conditions measured over a performance period of at least one year. The amount payable under these performance-based awards based on the outcome of their performance conditions will additionally vest in 4 equal annual installments, measured from the date of grant, except that all vesting will be delayed until the outcome of the award's performance conditions has been determined by our compensation committee. Under the LTIP, vested service-based and performance-based cash awards (net of tax withholding) count towards the achievement of, and the payment of vested award amounts is subject to, participants' ownership thresholds under the LTIP's ownership guidelines, as described above in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines." Our compensation committee made the initial grants of these cash awards to LTIP participants (but not our executive officers) in February 2017.

LTIP awards granted in fiscal 2016

        On November 14, 2016, our compensation committee granted equity awards under our LTIP to our executive officers, as further described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation—LTIP awards for fiscal 2016." The number of shares of our common stock subject to these stock options, the number of shares of our common stock by which these RSUs are measured, and the threshold, target and maximum number of shares of our common stock by which these PRSUs are measured, are also set forth under the headings "All Other Option Awards: Number of Securities

Underlying Options," "All Other Stock Awards: Number of Shares of Stock or Units," and "Estimated Future Payouts Under Equity Incentive Plan Awards," respectively, in the "Grants of Plan-Based Awards for Fiscal 2016" table below.

2006 equity incentive plan

        All equity awards granted to our senior corporate leaders, practice leaders and other key revenue generators under our LTIP are issued under our 2006 equity incentive plan, which is administered by our compensation committee. Our 2006 equity incentive plan provides for the following types of equity awards:

  •
  options to purchase shares of our common stock intended to qualify as "incentive stock options," as defined in section 422 of the Internal Revenue Code;

  •
  nonqualified options, which are stock options that do not qualify as incentive stock options;

  •
  restricted stock awards consisting of shares of our common stock subject to restrictions;

  •
  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent on the completion of service and/or the achievement of performance or other objectives;

  •
  performance awards consisting of the right to receive payment of cash and/or shares of our common stock on the achievement of predetermined performance targets; and

  •
  other stock-based awards in the form of stock purchase rights, stock appreciation rights, unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

        All of the shares issued under our 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. The maximum number of shares issuable under the plan is currently 4,874,000, consisting of the following:

  •
  500,000 shares initially reserved for issuance under our 2006 equity incentive plan,

  •
  1,000,000 shares reserved for issuance under our 2006 equity incentive plan based on shares that were or became available under 1998 incentive and nonqualified stock option plan after we adopted our 2006 equity incentive plan on April 21, 2006,

  •
  210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders,

  •
  1,464,000 shares approved by our shareholders at the 2010 annual meeting of our shareholders, and

  •
  1,700,000 shares, consisting of the 2,500,000 shares approved by our shareholders at the 2012 annual meeting of our shareholders reduced by the 800,000 shares cancelled by our board of directors on April 22, 2016, as reported in the current report on Form 8-K that we filed on April 27, 2016.

        The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards. Each share of our common stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option, counts as 1.83 shares against the maximum number of shares issuable under our 2006 equity incentive plan, as does any restricted stock unit or performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. The maximum aggregate number of shares of common stock that may be subject to awards granted under our 2006 equity incentive plan to a single recipient in any calendar year is 150,000.

        Our 2006 equity incentive plan was first approved by our shareholders in 2006, and our shareholders have agreed to amendments to the plan in 2008, 2010 and 2012. At the 2017 annual meeting, our shareholders are being asked to approve amendments to the plan that, among other things, would increase the maximum number of shares issuable under the plan by 400,000 shares.

The grants of plan-based awards table for fiscal 2016

        The following table provides further information regarding the grants of plan-based awards described above to our executive officers during fiscal 2016.

Grants of Plan-Based Awards for Fiscal 2016

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
										All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(5)	All Other Option Awards: Number of Securities Underlying Options (#)
							Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/sh)
													Grant Date Fair Value ($)(6)
Name	Type of Award(1)	Grant Date(2)	Target ($)		Maximum ($)		Threshold (#)	Target ($ or #)	Maximum ($ or #)
Paul Maleh	CIB	3/29/2016	900,000		1,638,000		—	—	—	—	—	—	—
	OPT	11/14/2016	—		—		—	—	—	—	20,000	30.96	171,480
	RSU	11/14/2016	—		—		—	—	—	10,000	—	—	309,600
	PRSU	11/14/2016	—		—		6,666	13,333	16,666	—	—	—	412,790
Chad Holmes	CIB	3/29/2016	275,000		500,500		—	—	—	—	—	—	—
	OPT	11/14/2016	—		—		—	—	—	—	6,000	30.96	51,444
	RSU	11/14/2016	—		—		—	—	—	3,000	—	—	92,880
	PRSU	11/14/2016	—		—		2,000	4,000	5,000	—	—	—	123,840
Arnold Lowenstein	CIB	3/29/2016	220,190	(4)	364,000	(4)	—	—	—	—	—	—	—
	OPT	11/14/2016	—		—		—	—	—	—	6,000	30.96	51,444
	RSU	11/14/2016	—		—		—	—	—	3,000	—	—	92,880
	PRSU	11/14/2016	—		—		2,000	4,000	5,000	—	—	—	123,840

(1)
For purposes of this column, (a) "CIB" means an annual incentive cash bonus that the applicable executive officer was eligible to receive based on fiscal 2016 performance under our cash incentive plan, (b) "OPT" means a stock option granted under our LTIP and 2006 equity incentive plan, (c) "RSU" means a time-vesting restricted stock unit award measured in shares of our common stock granted under our LTIP and 2006 equity incentive plan, and (d) "PRSU" means a performance-vesting restricted stock unit award measured in shares of our common stock granted under our LTIP and 2006 equity incentive plan.

(2)
The grant date of each equity award is the same as the date such award was approved by our compensation committee. None of our executive officers paid any amount to us as consideration for any award disclosed in this table.

(3)
Dividend equivalent rights accrue with respect to RSUs and PRSUs granted under our LTIP in the form of additional units, or "dividend units." Dividend units are credited to the RSU or PRSU when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to an RSU or PRSU with respect to a dividend is determined by multiplying the per share amount of the dividend by the number of outstanding units under the RSU or PRSU (using the target number of units if the PRSU's performance conditions are not determined) as of the dividend's record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the RSUs or PRSUs on which they accrue. All dividend units that were credited to RSUs or PRSUs in fiscal 2016 will upon vesting be paid in cash. Dividends are, and have been, factored into the grant date fair values reported for the RSUs or PRSUs, and thus dividend units are not reported in the table above when granted.

(4)
As discussed in the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Annual incentive cash bonuses" above, the annual incentive cash bonus Mr. Lowenstein was eligible to receive for fiscal 2016 performance had an additional revenue sourcing component with no target or maximum payment. The target amount reported for Mr. Lowenstein's fiscal 2016 annual incentive cash bonus in the table above equals the $200,000 overall target payment for the components of his cash incentive bonus linked to our overall corporate performance and his subjective individual performance goals, plus a representative payment amount of $20,190 for the revenue sourcing component of the award, determined based on the revenue sourced by Mr. Lowenstein in fiscal 2015. The maximum amount reported for Mr. Lowenstein's annual incentive cash bonus in the table above is the maximum overall payment for the components of his cash incentive bonus linked to our overall corporate performance and his subjective individual performance goals. The revenue sourcing component of Mr. Lowenstein's fiscal 2016 annual incentive cash bonus is not included in the maximum amount reported in the table above because the component had no pre-determined maximum, as there was no pre-determined limit on the revenue that Mr. Lowenstein might source in fiscal 2016.

(5)
Table does not reflect any shares of our common stock issued in fiscal 2016 with respect to the vesting in fiscal 2016 of RSUs or PRSUs granted prior to fiscal 2016 under our LTIP to our executive officers. These shares are reported in the "Option Exercises and Stock Vested during Fiscal 2016" table below.

(6)
The grant date fair value was computed in accordance with ASC Topic 718, excluding with respect to RSUs and PRSUs the estimated effect of any forfeitures, based on the closing market price of our common stock on the date of grant. In addition, the grant date fair values of the PRSUs were computed based on the probable outcome of the awards' performance conditions, and the grant date fair values of stock options were estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life—4.58 years; forfeiture rate—0.5%; expected volatility—36.05%; risk-free interest rate—1.27%; and expected dividend yield—1.5%.

Outstanding equity awards

        The following table provides information regarding outstanding equity awards held by our executive officers on December 31, 2016.

Outstanding Equity Awards at End of Fiscal 2016

		Option Awards					Stock Awards(1)
Name	Type of Award(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(13)
Paul Maleh	RS	—	—		—	—	10,874	(3)	397,989	—		—
	OPT	19,909	—		21.43	11/8/2017	—		—	—		—
	OPT	19,200	—		21.91	11/14/2018	—		—	—		—
	OPT	19,459	6,487	(4)	18.48	11/19/2020	—		—	—		—
	OPT	7,500	7,500	(5)	30.97	11/20/2021	—		—	—		—
	OPT	6,521	19,565	(6)	21.52	11/12/2022	—		—	—		—
	OPT	—	20,000	(7)	30.96	11/14/2023	—		—	—		—
	RSU	—	—		—	—	3,269	(4)	119,639	—		—
	RSU	—	—		—	—	3,772	(5)	138,038	—		—
	RSU	—	—		—	—	9,820	(6)	359,428	—		—
	RSU	—	—		—	—	10,038	(7)	367,401	—		—
	PRSU-D	—	—		—	—	—		—	3,224	(9)	118,016
	PRSU	—	—		—	—	—		—	12,548	(10)	459,250
	PRSU	—	—		—	—	—		—	21,821	(11)	798,683
	PRSU	—	—		—	—	—		—	16,730	(12)	612,319
Chad Holmes	OPT	2,489	—		21.43	11/8/2017	—		—	—		—
	OPT	2,400	—		21.91	11/14/2018	—		—	—		—
	OPT	2,432	811	(4)	18.48	11/19/2020	—		—	—		—
	OPT	2,812	2,813	(5)	30.97	11/20/2021	—		—	—		—
	OPT	1,956	5,870	(6)	21.52	11/12/2022	—		—	—		—
	OPT	—	6,000	(7)	30.96	11/14/2023	—		—	—		—
	RSU	—	—		—	—	409	(4)	14,974	—		—
	RSU	—	—		—	—	1,415	(5)	51,792	—		—
	RSU	—	—		—	—	2,946	(6)	107,833	—		—
	RSU	—	—		—	—	3,011	(7)	110,221	—		—
	PRSU-D	—	—		—	—	—		—	403	(9)	14,752
	PRSU	—	—		—	—	—		—	4,705	(10)	172,219
	PRSU	—	—		—	—	—		—	6,546	(11)	239,591
	PRSU	—	—		—	—	—		—	5,019	(12)	183,700
Arnold Lowenstein	OPT	9,600	—		21.91	11/14/2018	—		—	—		—
	OPT	9,729	3,244	(4)	18.48	11/19/2020	—		—	—		—
	OPT	3,750	3,750	(5)	30.97	11/20/2021	—		—	—		—
	OPT	1,956	5,870	(6)	21.52	11/12/2022	—		—	—		—
	OPT	—	6,000	(7)	30.96	11/14/2023	—		—	—		—
	RSU	—	—		—	—	1,634	(4)	59,820	—		—
	RSU	—	—		—	—	1,886	(5)	69,019	—		—
	RSU	—	—		—	—	2,946	(6)	107,833	—		—
	RSU	—	—		—	—	3,011	(7)	110,221	—		—
	PRSU-D	—	—		—	—	—		—	1,612	(9)	59,008
	PRSU	—	—		—	—	—		—	6,274	(10)	229,625
	PRSU	—	—		—	—	—		—	6,546	(11)	239,591
	PRSU	—	—		—	—	—		—	5,019	(12)	183,700

(1)
Includes all dividend units that accrued on the RSUs, PRSUs and PRSU-Ds and were unvested as of the end of fiscal 2016. Upon vesting, these dividend units are payable only in cash. Dividend units have been rounded to the nearest whole unit.

(2)
For purposes of this column, (a) "RS" means restricted stock granted under our 2006 equity incentive plan, but not our LTIP, (b) "OPT" means a stock option granted under our LTIP and 2006 equity incentive plan, (c) "RSU" means a time-vesting restricted stock unit award, measured in shares of our common stock, granted under our LTIP and 2006 equity incentive plan, (d) "PRSU" means a performance-vesting restricted stock unit award granted under our LTIP and 2006 equity incentive plan, measured in shares of our common stock, for which the performance conditions were not determined as of the end of fiscal 2016, and (e) "PRSU-D" means a performance-vesting restricted stock unit award granted under our LTIP and 2006 equity incentive plan, measured in shares of our common stock, for which the performance conditions were determined as of the end of fiscal 2016. The vesting of any portion of an RSU or PRSU is subject to the continued employment of the award recipient on the vesting date. Vested portions of any RSU or PRSU are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(3)
5,437 of these shares vested on February 25, 2017, and the remainder will vest on February 25, 2018.

(4)
These stock options or RSUs, as applicable, will vest on November 19, 2017.

(5)
These stock options or RSUs, as applicable, will vest in two equal annual installments beginning on November 20, 2017.

(6)
These stock options or RSUs, as applicable, will vest in three equal annual installments beginning on November 12, 2017.

(7)
These stock options or RSUs, as applicable, will vest in four equal annual installments beginning on November 14, 2017.

(8)
The market values of these unvested shares of restricted stock and unvested RSUs are based on the closing market price of our common stock on December 30, 2016, the last trading date of fiscal 2016, of $36.60.

(9)
These PRSU-Ds will vest on November 19, 2017.

(10)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2015 and 2016 performance granted on November 20, 2014 to our executive officers. As further described in this proxy statement above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term incentive equity compensation—Performance conditions determined for PRSUs granted in fiscal 2014," on March 15, 2017, our compensation committee determined the number of shares of common stock, or "performance share number," that vested for these PRSUs. 50% of each of these performance share numbers vested on the date of that determination and was paid in shares of our common stock, except for the corresponding vested dividend units which were paid in cash. The remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 20, 2014. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(11)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2016 and 2017 performance granted on November 12, 2015 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2018. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 12, 2015. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(12)
Amounts represent the maximum number of shares of our common stock that can be issued under PRSUs based on our fiscal 2017 and 2018 performance granted on November 14, 2016 to our executive officers. Our compensation committee will determine the actual number of shares of our common stock potentially issuable in respect of these PRSUs based on the outcome of their performance conditions, or their "performance share numbers," in the first quarter of fiscal 2019. 50% of each of these performance share numbers will vest on the date of that determination, and the remaining 50% of each of these performance share numbers will vest in two equal installments on the third and fourth anniversaries of November 14, 2016. Vested portions of these performance share number are payable, at our election, in cash, shares of our common stock or a combination of the two, except that the corresponding vested dividend units will be paid in cash.

(13)
The market values of these PRSUs are based on the closing market price of our common stock December 30, 2016, the last trading date of fiscal 2016, of $36.60.

Option exercises and vesting of stock

        The following table provides information regarding the exercise of stock options by our executive officers during fiscal 2016 and the vesting of our executive officers' restricted stock awards, time-vesting restricted stock unit awards, or "RSUs," and performance-vesting restricted stock awards, or "PRSUs," during fiscal 2016. For each executive officer, the number of shares reported as having vested in fiscal 2016 under the heading "Number of Shares Acquired on Vesting" in the table below consists of (i) shares of restricted stock issued to Mr. Maleh under our 2006 equity incentive plan, but not our LTIP, that vested on February 25, 2016 and March 23, 2016, (ii) shares of our common stock issued under our LTIP and 2006 equity incentive plan upon the vesting on November 12, 2016, November 19, 2016 and November 20, 2016 of RSUs issued under our LTIP, and (iii) shares of our common stock issued under our LTIP and 2006 equity incentive plan upon the vesting on March 7, 2016 and November 19, 2016 of PRSUs issued under our LTIP.

        The shares of common stock issued pursuant to the vesting of the RSUs and PRSUs are held subject to our ownership guidelines described in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines" above.

 Option Exercises and Stock Vested during Fiscal 2016

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
Paul Maleh	—	—		24,664	623,784
Chad Holmes	2,088	11,860	(1)	3,285	94,337
Arnold Lowenstein	7,466	68,314	(2)	8,337	226,049

(1)
The value realized upon exercise is based on the difference between the market price of our common stock on the date of exercise, $29.79, and the exercise price of the exercised options, $24.11.

(2)
The value realized upon exercise is based on the difference between the market price of our common stock on the date of exercise, $30.58, and the exercise price of the exercised options, $21.43.

(3)
The value realized on the vesting of shares of restricted stock and the issuance of shares of our common stock with respect to the vesting of RSUs and PRSUs is based on the following closing market prices of our common stock on the respective dates of vesting or, where applicable, the last trading date before the vesting date: $19.47 on February 25, 2016; $20.00 on March 7, 2016; $19.88 on March 23, 2016; $31.44 on November 12, 2016; $31.57 on November 19, 2016; and $31.57 on November 20, 2016.

Potential payments upon termination or change in control

        The agreements described below provide for payments to the applicable executive officer, as well as the acceleration of the vesting of certain equity awards held by the executive officer, in the event that the executive officer's employment with us is terminated in certain circumstances or that we undergo a change in control.

Cash incentive plan

        In fiscal 2016, each of our executive officers was eligible to receive an annual incentive cash bonus based on fiscal 2016 performance under our cash incentive plan. Under this plan, upon the occurrence of a "change of control," each of these bonuses is paid out as if the effective date of the change of control were the last day of the applicable performance period and all performance goals had been attained, unless provision is made in connection with the change of control for (1) the assumption of all previously granted awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.

        Under our cash incentive plan, "change of control" means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change of control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change of control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change of control; (2) any person (with standard exceptions) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing fifty 50% or more of the combined voting power of our then outstanding securities; or (3) we liquidate or sell substantially all of our assets.

Stock option agreements

        As of the last business day of fiscal 2016, each of our executive officers held unvested stock options issued under our 2006 equity incentive plan and our LTIP. Each of these stock options is subject to a stock option agreement that provides for the full vesting of all unvested stock options subject to the agreement on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

Restricted stock and restricted stock unit agreements

        As of the last business day of fiscal 2016, Mr. Maleh held unvested shares of restricted stock granted under our 2006 equity incentive plan, but not our LTIP, and each of our executive officers held unvested time-vesting restricted stock unit awards, or "RSUs," issued under our 2006 equity incentive plan and our LTIP. Each of these grants is subject to a restricted stock agreement or a restricted stock unit agreement, as applicable. Each of these agreements provides for the full vesting of all unvested shares of restricted stock or RSUs subject to the agreement on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion).

Restricted stock unit for performance agreements

        As of the last business day of fiscal 2016, each of our executive officers held unvested performance-vesting restricted stock unit awards, or "PRSUs," issued under our 2006 equity incentive plan and our LTIP. Each of these grants is subject to a restricted stock unit for performance agreement that provides for acceleration of vesting on the applicable executive officer's death or termination of providing services for us due to disability (as determined by us in our sole discretion). For a PRSU for which the number of shares potentially issuable based on the outcome of the PRSU's performance conditions, or "performance share number," has not yet been determined, the amount accelerated is the prorated target performance share number under the PRSU based on the portion of the PRSU's performance period that has been completed as of the applicable executive officer's death or disability. For a PRSU for which the performance share number has been determined, the amount accelerated is the then unvested portion of the performance share number.

        The table below summarizes the payments that our executive officers would receive, as well as the value of the acceleration of the vesting of equity awards held by them, under the agreements described above in connection with certain hypothetical terminations or changes in control as of December 30, 2016, the last business day of fiscal 2016. This table assumes that the hypothetical change in control would be a "change of control" for purposes of our cash incentive plan and that the applicable annual incentive cash bonuses would neither be assumed nor substituted for in the change in control. This table also assumes that the hypothetical disability would be a disability for purposes of our stock option agreements, restricted stock agreements, restricted stock unit agreements and restricted stock unit for performance agreements.

 Potential Payments Upon Termination or Change in Control as of 12/30/2016

	Management Performance Award ($)(1)	Stock Options ($)(2)	Restricted Stock ($)(3)	Restricted Stock Units ($)(4)	Performance Restricted Stock Units ($)(5)	Total Payment upon Termination or Change in Control ($)
Paul Maleh
Change in Control	900,000	—	—	—	—	900,000
Death/Disability	—	567,610	397,988	1,102,521	686,845	2,754,964
Chad Holmes
Change in Control	275,000	—	—	—	—	275,000
Death/Disability	—	152,892	—	299,569	233,594	686,055
Arnold Lowenstein
Change in Control	200,000	—	—	—	—	200,000
Death/Disability	—	202,253	—	405,899	279,519	887,671

(1)
Amounts represent target payouts under annual incentive cash bonuses that our executive officers were eligible to receive for fiscal 2016 performance under our cash incentive plan. The amounts actually to be paid with respect to these bonuses were determined by our compensation committee on March 15, 2017, and are reported above in the "Summary Compensation Table for Fiscal 2016" under the heading "Non-Equity Incentive Plan Compensation."

(2)
Amounts represent the spread value of the full acceleration of vesting of stock options granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2016. These unvested stock options are reported as awards of type "OPT" in the "Outstanding Equity Awards at End of Fiscal 2016" table above under the heading "Number of Securities Underlying Unexercised Options (#) Unexercisable." The value of this acceleration is based on the applicable stock option's exercise price and the closing market price of our common stock on December 30, 2016, the last business day of fiscal 2016, of $36.60.

(3)
Amounts represent the value of the full acceleration of vesting of shares of restricted stock granted under our 2006 equity incentive plan and held by the applicable executive officer as of the last business day of fiscal 2016. These unvested shares of restricted stock are reported as awards of type "RS" in the "Outstanding Equity Awards at End of Fiscal 2016" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 30, 2016, the last business day of fiscal 2016, of $36.60.

(4)
Amounts represent the value of the full acceleration of vesting of RSUs, and PRSUs for which the performance conditions had been determined prior to the end of fiscal 2016, granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the last business day of fiscal 2016. These unvested RSUs and PRSUs are reported as awards of type "RSU" and "PRSU-D" in the "Outstanding Equity Awards at End of Fiscal 2016" table above under the heading "Number of Shares or Units of Stock That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 30, 2016, the last business day of fiscal 2016, of $36.60.

(5)
Amounts represent the value of (1) the full acceleration of vesting of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2016 with performance periods consisting of fiscal 2015 and fiscal 2016, assuming target performance, and (2) 50% acceleration of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2016 with performance periods consisting of fiscal 2016 and fiscal 2017, assuming target performance. These unvested PRSUs are reported as awards of type "PRSU" in the "Outstanding Equity Awards at End of Fiscal 2016" table above under the heading "Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested." The value of this acceleration was determined based on the closing market price of our common stock on December 30, 2016, the last business day of fiscal 2016, of $36.60. Amounts do not include any acceleration value of PRSUs granted under our 2006 equity incentive plan and LTIP and held by the applicable executive officer as of the end of fiscal 2016 with performance periods consisting of fiscal 2017 and fiscal 2018. These PRSUs would not have accelerated on the last business day of fiscal 2016 because their performance period, fiscal 2017 and 2018, did not begin until after the last business day of fiscal 2016.

PROPOSAL TWO:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A to the Securities Exchange Act of 1934, which requires that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures). This advisory vote is commonly referred to as a "say-on-pay" vote. At the annual meeting of our shareholders held on May 18, 2011, a majority of our shareholders voted, on an advisory basis, in favor of our holding say-on-pay votes on an annual basis and, as reported in our current report on Form 8-K filed on May 20, 2011, our board of directors has decided to hold a say-on-pay vote every year until the next required advisory vote on the frequency of the say-on-pay vote at this year's annual meeting of our shareholders.

        As described in greater detail in the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive summary" above, we seek to closely align the interests of our executive officers with the interests of our shareholders. Our compensation committee has carefully designed our executive officer compensation program to provide competitive compensation to our executive officers that rewards them for the achievement of short-term and long-term strategic and operational goals, and the achievement of increased total shareholder return, while at the same time avoiding encouraging unnecessary or excessive risk-taking. We encourage you to carefully review the compensation discussion and analysis above for a complete discussion of the factors underlying the structure of our executive officer compensation program.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. The vote on this proposal is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures).

        This vote is advisory, which means that this vote on executive compensation will not be binding on us, our board of directors or our compensation committee. Nonetheless, our compensation committee will consider the outcome of this vote in deciding whether to take any action as a result of this vote and when making future executive officer compensation decisions. A majority of the votes properly cast at the annual meeting will be necessary to approve this proposal.

        Accordingly, we are asking our shareholders to vote for the following at the annual meeting:

        "VOTED, that, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement filed by CRA International, Inc. on April 28, 2017, pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures) be, and it hereby is, approved."

        Our board of directors recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

 PROPOSAL THREE:
ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

        Section 14A of the Securities Exchange Act of 1934 also requires that we provide our shareholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K.

        Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year or once every two or three years. Shareholders also may abstain from casting a vote on this proposal. This vote is advisory, which means that this vote on the preferred frequency with which we hold advisory votes on executive compensation is not binding on us, our board of directors or our compensation committee. Nonetheless, our board of directors and our compensation committee will give careful consideration to the choice that receives the most votes when considering the frequency of future advisory votes on executive compensation.

        Our board of directors has determined that an annual advisory vote on executive compensation will permit our shareholders to provide direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters.

        You may cast a vote on your preferred voting frequency by choosing from the options of one year, two years or three years, or you may abstain from voting, when you vote in response to the vote set forth below. You are not voting to approve or disapprove the recommendation of our board of directors.

        "VOTED, that the option of one year, two years or three years that receives the highest number of votes cast for this vote be approved, on an advisory basis, as the preferred frequency with which CRA International, Inc. holds advisory shareholder votes to approve the compensation of its named executive officers, as disclosed in the proxy statement filed in connection with its annual meeting of shareholders pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables and accompanying narrative disclosures)."

        Our board of directors recommends that you approve, on an advisory basis, ONE YEAR as the preferred frequency with which we hold advisory shareholder votes to approve the compensation paid to our named executive officers, as disclosed in our proxy statement pursuant to Item 402 of Regulation S-K.

 PROPOSAL FOUR:
AMENDMENTS TO OUR 2006 EQUITY INCENTIVE PLAN

Summary

        Proposal Four concerns the approval of certain amendments to our 2006 equity incentive plan. At the 2012 annual meeting of our shareholders, our shareholders approved a 2,500,000 increase in the maximum number of shares of our common stock issuable under our 2006 equity incentive plan. Prior to that annual meeting, we adopted a policy not to use 800,000 of those shares without further approval from our shareholders. As we reported in a current report on Form 8-K filed on April 27, 2016, on April 22, 2016, our board of directors cancelled those 800,000 shares, thereby reducing the maximum number of shares issuable under our 2006 equity incentive plan from 5,674,000 to 4,874,000. As of April 24, 2017, only 152,397 shares (as counted under the plan, including its 1.83 fungibility ratio for full-share awards) remain available for grant under our 2006 equity incentive plan.

        By approving Proposal Four at the annual meeting, our shareholders will approve amendments to our 2006 equity incentive plan that were adopted by our board of directors on April 22, 2017, subject to shareholder approval. In addition to increasing the shares issuable under the plan, these amendments would also update the plan to adopt a number of features considered by shareholders to be best practices. Specifically, these plan amendments would, among other things,

  •
  increase the maximum number of shares issuable under the plan by 400,000 shares,

  •
  implement a minimum one-year vesting period for any award granted under the plan, except for 5% of the shares issuable under the plan,

  •
  require shareholder approval for any exchange of an option for a new option with a lower exercise price or any repurchase or buyout of an option for cash,

  •
  adopt double-trigger acceleration for awards issued under the plan that are assumed or substituted for by the acquirer in a change of control and limit the acceleration of performance-based awards to a payment based on actual performance that is pro-rated for the portion of the performance period completed, and

  •
  increase the term of stock options (other than certain incentive stock options) granted under the plan after the annual meeting from seven to ten years.

        The approval of Proposal Four at the annual meeting will, among other things:

  •
  increase the maximum number of shares that we have been approved to issue under our 2006 equity incentive plan by 400,000 shares, from 4,874,000 to 5,274,000;

  •
  approve the amendments to our 2006 equity incentive plan discussed in this Proposal Four and set forth in the amended and restated version of the plan attached as Annex A for purposes of the rules of the NASDAQ Stock Market;

  •
  approve the plan, as amended, for purposes of the rules under the Internal Revenue Code regarding incentive stock options and qualified performance-based compensation; and

  •
  approve the plan, as amended, for purposes of obtaining certain favorable tax consequences with respect to certain equity awards granted to our French employees under the plan's French sub-plan.

Recommendation

        Our board of directors recommends that our shareholders vote FOR Proposal Four.

        We believe that the equity compensation granted under our long-term incentive program, or "LTIP," and 2006 equity incentive plan is the cornerstone of our overall pay-for-performance compensation program for the following groups of our employees:

  •
  our "senior corporate leaders," consisting of our executive officers and other senior-level corporate leaders;

  •
  our "practice leaders," consisting of the senior employee consultants who lead our practice groups; and

  •
  our "key revenue generators," consisting of our senior and other employee consultants who generate a high level of revenue for us.

        These equity awards serve to motivate high levels of performance, recognize these employees' contributions to our success, and encourage them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. We conduct our business in a very competitive environment. In order to remain competitive, we must be able to recruit and employ top-flight corporate officers and employee consultants who have abundant talent, demonstrated skills and experience, and, as to employee consultants, the ability to become key revenue generators for us. In addition, we must be able to retain our senior corporate leaders, practice leaders and other key revenue generators. We believe that equity compensation is a vital part of the compensation that we must provide in order to achieve those goals.

        The LTIP serves as a framework for the equity compensation we grant our senior corporate leaders, practice leaders and other key revenue generators under our 2006 equity incentive plan. Historically, the composition and mix of the equity awards granted under our LTIP are the same for our senior corporate leaders, as they are for our practice leaders and other key revenue generators. The vital role that our LTIP and 2006 equity plan play in the compensation of the employee consultants who are our practice leaders and other key revenue generators is evidenced by the fact that LTIP awards granted to them represented on average 83% of the LTIP awards granted during fiscal 2013 through 2015. Due to the shortage of available shares, in fiscal 2016, our compensation committee granted LTIP equity awards only to our executive officers, as we did not have a sufficient number shares available to made equity awards consistent with our LTIP practice in prior years to all of our senior corporate leaders, practice leaders and other key revenue generators. On December 8, 2016, the compensation committee amended our cash incentive plan to facilitate the grant under the LTIP of service-based and performance-based cash awards to our senior corporate leaders, practice leaders and other key revenue generators, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders.

        The current number of shares issuable under our 2006 equity incentive plan is now insufficient for maintaining equity awards as a core component of our compensation programs. As of April 24, 2017, the number of shares still available for issuance under the plan was 152,397 (as counted under the plan, including its 1.83 fungibility ratio for full-share awards). As detailed below, over our 2014, 2015 and 2016 fiscal years we granted equity awards representing on average 534,976 shares per year, counting performance-vesting restricted stock units, or "PRSUs," at target and reflecting our 2006 equity incentive plans 1.83 fungibility ratio for full-share awards. Accordingly, the 400,000 shares requested in this Proposal Four taken together with the 152,397 shares available as of April 24, 2017 represent approximately one year of grants at the average rate we have granted equity awards over our last three completed fiscal years.

        We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be significantly impaired because we will not be able to offer them competitive long-term incentive equity compensation. As a result, we will likely be compelled to replace these equity awards with cash-settled awards, which we believe will not be as effective as our LTIP equity awards in aligning the interests of our senior corporate leaders, practice leaders and other key revenue generators with our shareholders. In addition, if Proposal Four is not adopted by our shareholders at the annual meeting and the shares under our 2006 equity incentive plan are exhausted, we will not be able to make grants of restricted stock to our non-employee directors as described above under the heading "Compensation of Directors and Executive Officers—Director compensation," which we believe will also impair our ability to attract and retain qualified members of our board of directors.

        For more information regarding the importance of our LTIP, see the section of this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Executive summary" above.

Reasons underlying Proposal Four

        Our board of directors recommends that our shareholders approve Proposal Four, so that we can continue to provide equity awards to our senior corporate leaders, practice leaders and other key revenue generators pursuant to our LTIP. Without an increase to the number of shares issuable under our 2006 equity incentive plan, we will not be able to maintain long-term incentive equity compensation issued under our LTIP as a cornerstone of our compensation programs.

        In 2009, in order to align the interests of our senior corporate leaders, practice leaders and other key revenue generators with our growth strategy and the interests of our shareholders, our compensation committee adopted our LTIP. The LTIP operates by setting a framework for the grant of equity awards under our 2006 equity incentive plan. Each equity award granted under our 2006 equity incentive plan pursuant to the LTIP is currently comprised of the following mix of equity awards, all of which vest over a four-year period:

  •
  performance-vesting restricted stock unit awards, or "PRSUs," vesting based upon the achievement of predetermined performance goals and continued service over a four-year period (40% of the equity award value, based on target performance),

  •
  stock options vesting based on continued service over a four-year period, which only deliver value to recipients to the extent that our stock price appreciates after the date grant (30% of the equity award value, with each share subject to the stock option treated as one-half of a share for these purposes), and

  •
  restricted stock unit awards, or "RSUs," vesting based on continued service over a four-year period (30% of the equity award value).

        As discussed in more detail in this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis" above, we believe that the different types of equity awards granted under the LTIP work together to achieve the program's primary objectives, namely to:

  •
  directly align a significant portion of the total compensation of our senior corporate leaders, practice leaders and other key revenue generators with the delivery of future value to our shareholders,

  •
  focus our senior corporate leaders, practice leaders and other key revenue generators on performance by directly linking their compensation to the achievement of predetermined performance goals and shareholder returns,

  •
  provide a competitive compensation program that has significant retention value to motivate our senior corporate leaders, practice leaders and other key revenue generators to stay with us, and

  •
  promote top-line and bottom-line growth.

        More specifically, equity grants under our LTIP include stock options because they motivate our senior corporate leaders, practice leaders and other key revenue generators to increase shareholder value. The four-year vesting schedule applicable to the stock options granted under our LTIP provides long-term retention value. Stock options granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code.

        RSUs are included in the equity grants made under our LTIP because their value is directly based on the value of our common stock, so RSUs directly align the interests of our senior corporate leaders, practice leaders and other key revenue generators with the interests of our shareholders. The four-year vesting schedule applicable to RSUs granted under our LTIP provides long-term retention value that is less dependent on our stock price than the retention value of stock options, which may be reduced if our stock price drops below the stock options' exercise price. Because RSUs vest based on time, not performance, the compensation they provide is subject to the deductibility limitations of Section 162(m).

        PRSUs are included in the equity grants made under our LTIP because the value of the award is based on our performance, over a period of one fiscal year or more, enabling us to provide longer-term compensation that motivates our senior corporate leaders, practice leaders and other key revenue generators to increase our profitability, our growth and shareholder value. The PRSUs granted under our LTIP also provide long-term retention value because the RSUs earned based upon the outcome of a PRSU's performance conditions is subject to further time-based vesting, so the entire award is paid over a four-year vesting period, regardless of the length of the PRSU's performance period. PRSUs granted under our shareholder-approved 2006 equity incentive plan are also efficient from a tax perspective because the compensation they provide is not subject to the deductibility limitations of Section 162(m).

        These stock options and shares of common stock issued pursuant to the vesting of these RSUs and PRSUs further align the interests of our senior corporate leaders, practice leaders and other key revenue generators and our shareholders because they are held subject to our ownership guidelines described in this proxy statement under heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Ownership guidelines" above. The ownership guidelines under the LTIP target holdings of equity or cash awards valued at 400% of annual base salary for our chief executive officer, 300% of annual base salary for our other executive officers, and 140% of annual base salary for all other LTIP participants.

        The LTIP and our 2006 equity incentive plan (under which the equity components of LTIP awards are granted) have a number of other shareholder-friendly provisions, including:

  •
  the requirement that any increase in the number of shares subject to the plan must be approved by our shareholders;

  •
  all PRSUs, RSUs and stock options granted under the LTIP are subject to vesting over no less than a four-year period, with no vesting until the first anniversary of the date of grant;

  •
  a prohibition on repricing stock options without shareholder approval; and

  •
  awards under the plan being expressly subject to any compensation recovery policy we adopt, including the compensation recovery policy described under the heading "Clawback policies" in the compensation discussion and analysis above.

        In addition, if Proposal Four is adopted by our shareholders at the annual meeting, our 2006 equity plan will also have the following shareholder friendly provisions:

  •
  a minimum one-year vesting period for any award granted under the plan, except for 5% of the shares issuable under the plan;

  •
  required shareholder approval for any exchange of an option for a new option with a lower exercise price or any repurchase or buyout of an option for cash; and

  •
  double-trigger acceleration for awards issued under the plan that are assumed or substituted for by the acquirer in a change of control, with the acceleration of performance-based awards limited to a payment based on actual performance that is pro-rated for the portion of the performance period completed.

        In 2016, we did not have a sufficient number of shares available under our 2006 equity plan to provide equity grants consistent with our LTIP practice in prior years to all of our senior corporate leaders, practice leaders and key revenue generators. As a result, LTIP grants were made in fiscal 2016 only to our executive officers. As of April 24, 2017, the number of shares still available for issuance under the plan was 152,397 (as counted under the plan, including its 1.83 fungibility ratio for full-share awards). The following tables shows the equity we granted under our LTIP and to our non-employee directors over the past three fiscal years and a burn rate analysis, which shows that the average burn rate of grants made under our 2006 equity incentive plan over our 2014, 2015 and 2016 fiscal years, counting only the PRSUs vested (not granted) in each fiscal year, was 3.25%.

Grants under CRA's 2006 Equity Incentive Plan over Fiscal 2014, 2015 and 2016(1)

Fiscal Year	Restricted Stock(2)	RSUs(2)	PRSUs(2)(3)	Stock Options	Total (actual)(2)(3)	Total (plan)(3)(4)
2014	46,297	89,296	122,814	178,608	437,015	651,493
2015	19,032	125,401	163,452	250,835	558,720	814,265
2016	21,231	16,000	21,333	32,000	90,564	139,172

Total	86,560	230,697	307,599	461,443	1,086,299	1,604,930

Average	28,853	76,899	102,533	153,814	362,100	534,976

(1)
Detailed tables of the grant, vesting, forfeiture and exercise activity for all of the equity awards granted under our 2006 equity plan over our 2014, 2015 and 2016 fiscal years, as well as the awards outstanding as of the end of each fiscal year, appear below in the section of this proxy statement entitled "Equity Compensation Plans."

(2)
Counts actual number of shares issuable, ignoring the 1.83 fungibility ratio for full-share awards issued under our 2006 equity plan.

(3)
Reflects target number of units set at grant; the maximum number of units based on the PRSUs' performance conditions for each of these grants was equal to 125% of the target.

(4)
Counts each full-share award as a grant of 1.83, which is how full-shares grants are counted under our 2006 equity incentive plan.

Burn Rate Analysis

Fiscal Year	Restricted Stock/RSUs	PRSUs Earned(1)	Stock Options	Weighted-Average Common Stock Outstanding	Burn Rate(2)
2014	135,593	25,336	178,608	9,747,000	3.48%
2015	144,433	0	250,835	9,010,000	4.39%
2016	37,231	90,485	32,000	8,503,000	1.88%

Total	317,257	115,821	461,443

Average					3.25%

(1)
Counts only the number of PRSUs that vested in the fiscal year.

(2)
Determined by adding the total shares of restricted stock, RSUs, and stock options granted, and the PRSUs vested, in each fiscal year by the year's weighted-average shares of common stock outstanding.

        Accordingly, the 400,000 shares requested in this Proposal Four taken together with the 152,397 shares available as of April 24, 2017 represent approximately one year of grants at the average rate we have granted equity awards over our last three completed fiscal years. Without shareholder approval to increase the maximum number of shares available for issuance under our 2006 equity incentive plan, we will be unable to retain equity awards at the core of the LTIP.

        We believe that if our shareholders do not adopt the proposed amendments to our 2006 equity incentive plan, our ability to attract, retain, and motivate our senior corporate leaders, practice leaders and other key revenue generators will be significantly impaired because we will not be able to offer them competitive long-term incentive equity compensation. As a result, we will likely be compelled to replace these equity awards with cash-settled awards, which we believe will not be as effective as our LTIP equity awards in aligning the interests of our senior corporate leaders, practice leaders and other key revenue generators with our shareholders. In addition, if Proposal Four is not adopted by our shareholders at the annual meeting and the shares under our 2006 equity incentive plan are exhausted, we will not able to make grants of restricted stock to our non-employee directors as described above under the heading "Compensation of Directors and Executive Officers—Director compensation," which we believe will also impair our ability to attract and retain qualified members of our board of directors.

Why Proposal Four is being submitted to our shareholders

        Our board of directors has adopted, subject to shareholder approval, an amendment to our 2006 equity incentive plan that would, among other things, increase of the maximum number of shares issuable under our 2006 equity incentive plan by 400,000 shares. We are submitting this amendment, and the plan as so-amended, to our shareholders for approval for the following reasons:

  •
  compliance with the rules of the NASDAQ Stock Market, which require stockholder approval of any material amendment to an equity-based compensation plan;

  •
  such approval has benefits under the Internal Revenue Code, including allowing us to grant under our 2006 equity plan (1) incentive stock options, which receive favorable treatment under the Internal Revenue Code, and (2) "qualified performance-based compensation" based on the objective performance criteria set forth in the plan, such as the PRSUs that are issued under our LTIP, which helps us preserve the deductibility of the compensation we pay to our named executive officers; and

  •
  such approval has benefits under French law, including providing certain favorable tax consequences with respect to certain equity awards granted to our French employees under the plan's French sub-plan.

        A majority of the votes properly cast at the 2017 annual meeting of our shareholders will be necessary to approve Proposal Four. If our shareholders do not approve Proposal Four at the 2017 annual meeting, the maximum number of shares of common stock issuable under our 2006 equity incentive plan will not be increased, none of the other amendments to the plan described in this Proposal Four will be adopted, and we will not be able to maintain our LTIP as the cornerstone of our overall pay-for-performance compensation program.

        Our 2006 equity incentive plan, amended as set forth in this Proposal Four, is summarized in this proxy statement under the heading "Summary of our 2006 equity incentive plan, as amended" below. The full text of the plan, as so amended and restated, is attached as Annex A.

        Our board of directors recommends that you vote FOR Proposal Four and thereby approve (1) the amendments to our 2006 equity incentive plan attached to this proxy statement as Annex A that would, among other things, increase the maximum number of shares issuable under the plan by 400,000 shares and (2) the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code.

Summary of our 2006 equity incentive plan, as amended

        The following is a summary of the material features of our 2006 equity incentive plan, amended as set forth in Proposal Four. The full text of the plan, as so amended and restated, is attached as Annex A.

Purpose of the plan

        The purpose of our 2006 equity incentive plan is to provide additional incentive to our directors, officers, key employees and independent contractors, including those of our subsidiaries. We believe that the grant of equity-based and performance-based awards under the plan will provide recipients with a long-term interest in our growth and success. Specifically, we intend the grant of equity-based and performance-based awards under the plan to provide additional incentive by giving recipients the opportunity to acquire a proprietary interest, or increase their existing proprietary interest, in our firm by acquiring shares of our common stock or otherwise receiving compensation based on our value or increases in our value.

Types of awards authorized by the plan

        Our 2006 equity incentive plan authorizes the grant of the following types of incentive and performance awards:

  •
  options to purchase shares of our common stock intended to qualify as incentive stock options, as defined in Section 422 of the Internal Revenue Code;

  •
  nonqualified options, which are stock options that do not qualify as incentive stock options;

  •
  restricted stock awards consisting of shares of our common stock subject to restrictions;

  •
  restricted stock unit awards consisting of the contractual right to receive shares of our common stock in the future contingent upon the completion of service and/or the achievement of performance or other objectives;

  •
  performance awards consisting of the right to receive payment of cash and/or shares of our common stock upon the achievement of predetermined performance targets; and

  •
  other stock-based awards in the form of stock purchase rights, awards of unrestricted shares of our common stock, and awards valued in whole or in part by or otherwise based on our common stock.

Shares subject to the plan

        All of the shares issued under our 2006 equity incentive plan or by which awards granted under the plan are measured are shares of our authorized but unissued common stock. If our shareholders adopt Proposal Four at the annual meeting, the maximum number of shares issuable under the plan will be 5,274,000, consisting of the following:

  •
  500,000 shares initially reserved for issuance under our 2006 equity incentive plan,

  •
  1,000,000 shares reserved for issuance under our 2006 equity incentive plan based on shares that were or became available under 1998 incentive and nonqualified stock option plan after we adopted our 2006 equity incentive plan on April 21, 2006,

  •
  210,000 shares approved by our shareholders at the 2008 annual meeting of our shareholders,

  •
  1,464,000 shares approved by our shareholders at the 2010 annual meeting of our shareholders,

  •
  1,700,000 shares, consisting of the 2,500,000 shares approved by our shareholders at the 2012 annual meeting of our shareholders reduced by the 800,000 shares cancelled by our board of directors on April 22, 2016, as reported in the current report on Form 8-K we filed on April 27, 2016, and

  •
  400,000 shares being requested under this Proposal Four.

        Each share of stock issued pursuant to an award granted on or after April 30, 2010 under the plan, other than a stock option, counts as 1.83 shares against the maximum number of shares issuable under our 2006 equity incentive plan, as does any restricted stock unit or other performance award granted on or after April 30, 2010 under the plan to the extent that shares of our common stock are used for measurement purposes. This so-called "fungibility ratio" is 2.2, for grants made on or after March 12, 2008 and before April 30, 2010, and 1.8, for grants made before March 12, 2008. The plan adjusts the maximum number of shares issuable under the plan if we effect a capital readjustment or pay a stock dividend without receiving compensation in return. Whenever any outstanding award under the plan expires or terminates other than by exercise or payment in shares of our common stock, the corresponding shares of common stock may again be the subject of plan awards.

        Upon granting an award under our 2006 equity incentive plan, we may retain an option to repurchase shares issued under the award and/or a right of first refusal upon the subsequent transfer of such shares at the discretion of the plan administrator. The plan administrator may also require the award recipient to agree to enter into a standard "lock-up agreement," which would prevent the recipient from disposing of any shares issued under the award for a period of not more than 180 days following the effective date of our registering any of our securities with the Securities and Exchange Commission.

        The last sales price of our common stock on April 24, 2017, as reported on the NASDAQ Global Select Market, was $37.90 per share.

Administration of the plan

        Our 2006 equity incentive plan is administered by the plan administrator, which consists of our board of directors or, if appointed by our board, a committee consisting of at least two "outside directors," as defined in the plan. Our compensation committee is currently the plan administrator and, throughout the term of the plan, has consisted of three outside directors. Except as specifically reserved to our board of directors under the terms of the plan, the plan administrator has full and final authority to operate, manage and administer the plan on our behalf. Action by the plan administrator requires the affirmative vote of a majority of all members of the plan administrator. The plan authorizes the plan administrator to construe and interpret the plan and the awards granted under the plan; to establish, amend and revoke rules and regulations for the administration of the plan; to change, subject to the limitations in the plan, any outstanding award granted under the plan; and, generally, to exercise the powers and to perform the acts that the plan administrator believes are necessary or expedient to promote our best interests with respect to the plan.

Eligibility

        Under our 2006 equity incentive plan, we may only grant incentive stock options to our officers and other employees and to the officers and employees of our subsidiaries. We may grant any other type of awards to our officers and other employees, the officers and employees of our subsidiaries, non-employee directors, and independent contractors who render services to us or any of our subsidiaries. A person is an employee for the purposes of the plan only if he or she is employed by, or provides independent contractor services as a consultant or advisor to, us or one of our subsidiaries. Except with respect to the non-discretionary awards of restricted stock to non-employee directors described below, the plan administrator selects the persons to whom awards are to be granted and prescribes the terms, conditions, restrictions, if any, and provisions of each award, subject to the provisions of the plan. As discussed above, since 2009, we have with limited exceptions granted equity awards under our 2006 equity incentive plan only to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program and to our non-employee directors in the form of automatic annual grants of restricted stock. Under our 2006 incentive plan's general eligibility terms, as of April 24, 2017, six non-employee directors (which number will increase to seven when Mr. Whitman begins serving as one of our directors on May 3, 2017), approximately 832 officers and other employees, and our outside consultants, were eligible to participate in our 2006 equity incentive plan in accordance with its terms.

Limitations on awards

        The maximum aggregate number of shares of common stock that may be subject to awards granted under our 2006 equity incentive plan to a single recipient in any calendar year is 150,000. Shares subject to awards granted in a calendar year count towards this maximum even if they are subsequently forfeited, cancelled or terminated. Any reduction of the purchase price of shares subject to a stock option awarded under the plan is treated as a cancellation of the original award and the grant of a new award. Consequently, the shares subject to the original and new awards each count toward this calendar year maximum.

Automatic restricted stock awards to non-employee directors

        Each of our non-employee directors will automatically be granted an award of restricted stock, vesting in four equal annual installments beginning on the first anniversary of the date of grant, in an amount determined by our board of directors, in each of the following circumstances:

  •
  the non-employee director joins or is re-elected to the board of directors; and

  •
  the non-employee director's term of office does not expire at, and the non-employee director remains a director after, an annual meeting of our shareholders.

        The current value of each of these automatic grants of restricted stock awards as set by our board of directors is $75,000, based on the closing price of our common stock on the date of grant.

Awards contingent upon performance

        In any agreement for a performance award or an award of restricted stock or restricted stock units based on performance granted to a "covered employee" as defined in Section 162(m) of the Internal Revenue Code, the plan administrator will designate the relevant performance factors and the specific goals applicable to each selected performance factor. In addition, the plan administrate may designate performance factors and the specific goals applicable to each selected performance factor in an award granted to any person eligible to receive an award under the plan.

Effectiveness; amendment; termination

        Our 2006 equity incentive plan initially became effective on April 21, 2006, and amendments to the plan were approved by our shareholders in 2008, 2010 and 2012. If our shareholders approve Proposal Four at the annual meeting, the changes to the plan set forth in Proposal Four will be effective on the date of such approval. The plan will terminate when the maximum number of shares issuable under the plan, counted as described above, has been reached or upon its earlier termination by our board of directors. Our board may terminate or amend the plan in its sole discretion, unless applicable law or regulation requires shareholder approval.

Effect on our other incentive plans

        Our 2006 equity incentive plan does not affect any of our other existing incentive plans or limit our board of directors from adopting other incentive arrangements, such as our cash incentive plan and our long-term incentive program.

Change in control

        If our shareholders approve Proposal Four at the annual meeting, if we undergo a change in control, the plan will provide for "double-trigger" acceleration of unvested awards that are assumed or substituted for by the acquirer in the change in control in the event that the award holder's employment for the acquirer terminates without cause within one year of the change in control. For unvested awards that are not assumed or substituted for by the acquirer in the change in control, the plan administrator may in its discretion accelerate some or all of these awards granted under the plan, cause unvested shares of restricted stock to be repurchased, and/or cancel any award (other than restricted stock) granted under the plan. If our shareholders approve Proposal Four at the annual meeting, the payment of any performance awards that are not assumed or substituted for, and accelerated, in a change in control will be based on actual performance, with the performance criteria appropriately adjusted by our compensation committee in good faith, and pro-rated for the portion of the performance period completed.

        As defined in the plan, a "change of control" means any of the following:

  •
  a merger or consolidation involving us (unless it would result in our voting securities representing at least 50% of the combined voting power of us or the entity surviving the merger or consolidation);

  •
  our liquidation;

  •
  the sale of substantially all of our assets; or

  •
  any person (with standard exceptions) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing fifty 50% or more of the combined voting power of our then outstanding securities.

Vesting

        Awards in the form of restricted stock, restricted stock units and performance awards granted under our 2006 equity incentive plan vest in installments over four years. Further, if our shareholders approve Proposal Four at the annual meeting, all awards granted under the plan must be granted with a minimum one year vesting period. The plan administrator may grant awards up to an aggregate amount (counted taking into account any applicable "fungibility ratio") equal to 5% of the maximum number of shares issuable under the plan with a vesting period of less than one year.

Clawback policies

        All awards granted under the plan after April 22, 2016 are automatically subject to any compensation recovery policy we adopt. Any equity award granted under our 2006 equity incentive plan to one of our "named executive officers" (within the meaning of Item 402 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended) is already subject to the compensation recovery policy described above under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Clawback policies," whether or not our shareholders adopt this Proposal Four.

Stock options

        The terms applicable to stock options granted under the plan are as follows.

General

        The plan administrator may award both incentive stock options and nonqualified options on such terms, conditions and restrictions it establishes and sets forth in a written option agreement.

Purchase price

        The plan administrator determines the purchase price for each option awarded under our 2006 equity incentive plan at the time of grant. The purchase price must be at least the fair market value, or in the case of an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of any of our subsidiaries, 110% of the fair market value, of the underlying shares of our common stock on the date of the option's grant.

Limits on Repricings, Exchanges, Repurchase and Buyouts

        The plan administrator may reduce the exercise price of any outstanding stock option issued under our 2006 equity incentive plan only with the approval of our shareholders. The plan administrator may also exchange any stock option under the plan for a new award granted under the plan with a lower (or no) exercise price, or repurchase or buyout any stock option granted under the plan for cash. If our shareholders approve Proposal Four at the annual meeting, any such exchange, repurchase or buyout will require approval of our shareholders.

Exercise

        Upon granting an option under our 2006 equity incentive plan, the plan administrator determines the terms and conditions upon which the option will become exercisable. The holder of an option awarded under the plan that is at least in part exercisable may exercise that portion, in whole or in part, by delivering to us written notice and the appropriate payment. Payment may be made by cash or check, or with the consent of the plan administrator, by:

  •
  shares of our common stock;

  •
  delivery to us of sale or loan proceeds;

  •
  other consideration acceptable to the plan administrator; or

  •
  a combination of the foregoing methods.

Transferability

        Options awarded under our 2006 equity incentive plan are not transferable other than by will or under the laws of descent and distribution, except the plan administrator may permit the original recipient to transfer or assign a nonqualified option for no consideration to:

  •
  any member of the recipient's immediate family, which for the purposes of the plan includes only the recipient's parents, spouse, children and grandchildren;

  •
  any trust solely for the benefit of the recipient's immediate family;

  •
  any partnership, if all its partners are members of the recipient's immediate family; or

  •
  any limited liability company or corporate entity, if all its members or equity owners are members of the recipient's immediately family.

        The transferee or assignee of a nonqualified option will be subject to all of the option's terms and conditions existing at the time of the option's transfer or assignment and to any additional conditions prescribed by the plan administrator.

Expiration; termination

        Any option awarded under our 2006 equity incentive plan expires on the date set forth in the option agreement, which may not be later than the seventh, or in the case of an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of our subsidiaries, the fifth, anniversary of the option's grant. If our shareholders approve Proposal Four at the annual meeting, any stock option (other than an incentive stock option awarded to a shareholder possessing more than 10% of the total voting power of all classes of our stock or the stock of our subsidiaries) granted under our 2006 equity incentive plan after this approval will have an outer expiration date of ten, instead of seven, years. Except as the plan administrator otherwise determines, either in connection with the relevant option award or otherwise, options awarded under the plan terminate on the earliest of:

  •
  the option's stated expiration date;

  •
  the termination of the option recipient's employment or service relationship for cause; and

  •
  thirty days after termination of the option recipient's employment or service relationship either without cause or voluntarily by the recipient, other than as a result of the recipient's death or retirement in good standing for reasons of age or disability under our then-established rules.

        A recipient may exercise an option in the thirty-day period described above only to the extent the option has vested at the time the recipient's employment or service relationship terminates.

        The plan administrator may, but need not, provide that an option received by a non-employee under our 2006 equity incentive plan terminates upon the termination of the non-employee's provision of services to us or any of our subsidiaries whether for cause or otherwise.

        Our 2006 equity incentive plan defines "cause" as:

  •
  any material breach by the option recipient of any agreement to which we and the recipient are both parties;

  •
  any act or omission to act by the option recipient that may have a material and adverse effect on our business or the business of one of our subsidiaries or on the option recipient's ability to perform services; or

  •
  any material misconduct or material neglect of duties by the option recipient in connection with our business or affairs or the business or affairs of any our affiliates or subsidiaries or affiliates of our subsidiaries.

Death; retirement

        If the recipient of an option either dies or retires in good standing for reasons of age or disability under our then-established rules or before the recipient's employment or service relationship terminates, the option terminates on the earliest of:

  •
  the option's stated expiration date;

  •
  one year following the death of the option recipient; and

  •
  except as the plan administrator otherwise determines in connection with the recipient's option or otherwise, ninety days after the option recipient's retirement in good standing for reasons of age or disability under our then-established rules.

Restricted stock awards

        The plan administrator may grant awards of restricted stock on the terms, conditions and restrictions it designates in an award agreement. The recipient of a restricted stock award is issued shares of our common stock subject to the forfeiture, transferability and other restrictions, if any, set forth in our 2006 equity incentive plan and the award agreement. The forfeiture and transferability restrictions are removed as the award vests over a period of at least four years from the date of grant, or as otherwise determined by the plan administrator. Vesting may occur in installments throughout the vesting period and the plan administrator may condition vesting upon the achievement of performance or service targets, the retention by the award recipient of specified shares of our common stock, or other criteria. If our shareholders approve Proposal Four at the annual meeting, except for restricted stock awards granted pursuant to the 5% exception pool to the one-year minimum restriction period requirement described under the heading "Vesting" above, consistent with our prior practice, all restricted stock awards will be granted with a minimum one-year vesting period.

        A recipient of a restricted stock award acquires all of the rights of a holder of our common stock with respect to the restricted shares issued pursuant to the award, whether vested or not, including the right to vote and to receive dividends, which are non-forfeitable if paid in cash. However, we or our designee may hold certificates representing the recipient's restricted shares until all applicable restrictions lapse or are released. The recipient must forfeit all unvested restricted shares when the recipient's employment with or provision of services to us terminates for any reason, unless the plan administrator determines otherwise. The plan administrator has sole discretion to waive any terms and conditions set forth in any restricted stock award agreement under circumstances and subject to terms and conditions, including forfeiture of a proportionate number of the shares, it deems appropriate. The recipient may not assign or transfer unvested restricted shares other than by will or under the laws of descent and distribution, except that the plan administrator may, in its sole discretion, permit the original recipient to transfer unvested restricted shares for no consideration to:

  •
  any member of the recipient's immediate family, which for the purposes of our 2006 equity incentive plan includes only the recipient's parents, spouse, children and grandchildren;

  •
  any trust solely for the benefit of the recipient's immediate family;

  •
  any partnership, if all its partners are members of the recipient's immediate family; or

  •
  any limited liability company or corporate entity, if all its members or equity owners are members of the recipient's immediately family.

        The transferee or assignee of unvested restricted shares will be subject to all of the same terms and conditions related to the unvested restricted shares existing at the time of the transfer or assignment and to any additional conditions prescribed by the plan administrator.

Restricted stock unit awards

        The plan administrator may grant awards of restricted stock units on the terms, conditions and restrictions it designates in an award agreement. A restricted stock unit represents the contractual right to receive a share of our common stock, a cash payment based on the value of our common stock, or a combination of the two in the future, contingent upon the award recipient's completion of service and/or achievement of performance or other objectives, but not the recipient's payment of consideration. A restricted stock unit award becomes non-forfeitable as it vests over a period of at least four years. In general, vesting may occur in installments throughout the vesting period and the plan administrator may condition vesting upon the achievement of performance or service targets, the retention by the award recipient of specified shares of our common stock, or other criteria. If our shareholders approve Proposal Four at the annual meeting, except for restricted stock unit awards granted pursuant to the 5% exception pool to the one-year minimum restriction period requirement described under the heading "Vesting" above, consistent with our prior practice, all restricted stock unit awards will be granted with a minimum one-year vesting period.

        Until the end of the vesting period applicable to a restricted stock unit award, the recipient will have no rights as a holder of our common stock as a result of receiving the award. However, dividend equivalent rights accrue with respect to restricted stock units granted under our long-term incentive program in the form of additional units, or "dividend units." Dividend units are credited to the restricted stock unit when the corresponding dividend is paid on our common stock. Generally, the number of dividend units credited to a restricted stock unit with respect to a dividend is determined by multiplying the per share amount of the dividend by the number of outstanding units under the restricted stock unit as of the dividend's record date, and then dividing the result by our closing stock price on the date the dividend is paid. Dividend units vest on the same dates and in the same relative proportions as the restricted stock unit on which they accrue.

        Upon the completion of a restricted stock unit's vesting period, or later if distribution is deferred under another plan, we will at our election issue a certificate to the award recipient free of all of the restrictions that expired at the end of the vesting period, a cash payment based on the value of our common stock, or a combination of the two. However, the plan administrator may provide for the earlier settlement of a restricted stock unit award to the extent necessary to avoid the tax and related interest for non-compliance with Section 409A of the Internal Revenue Code.

Performance awards

        The plan administrator may grant performance awards, including performance-vesting restricted stock unit awards, consisting of the right to receive stock or cash payments contingent upon the extent to which the recipient achieves predetermined performance targets based on objective performance criteria during some or all of a restriction period of at least four years, during some part of which the award may vest solely based on the passage of time. The plan administrator has discretion to determine the performance targets, and objective performance criteria applicable to a performance award, which may be related to our performance or the performance of the award recipient or any of our subsidiaries. The objective performance criteria that may be used for any performance award under the plan include, but are not limited to, the following: revenue; net revenue; net revenue (excluding the impact of one or more of our subsidiaries, acquisitions, discontinued operations and/or extraordinary or special items as determined by the plan administrator); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization or "EBITDA"; adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the plan administrator or "Adjusted EBITDA"; Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. In addition, any of the foregoing measures may be determined on a GAAP or a non-GAAP basis, or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by the plan administrator, including, but not limited to, our entire company, any parent entity of us or any of our subsidiaries, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of our entire company, any parent entity of us or any of our subsidiaries. Performance awards may be measured by the fair market value of shares of our common stock, the increase in such fair market value during the award period, and/or a fixed cash amount. A performance award becomes non-forfeitable as it vests, potentially in installments, over the award period. If our shareholders approve Proposal Four at the annual meeting, except for performance awards granted pursuant to the 5% exception pool to the one-year minimum vesting period requirement described under the heading "Vesting" above, consistent with our prior practice, all performance awards will be granted with a minimum one-year vesting period.

        Earned performance awards may be paid in cash and/or shares of our common stock, and under such terms and conditions, including payment before the completion of the applicable restriction period, to comply with Section 409A of the Internal Revenue Code, as the plan administrator determines is appropriate.

Other equity-based awards

        Other equity-based awards, consisting of stock purchase rights, awards of unrestricted shares of our common stock, and awards valued in whole or in part by reference to shares of our common stock, may be granted alone or in conjunction with other awards under our 2006 equity incentive plan, at the sole and complete discretion of the plan administrator. Such awards must be memorialized in a written agreement entered into by the award recipient and the plan administrator and be subject to transferability and forfeiture provisions, as set forth in the plan.

Federal tax consequences of the plan

        The following tax information is intended only as a brief overview of the current material United States federal income tax laws applicable to our 2006 equity incentive plan. The summary does not purport to be a complete description of all federal tax issues, nor does it address any state, local or foreign tax matters. Each stock option or award recipient should consult his or her own tax advisors concerning the application of various tax laws that might affect his or her particular situation.

Nonqualified stock options

        The holder of a nonqualified stock option recognizes no income for federal income tax purposes on the grant of the option. On the exercise of a nonqualified stock option, the difference between the fair market value of our common stock on the exercise date and the option exercise price is treated as compensation to the holder of the option, taxable as ordinary income in the year of exercise. That fair market value becomes the recipient's basis in the underlying shares of our common stock, which basis will be used in computing any capital gain or loss upon disposition of the shares.

Incentive stock options

        Except as described below with respect to the alternative minimum tax, the holder of an incentive stock option recognizes no income for federal income tax purposes on either the grant or exercise of the option. If the holder does not dispose of the shares acquired upon exercise of the incentive stock option within two years after the date of the grant of the option or within one year after exercise of the option, any gain realized by the holder on the subsequent sale of the shares will be treated for federal income tax purposes as long-term capital gain. If the holder sells the shares before the expiration of such two-year or one-year period, which is considered a "disqualifying disposition," the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the incentive stock option will be treated as compensation to the holder, taxable as ordinary income, and the excess gain, if any, will be treated as capital gain, which will be long-term capital gain if the shares are held for more than one year.

        The excess of the fair market value of our common stock over the exercise price at the time of exercise of an incentive stock option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the taxpayer's regular tax liability in a later year; however, the alternative minimum tax credit cannot reduce the regular tax below the alternative minimum tax for that carryover year.

Restricted stock awards

        The recipient of a restricted stock award usually recognizes ordinary income only as the shares of restricted stock issued in connection with the award vest. Upon vesting, the amount recognized equals the excess, if any, of the fair market value of the vested shares at the time of vesting over any amount paid by the recipient for the vested shares and this amount will generally be subject to both federal income and payroll taxes. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time of vesting. The gain or loss will be long-term capital gain or loss, if more than one year has passed since the shares vested.

        However, the recipient of a restricted stock award may elect to recognize ordinary income upon the receipt, not the vesting, of shares of restricted stock in connection with the award in accordance with Section 83(b) of the Internal Revenue Code. In this case, the recipient recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares at the time the recipient received the shares over the amount the recipient paid for the shares. Upon the subsequent resale of such vested shares, the recipient will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount the recipient receives in exchange for the vested shares and the fair market value of the vested shares at the time the recipient received the shares. The gain or loss will be long-term capital gain or loss, if over a year has passed since the recipient received the shares.

Restricted stock unit awards

        The recipient of a restricted stock unit award recognizes no income until the recipient receives shares of common stock issued, or any cash payment made, in connection with the award. Under our 2006 equity incentive plan, the recipient may not be required to pay any consideration, beyond the performances of services, to receive shares in connection with a restricted stock unit award. Thus, upon such receipt, the recipient recognizes ordinary income in an amount equal to the fair market value of the shares received, or the amount of cash payment received, which will generally be subject to both federal income and payroll taxes. Upon the subsequent disposition of shares received pursuant to a restricted stock unit award, the recipient will recognize capital gain or loss, as the case may be, in the amount of the difference between the price received in exchange for the shares and the fair market value of the shares at the time the recipient received them. The gain or loss will be long-term capital gain or loss, if more than one year has passed since the recipient received the shares.

        Although restricted stock units awards vest much like restricted stock awards, the Section 83(b) election described above does not apply to restricted stock unit awards because they are unfunded and unsecured promises to issue stock in the future, and thus are not "property" as contemplated by Section 83 of the Internal Revenue Code.

Unrestricted stock awards

        The recipient of an unrestricted stock award will recognize as ordinary income the difference between the fair market value of the common stock granted pursuant to the unrestricted stock award and the amount, if any, the recipient paid for such stock in the taxable year the recipient receives the common stock. The recipient's basis in any common stock received pursuant to the grant of an unrestricted stock award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of an unrestricted stock award upon a subsequent disposition of such common stock will be treated as long-term capital gain, if the recipient held the shares for more than one year, and short-term capital gain, if the recipient held the shares for one year or less.

Performance awards

        The recipient of a performance award, including a performance-vesting restricted stock unit award, will recognize as ordinary income any cash received pursuant to the award, and the difference between the fair market value of the common stock granted pursuant to the award and the amount, if any, the recipient paid for such stock, in the taxable year the recipient receives the cash or common stock, as applicable. The recipient's basis in any common stock received pursuant to the grant of a performance award will be equal to the fair market value of the common stock on the date of receipt of the common stock. Any gain realized by the recipient of a performance award upon a subsequent disposition of such common stock will be treated as long-term capital gain, if the recipient held the shares for more than one year, and short-term capital gain, if the recipient held the shares for one year or less.

Deductibility of awards

        Subject to certain limitations, we may generally deduct on our corporate income tax returns an amount equal to the amount recognized as ordinary income by a recipient of an award under our 2006 equity incentive plan in the year in which the recipient recognizes ordinary income upon the exercise of a nonqualified stock option, the disqualifying disposition of an incentive stock option, the receipt or vesting of shares of stock in connection with a restricted stock award, or the receipt of stock in connection with a restricted stock unit award.

        Section 162(m) of the Internal Revenue Code generally prevents us from deducting more than $1.0 million in compensation each year for each of our chief executive officer and our other three most highly compensated executive officers, other than our chief financial officer. "Qualified performance-based compensation" that meets criteria established by the Internal Revenue Service under Section 162(m), however, is not subject to this limitation. Some of the awards that we grant under our 2006 equity incentive plan may not qualify as qualified performance-based compensation. Accordingly, we may be unable to deduct some or all of the amounts that may be recognized as ordinary income by our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer. See the section of this proxy statement entitled "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Policy on deductibility of compensation" for more details on our policies with respect to Section 162(m).

New plan benefits

        Except as described below, the following table sets forth information concerning the benefits or amounts under our 2006 equity incentive plan, amended as set forth in Proposal Four, that we can determine will be received by:

  •
  our chief executive officer;

  •
  each other named executive officer;

  •
  all current executive officers, as a group;

  •
  all current directors who are not executive officers, as a group; and

  •
  all employees who are not executive officers, as a group.

        The information in the following table is limited to the annual automatic restricted stock awards to be granted to our non-employee directors in connection with the 2017 annual meeting of our shareholders and the current target for equity awards that may be granted to our current executive officers in fiscal 2017 under our long-term incentive program. Except for the restricted stock awards to be granted to our non-employee directors, all awards or award amounts granted under our 2006 equity incentive plan, amended as set forth in Proposal Four, are within the discretion of our compensation committee or our board of directors and thus are discretionary and not determinable.

        Because the grant of awards under our 2006 equity incentive plan is discretionary, the persons and groups listed in the following table may receive additional awards under the plan, amended as set forth in Proposal Four. Our 2006 equity incentive plan limits the aggregate number of shares of common stock that may be subject to awards granted under the plan to a single recipient in any calendar year to 150,000.

New Plan Benefits
Our 2006 equity incentive plan, as amended

Name and position	Dollar Value ($)		Number of Units (#)
Paul Maleh	$1,200,000	(1)	—	(2)
Chief executive officer, president and director
Chad Holmes	$300,000	(1)	—	(2)
Chief financial officer, executive vice president and treasurer
Jonathan Yellin	$175,000	(1)	—	(2)
General counsel and executive vice president
All current executive officers, as a group(3)	$1,675,000	(1)	—
All current directors who are not executive officers, as a group	$525,000	(4)	—	(5)
All employees who are not executive officers, as a group(6)	—		—

(1)
Represents the current target grant date fair values of equity awards that may be granted to these executive officers in fiscal 2017 under our long-term incentive program and 2006 equity incentive plan, as reported on our current report on Form 8-K filed on March 31, 2017. Our compensation committee retains the discretion to decide the timing, amount and terms of these equity awards, if any.

(2)
The number of shares of common stock underlying these equity awards will be based on the mix of the different types of equity awards actually granted and the fair market value of our common stock determined as of a reasonable practicable date prior to the actual grant date. A description of the mix of equity awards granted under our long-term incentive program is contained in the section of this proxy statement under the heading "Compensation of Directors and Executive Officers—Compensation discussion and analysis—Long-term equity incentive compensation—Long-term incentive program" above. It is currently expected that these awards, if any, would be granted in the fall of 2017.

(3)
We currently have three executive officers who would be eligible to receive awards under our 2006 equity incentive plan, as amended as set forth in Proposal Four.

(4)
We currently have six directors who are not executive officers and who are eligible to receive awards under our 2006 equity incentive plan, as amended as set forth in Proposal Four, all of whom are non-employee directors as defined in the plan. In addition, our board of directors has appointed a seventh such director, who will begin serving as one of our directors on May 3, 2017. All of these seven directors are expected to continue serving as a director after the 2017 annual meeting and to be eligible to receive automatic restricted stock awards under the plan immediately after the annual meeting. The amount shown in the table represents the aggregate value of the shares of our common stock, based on its fair market value on the date of grant, to be issued pursuant to these automatic restricted stock awards, assuming that we will have seven non-employee directors who will be re-elected as directors at the annual meeting or whose term will continue after the annual meeting.

(5)
The number of shares of common stock issued in connection with each of these non-employee director restricted stock awards will be determined by dividing the award's value by the closing price of our common stock on the date of grant.

(6)
As discussed above, since 2009, we have with limited exceptions granted equity awards under our 2006 equity incentive plan only to our senior corporate leaders, practice leaders and other key revenue generators under our long-term incentive program and to our non-employee directors in the form of automatic annual grants of restricted stock. Under our 2006 incentive plan's general eligibility terms, as of April 24, 2017, six non-employee directors (which number will increase to seven when Mr. Whitman begins serving as one of our directors on May 3, 2017), approximately 832 officers and other employees, and our outside consultants, were eligible to participate in our 2006 equity incentive plan, as amended as set forth in Proposal Four.

EQUITY COMPENSATION PLANS

        The following table provides information, as of December 31, 2016, regarding shares authorized for issuance under our equity compensation plans, including individual compensation arrangements.

Equity Compensation Plan Information as of End of Fiscal 2016

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#) (c)
Equity compensation plans approved by shareholders	1,458,756	(1)	22.95	(2)	271,998	(3)
Equity compensation plans not approved by shareholders	—		—		—
Total	1,458,756		22.95		271,998	(3)

(1)
Amount reported consists of the following equity awards granted under our shareholder approved 2006 equity incentive plan and outstanding as of the end of fiscal 2016: 945,083 shares underlying stock option awards, 184,751 shares underlying time-vesting restricted stock unit awards, and 328,922 shares underlying performance-vesting restricted stock unit awards (assuming target performance will be achieved) for which the performance conditions had not been determined as of the end of fiscal 2016. The number of shares underlying these performance-vesting restricted stock unit awards assuming that their highest level of performance will be achieved is 411,153.

(2)
Amount reported is the weighted-average exercise price of the 945,083 stock options reported in column (a).

(3)
Amount reported consists of (in the top row of the table) or includes (in the bottom row of the table) 60,221 shares of common stock reserved for future issuance under our 2006 equity incentive plan and 211,777 shares of common stock reserved for future issuance under our 1998 employee stock purchase plan, which is a tax-qualified plan under Section 423 of Internal Revenue Code.

Equity award activity over fiscal 2014, 2015, and 2016

        The following table details the grant, vesting and forfeiture activity of shares of restricted stock under our 2006 equity incentive plan over fiscal 2014, 2015 and 2016:

Shares of Restricted Stock	Number of Shares
Non-vested at December 28, 2013	62,754

Granted	46,297
Vested	(29,447)
Forfeited	(3,149)

Non-vested at January 3, 2015	76,455

Granted	19,032
Vested	(26,746)
Forfeited	—

Non-vested at January 2, 2016	68,741

Granted	21,231
Vested	(27,850)
Forfeited	—

Non-vested at December 31, 2016	62,122

        The following table details the grant, vesting and forfeiture activity of time-vesting restricted stock units under our 2006 equity incentive plan over fiscal 2014, 2015 and 2016:

Time-Vesting Restricted Stock Units	Number of Units
Outstanding at December 28, 2013	197,834

Granted	89,296
Vested	(74,955)
Forfeited	(4,988)

Outstanding at January 3, 2015	207,187

Granted	125,401
Vested	(77,258)
Forfeited	(3,009)

Outstanding at January 2, 2016	252,321

Granted	16,000
Vested	(83,570)
Forfeited	—

Outstanding at December 31, 2016	184,751

        The following table details the grant, vesting and forfeiture activity of performance-vesting restricted stock units under our 2006 equity incentive plan over fiscal 2014, 2015 and 2016. For purposes of this table, granted PRSUs are counted based on the maximum number of units that could vest upon achievement of the PRSUs' performance conditions which, for all periods presented, equaled 125% of the PRSU's target number of units.

Performance-Vesting Restricted Stock Units	Number of Units
Outstanding at December 28, 2013	245,200

Granted	153,518
Vested	(25,336)
Forfeited	(7,914)

Outstanding at January 3, 2015	365,468

Granted	204,315
Vested	—
Forfeited	(11,624)

Outstanding at January 2, 2016	558,159

Granted	26,666
Vested	(90,485)
Forfeited	(83,187)

Outstanding at December 31, 2016	411,153

        The following table details the grant, exercise, expiration and forfeiture activity of stock options under our 2006 equity incentive plan and other stock option plans (none of which had any stock options outstanding as of the end of fiscal 2016) over fiscal 2014, 2015 and 2016:

Stock Options	Number of Shares
Outstanding at December 28, 2013	1,292,349
Granted	178,608
Exercised	(20,931)
Expired	—
Forfeited	(295,081)

Outstanding at January 3, 2015	1,154,945

Granted	250,835
Exercised	(29,288)
Expired	(138,695)
Forfeited	(31,019)

Outstanding at January 2, 2016	1,206,778

Granted	32,000
Exercised	(124,931)
Expired	(168,764)
Forfeited	—

Outstanding at December 31, 2016	945,083

PROPOSAL FIVE:
APPROVAL OF OUR CASH INCENTIVE PLAN

Summary

        Proposal Five concerns the approval of our cash incentive plan for purposes of Section 162(m) of the Internal Revenue Code.

        Our cash incentive plan was initially approved by our board of directors and our shareholders at the annual meeting of our shareholders in 2007 and was reapproved by our shareholders in 2012, and the plan was amended by our compensation committee on December 8, 2016 and on April 22, 2017. Our cash incentive plan must be approved every five years so that performance awards granted to our executive officers under the plan may qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Internal Revenue Code, which preserves the deductibility to us of the amounts payable under the awards.

        Accordingly, our board of directors is submitting the cash incentive plan, as amended, to our shareholders for approval. A majority of the votes properly cast at the annual meeting of our shareholders will be necessary to approve Proposal Five.

        We believe that compensating our executive officers and other key employees with cash and equity performance-based incentive compensation is important because it motivates them to consider our long-term growth and profitability, thereby aligning their interests with the interests of our shareholders. Accordingly, granting our executive officers and other key employees cash and equity performance-based incentive compensation is a key component of our pay-for-performance philosophy, and we anticipate continuing to grant such compensation to our executive officers and other key employees in the future even if such grants cannot be made under a shareholder approved plan. If we grant cash and equity performance-based incentive compensation to our named executive officers under a plan that is not shareholder approved, Section 162(m) may prevent us from receiving a deduction for some portion of the total compensation paid to these executive officers in each fiscal year.

        Our cash incentive plan is summarized in this proxy statement under the heading "Summary of our cash incentive plan" below. The full text of the plan is attached as Annex B.

Recommendation

        Our board of directors recommends that our shareholders vote FOR Proposal Five and thereby approve the cash incentive plan, as amended as attached as Annex B, including for purposes of Section 162(m) of the Internal Revenue Code.

Reasons underlying Proposal Five

        We are submitting Proposal Five for shareholder approval for the following reasons:

  •
  to enable us to compensate executive officers and other key employees in a fashion that our board of directors believes is beneficial to us and our shareholders; and

  •
  to allow certain performance awards under our cash incentive plan to be treated for federal income tax purposes as "qualified performance-based compensation," which preserves the deductibility to us of the amounts payable under the awards.

        As discussed in this proxy statement under the heading "Executive compensation—Compensation discussion and analysis" above, our board of directors has adopted our cash incentive plan because it believes that performance awards and service awards, such as those offered by the cash incentive plan, have become an integral factor in attracting and maintaining top-flight executive officers and other key employees. Our board also believes that performance awards promote our growth and performance by linking compensation to the attainment of business objectives. In 2016, our compensation committee expanded our LTIP to include service-based awards and performance-based awards granted under our cash incentive plan.

        Additionally, our cash incentive plan is specifically designed to preserve our ability to deduct the performance compensation (other than performance compensation tied to subjective individual performance goals) we pay our executive officers for income tax purposes. Section 162(m) of the Internal Revenue Code generally limits our tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our three other most highly compensated executive officers, other than our chief financial officer, in any fiscal year. Compensation that is "qualified performance-based compensation" within the meaning of Section 162(m) does not count towards this $1.0 million limit. The performance awards granted under our cash incentive plan may be treated as qualified performance-based compensation only if the plan is approved by a majority vote of our shareholders every five years.

Summary of our cash incentive plan

        The following is a summary of the material features of our cash incentive plan. The full text of the plan, as so amended, is attached as Annex B.

        Overview.    Our cash incentive plan permits us to grant "performance awards" and "service awards" to our executive officers and other salaried employees. In general, a performance award is paid, if at all, after the end of the "award period" related to the performance award, based on the extent to which certain objective performance goals have been attained during the award period. An award period can be one of our fiscal years or some other period determined by the plan administrator. By linking compensation to the attainment of specified business objectives, our board of directors believes that our cash incentive plan will promote our growth and performance. Service awards granted under the plan are payable on the basis of the degree of achievement of service (including continued employment for a period of time) or other conditions.

        Administration.    Our cash incentive plan is administered by a committee of our board of directors, consisting of independent directors. Currently, the committee is our compensation committee. Our compensation committee may delegate its authority to grant performance awards under our cash incentive plan to one or more of our senior officers. However, the committee may not delegate its ability to grant performance awards to our executive officers. Our board may, for any reason, take any action under our cash incentive plan that would otherwise be the responsibility of the committee. Our compensation committee interprets our cash incentive plan and all performance awards granted under it. All of the committee's determinations with respect to our cash incentive plan are conclusive and binding.

        No member of our board of directors or our compensation committee, and no senior officer delegated responsibility under our cash incentive plan, is liable for any action or determination made in good faith with respect to our cash incentive plan or any performance award granted under it.

        Eligibility.    Any of our salaried employees and the salaried employees of any of our subsidiaries or affiliates may be eligible to receive a performance award under our cash incentive plan. Our compensation committee designates which employees are eligible to receive awards in any award period. An individual who is (1) otherwise employed by a third party, (2) an independent contractor, or (3) working on a temporary or intermittent basis, may not receive an award under our cash incentive plan.

        We have historically only used our cash incentive plan for grants of annual incentive cash bonuses to our executive officers. As noted above, on December 8, 2016, our compensation committee amended our cash incentive plan to facilitate the grant under our LTIP of cash service awards and performance awards to our senior corporate leaders, practice leaders and other key revenue generators, so we could be prepared to move forward without, or with significantly reduced levels of, equity awards, if we are unable to get additional shares approved by our shareholders. Under the cash incentive plan's general eligibility terms, as of April 24, 2017, we had approximately 754 salaried employees, including three executive officers, who would be eligible to receive awards under our cash incentive plan.

        Performance goals and factors.    The payment of any performance award granted under our cash incentive plan during an award period is based on the extent that certain objective performance goals are attained during the award period. Performance goals will be stated in terms of the attainment of (1) specified levels of one or more objective "performance factors" or (2) percentage changes compared to a prior measurement period in such factors.

        Performance factors are selected by our compensation committee from time to time and include, but are not limited, to the following: A performance-based award granted under the plan is payable only to the extent certain performance targets, based on performance criteria specified by our compensation committee, are achieved in the relevant measurement period. These performance targets can be based on objective financial performance criteria, including, but not limited to, revenue; net revenue; net revenue (excluding the impact of one or more of our subsidiaries, acquisitions, discontinued operations and/or extraordinary or special items as determined by our compensation committee); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization or "EBITDA"; adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by our compensation committee, or "Adjusted EBITDA"; Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. Any of the foregoing measures may be determined on a GAAP or a non-GAAP basis or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by our compensation committee, including, but not limited to, our entire company, any parent of us or any of our subsidiaries, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of our entire company, any parent of us or any of our subsidiaries. These performance targets may also be based on performance criteria in the form of individual or other goals specified by our compensation committee. Only awards based on or limited by objective financial performance criteria may be qualified performance based compensation.

        Modification of performance goals and factors.    Our compensation committee may adjust or modify the computation of a performance goal, to the extent permitted by Section 162(m), if the performance goal or any of its underlying performance factors are affected by the occurrence or anticipation of (1) any unusual or extraordinary corporate event, transaction or development, or (2) any other unusual or nonrecurring event or change in applicable law, affecting us or any of our subsidiaries or affiliates.

        Our compensation committee also may change the performance goals of performance awards granted to an employee to reflect changes in the employee's responsibilities. Such changes must be consistent with Section 162(m) if the affected performance awards were intended to be treated as "qualified performance-based compensation" under Section 162(m).

        In no case will the performance goals of any performance award granted to an executive officer be changed with respect to an award period if such change will increase the amount payable under the performance award in the award period.

        Establishment of performance awards.    In each award period, our compensation committee first establishes which performance goals apply to each performance award. Then, for each performance award, the committee establishes the objective "performance formula" that determines the amount payable under the performance award in the award period, based on the level of attainment of the related performance goals in the award period. If the performance award is intended to be treated as "qualified performance-based compensation" under Section 162(m), the committee establishes the corresponding performance goals and performance formula within the first 90 days (or a shorter period, if required by Section 162(m)) of the relevant award period.

        Payment of performance awards.    Following the completion of each award period, our compensation committee determines and certifies in writing (1) the extent to which each performance award's performance goals were attained in the award period and (2) the amount payable under each performance award as determined by the performance award's performance formula. Additionally, before payment can be made on any performance award granted to an executive officer that is intended to be treated as "qualified performance-based compensation" under Section 162(m), the committee must also certify that all other material terms and conditions precedent to the payment of the performance award have been satisfied.

        In addition, the payment of any amount earned under a performance award based on its performance factors and performance formulas may be made subject to additional conditions set forth in the applicable award agreement, including additional service-based conditions (such as continued employment for a period of time), as well as our ownership guidelines.

        Our compensation committee, in its sole and complete discretion, can determine that the actual amount to be paid under a performance award is the amount determined by the application of the performance award's performance formula or, in the case the committee exercises "downward discretion," a lesser amount. The committee's exercise of this discretion can eliminate the payment due under a performance award altogether.

        To receive payment under a performance award in an award period, the individual granted the performance award must be treated as an employee in our personnel records or the personnel records of one of our subsidiaries or affiliates on the last day of the award period. Our compensation committee, however, may pay performance awards to individuals who have retired or been terminated, or to the estate or designee of individuals who have died, before the end of the relevant award period.

        Payments on performance awards will be made as soon as administratively possible after our compensation committee has completed the required certifications. The committee may permit the deferral of payment due under a performance award, in accordance with rules it establishes, as necessary, to ensure compliance with Section 409A of the Internal Revenue Code. The committee may in its discretion defer the payment of a performance award to the extent that (1) the performance award is ineligible for treatment as "qualified performance-based compensation" under Section 162(m) and (2) the payment is not deductible by us for federal income tax purposes. If this occurs, the deferred compensation will be paid in the first year we can deduct it.

        Payments on performance awards will be made either in cash or, in our sole and complete discretion, in shares of our common stock with a commensurate aggregate fair market value.

        Maximum performance award.    The maximum amount payable under any performance award granted under our cash incentive plan in any fiscal year to any recipient is $8,000,000. This maximum is prorated for recipients who do not participate in our cash incentive plan for the entire fiscal year.

        Establishment of service awards.    Service awards granted under the plan are payable on the basis of the degree of achievement of service (including continued employment for a period of time) or other conditions established by our compensation committee in the applicable award agreement.

        Payment of service awards.    A participant will be eligible to receive payment in respect of a service award only to the extent that the service and other conditions set forth in the applicable award agreement are satisfied. In addition, the payment of any amount earned under a service award may be made subject to our ownership guidelines. Payment of a service award will be made as soon as administratively possible after the right to payment under the applicable award agreement has vested.

        Ownership guidelines.    Any award may, in its award agreement, be made subject to our ownership guidelines. If an award is made subject to the ownership guidelines, any payment otherwise due under the award may, instead of being paid to the applicable participant, be held by us and then subsequently paid to the participant in accordance with the ownership guidelines. In addition, such award agreement will provide that if any payment under such award is, as a result of the ownership guidelines, not paid on the date that such payment would have been made if the award had not been subject to the ownership guidelines (the "payment date"), and is instead paid at a later date, then the payment date, and not such later date, shall be treated by us and the applicable participant as the date that such payment is made for all tax purposes, including for purposes of any federal, state or local taxes and any related withholding requirements.

        Transferability.    Performance awards are generally not transferable, either voluntarily or involuntarily, without our consent.

        Change of control.    Upon the occurrence of a "change of control," all performance awards shall be paid out as if the effective date of the change of control were the last day of the applicable award period and all performance goals had been attained and all service awards shall be paid out as if any conditions to payment had been satisfied as of the date of the change of control, unless provision is made in connection with the change of control for (1) the assumption of all previously granted performance awards or (2) the substitution of such performance awards with commensurate new awards covering stock of the successor corporation or its parent or subsidiary.

        While performance awards are outstanding under our cash incentive plan, "change of control" means (1) we merge with or into or consolidate with another corporation, unless our outstanding voting securities immediately prior to the change of control continue to represent, either by remaining outstanding or conversion into voting securities of the entity surviving the change of control, at least 50% of our combined voting power or of the combined voting power of the entity surviving the change of control; (2) any person (with standard exceptions) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities representing fifty 50% or more of the combined voting power of our then outstanding securities; or (3) we liquidate or sell substantially all of our assets.

        Termination and amendment.    Until the occurrence of a change of control, our board of directors or our compensation committee may, in their sole discretion, amend, suspend or terminate the plan. Except as we otherwise determine, no such termination or amendment will affect the right of a holder of a performance award to receive a payment that has already been earned under the performance award.

        Impact of restatement of financial statements upon previous awards.    If any of our financial statements are restated as a result of errors, omissions or fraud, the committee may, in its sole discretion but acting in good faith, direct that we recover all or a portion of any performance award granted or payment made under our cash incentive plan with respect to any of our fiscal years whose financial results are negatively affected by such restatement.

Federal tax consequences of the plan

        Payments made under our cash incentive plan will be taxable to the recipients when paid. We intend that payments of performance awards granted under our cash incentive plan to our named executive officers (except components of awards tied to subjective individual performance goals) meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code. As a result, we will generally be entitled to a United States federal income tax deduction corresponding to the amount of income recognized by the recipient named executive officers under these performance awards. If we were to grant service awards, or performance awards tied to subjective individual performance goals, under our cash incentive plan to any of our named executive officers (other than our chief financial officer), such awards would not meet the requirements for "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, our ability to deduct the amount of income recognized by the recipient named executive officers (other than our chief financial officer) under these service awards or performance awards tied to subjective individual performance goals could be limited by Section 162(m).

New plan benefits

        The benefits that will be awarded or paid under our cash incentive plan are not currently determinable. Awards granted under the plan are at the discretion of our compensation committee, and the committee has not determined future awards or who might receive them.

REPORT OF THE AUDIT COMMITTEE

        Our firm's board of directors appointed an audit committee to, among other things, monitor the integrity of our firm's consolidated financial statements, our firm's system of internal controls, and the independence and performance of our firm's internal auditors and independent registered public accountants. The audit committee also selects our firm's independent registered public accountants. The audit committee is governed by a written charter adopted by our firm's board of directors. A current copy of the audit committee charter is available through the Investor Relations page of our website at www.crai.com.

        The audit committee currently consists of three non-employee directors. Each member of the audit committee is "independent" within the meaning of the rules of the NASDAQ Stock Market.

        Our firm's management is responsible for the firm's financial reporting process, including its system of internal controls, and for the preparation of the firm's consolidated financial statements in accordance with generally accepted accounting principles. Our firm's independent registered public accountants are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the field of accounting, auditing or auditor independence. We have relied, without independent verification, on the information provided to us and on the representations made by our firm's management and independent registered public accountants.

        In fulfilling our oversight responsibilities, we discussed with representatives of Ernst & Young LLP, or "EY," our firm's independent registered public accountants for fiscal 2016, the overall scope and plans for their audit of our firm's consolidated financial statements for fiscal 2016. We met with them, with and without our firm's management present, to discuss the results of their audits and their evaluations of our firm's internal controls and the overall quality of our firm's financial reporting. We reviewed and discussed our firm's audited consolidated financial statements for fiscal 2016 with our firm's management and independent registered public accountants.

        In addition, during the course of fiscal 2016, our firm's management completed the documentation, testing and evaluation of our firm's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of this evaluation and provided oversight to our firm's management during the process. In connection with this oversight, we received periodic updates provided by our firm's management and EY at each appropriate scheduled audit committee meeting. At the conclusion of the process, our firm's management provided us with, and we reviewed, a report on the effectiveness of our firm's internal control over financial reporting. We also reviewed the report of our firm's management contained in our firm's annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC, as well as EY's Report of Independent Registered Public Accounting Firm included in our firm's annual report on Form 10-K for the fiscal year ended December 31, 2016 related to its audit of (i) our firm's consolidated financial statements and (ii) the effectiveness of our firm's internal control over financial reporting. We continue to oversee our firm's efforts related to its internal control over financial reporting and our firm's management's preparations for the evaluation in fiscal 2017.

        We discussed with our firm's independent registered public accountants the matters required to be discussed by Statement of Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including a discussion of our firm's accounting principles, the application of those principles, and the other matters we were required to discuss with our firm's independent registered public accountants under generally accepted auditing standards. In addition, we received from our firm's independent registered public accountants a letter containing the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board and discussed the disclosures with them, as well as other matters relevant to their independence from our firm's management and our firm. In evaluating the independence of our firm's independent registered public accountants, we considered the fact that all audit-related services, tax services and other services for fiscal 2016 were pre-approved by the audit committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission's rules on auditor independence.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in our firm's audit committee charter, we recommended to our firm's board of directors that our firm's audited consolidated financial statements for fiscal 2016 be included in our firm's annual report on Form 10-K for fiscal 2016 filed on March 15, 2017.

The audit committee Robert Holthausen (Chair) William Concannon Nancy Hawthorne

PROPOSAL SIX:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Overview

        Proposal Six concerns the ratification of the appointment by our audit committee of Ernst & Young LLP, or "EY," to be our independent registered public accountants for our fiscal year ending December 30, 2017.

        Under rules of the Securities and Exchange Commission and the NASDAQ Stock Market, appointment of our independent registered public accountants is the direct responsibility of our audit committee. Although ratification of this appointment by our shareholders is not required by law, our board of directors believes that seeking shareholder ratification is a good practice that provides shareholders an avenue to express their views on this important matter.

        Our audit committee has reappointed EY as our independent registered public accountants for our fiscal year ending December 30, 2017. Our board of directors recommends that shareholders vote to ratify the appointment. If our shareholders do not ratify the appointment of EY, our audit committee may, but is not required to, reconsider its decision. In any case, our audit committee may, in its discretion, appoint new independent registered public accountants at any time during the year if it believes that such change would be in our best interest and the best interest of our shareholders. We expect that representatives of EY will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions from shareholders.

        Our board of directors recommends that you vote FOR the proposal to ratify the appointment by our audit committee of Ernst & Young LLP as our independent registered public accountants for fiscal 2017.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees and Services

        The following is a summary of the fees and out-of-pocket expenses for professional services rendered by Ernst & Young LLP, or "EY," our current registered independent public accountants, for the fiscal years ended December 31, 2016 and January 2, 2016.

Fee category	Fiscal 2016	Fiscal 2015
Audit fees	$2,319,363	$1,903,478
Audit-related fees	2,000	—
Tax fees	133,877	189,407
All other fees	290,000	1,550

Total fees	$2,745,240	$2,094,435

Audit fees

        Audit fees comprise fees and out-of-pocket expenses for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the integrated audit of our annual financial statements and the effectiveness of our internal control over financial reporting and the review of our quarterly financial statements. Audit fees also include fees for services that are normally provided in connection with statutory and regulatory financial statement filings.

Audit-related fees

        In fiscal 2016 and fiscal 2015, EY did not perform any other assurance or related services for us that were reasonably related to the performance of the audit or review of our financial statements, except as disclosed under the heading "Audit fees" above.

Tax fees

        In fiscal 2016 and fiscal 2015, EY performed tax services that were pre-approved by our audit committee, which determined that such services would not impair the independence of the auditor and were consistent with the Securities and Exchange Commission's rules on auditor independence.

All other fees

        In fiscal 2016, we incurred fees related to the preparation of a transfer pricing study, financial diligence on the acquisition of C1 Consulting LLC and its subsidiary, and our subscription to the EY audit and accounting standards research tool. In fiscal 2015, we incurred fees related to our subscription to the EY audit and accounting standards research tool. EY did not perform any other services for us in fiscal 2016 and fiscal 2015 other than those disclosed under the headings "Audit fees" and "Tax Fees" above.

Pre-approval policies and procedures

        At present, our audit committee approves each engagement for audit or non-audit services before we engage our independent registered public accountants to provide those services. However, our audit committee has delegated to the chairman of the committee the authority to pre-approve audit and non-audit services that the chairman determines in good faith would not impair the independence of our independent registered public accountants. The chairman of our audit committee must notify the other members of the committee of any audit or non-audit service that he pre-approves under this delegation of authority. Any other audit and non-audit services require pre-approval by the entire audit committee.

        Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage our independent registered public accountants to provide any specified services with only an obligation to notify the committee of the engagement for those services. None of the services provided by EY for fiscal 2016 was obtained in reliance on the waiver of the pre-approval requirement permitted by SEC regulations.

 SHAREHOLDER PROPOSALS

        Shareholder proposals for inclusion in our proxy materials relating to the 2018 annual meeting of our shareholders must be received by us at our executive offices no later than January 16, 2018 or, if the date of that meeting is more than 30 calendar days before or after July 12, 2018, a reasonable time before we begin to print and send our proxy materials with respect to that meeting.

        In addition, our by-laws provide that a shareholder desiring to bring business before any meeting of shareholders or to nominate any person for election to our board of directors must give timely written notice to our secretary in accordance with the procedural requirements set forth in our by-laws. In the case of a regularly scheduled annual meeting, written notice must be delivered or mailed to and received at our principal executive offices not less than 60 days nor more than 90 days before the first Monday in May in the year of the annual meeting (the default date for such meetings set in our by-laws), must describe the business to be brought before the meeting, and must provide specific information about the proposing shareholder, other supporters of the proposal, their stock ownership and their interest in the proposed business. If we hold the 2018 annual meeting of our shareholders before May 7, 2018, and if we give less than 70 days' notice or prior public disclosure of the date of that meeting, then the shareholder's notice must be delivered or mailed to and received at our principal executive offices not later than the close of business on the tenth day after the earlier of (1) the day on which we mail notice of the date of the annual meeting and (2) the day on which we publicly disclose the date of the annual meeting. If we hold the 2018 annual meeting of our shareholders on or after May 7, 2018, in order to bring an item of business before the meeting in accordance with our by-laws, a shareholder must deliver the requisite notice of that item of business to us between February 6, 2018 and March 8, 2018.

AVAILABLE INFORMATION

        Shareholders of record on May 3, 2017 will receive this proxy statement and our annual report to shareholders, which contains detailed financial information about us. The annual report is not incorporated herein and is not deemed a part of this proxy statement.

Annex A

CRA INTERNATIONAL, INC.

AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN

SECTION 1.    PURPOSE

        This 2006 Equity Incentive Plan (the "Plan") of CRA International, Inc. (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and to certain other individuals providing services as independent contractors to or acting as non-employee directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("Nonqualified Options" and, together with Incentive Stock Options, "Options"), shares of Common Stock (as defined below) subject to restrictions under Section 83 of the Code ("Restricted Stock"), Restricted Stock Units (as defined in Section 6.8), Performance Awards (as defined in Section 7.1(a)), SARs (as defined in Section 7.2), and certain other equity-based awards (Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Awards, SARs and the other awards issuable under the Plan collectively referred to as "Awards"), which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock or otherwise receive compensation based on the value, or an increase in the value, of the Company. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. As used in the Plan the terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.    ADMINISTRATION

        2.1    THE PLAN ADMINISTRATOR.    The Plan shall be administered by the Plan Administrator (the "Plan Administrator"), which shall consist of the Board of Directors of the Company (the "Board") or, if appointed by the Board, a committee consisting of at least two "Outside Directors." As used herein, the term Outside Director means any director of the Company who (i) is not a current employee of the Company or a member of an "affiliated group," as such term is defined in Section 1504(a) of the Code, which includes the Company (an "Affiliate"), (ii) is not a former employee of the Company or any Affiliate who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company's or any Affiliate's taxable year, (iii) has not been an officer of the Company or any Affiliate; (iv) does not receive remuneration from the Company or any Affiliate, either directly or indirectly, in any capacity other than as a director, and the term "Outside Director" shall be interpreted in a manner consistent with the interpretation of the term "outside director" as defined in Section 162(m) of the Code and the Treasury Regulations issued thereunder. If the Plan is not administered by the Board, none of the members of the Plan Administrator shall be an officer or other employee of the Company. It is the intention of the Company that the Plan, if not administered by the Board, shall be administered by a committee having two or more "Non-Employee Directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but the authority and validity of any act taken or not taken by the Plan Administrator shall not be affected if any person administering the Plan is not a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, the Plan Administrator shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

        2.2    POWERS OF THE PLAN ADMINISTRATOR.    Subject to the terms and conditions of the Plan, the Plan Administrator shall have the power:

          (a)   To determine from time to time the persons eligible to receive Awards and the Awards to be granted to such persons under the Plan and to prescribe the terms, conditions, Vesting

  Schedules (as defined in Section 3.5), and other restrictions, if any, and provisions (which need not be identical) of each Award granted under the Plan to such persons;

          (b)   To construe and interpret the Plan and Awards granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Plan Administrator may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Plan Administrator in the exercise of this power shall be final and binding upon the Company and Award holders;

          (c)   To make, in its sole discretion, changes to any outstanding Award granted under the Plan, provided that such changes are not prohibited by any other provision under the Plan; and

          (d)   Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.    STOCK

        3.1    STOCK TO BE ISSUED.    The stock subject or related to the Awards granted under the Plan shall be shares of the Company's authorized but unissued common stock, without par value (the "Common Stock"). The total number of shares that may be issued pursuant to Awards granted under the Plan shall not exceed an aggregate of 5,274,000 shares of Common Stock (the "Reserve Limit"); provided, however, that (a) any shares of Common Stock issued in connection with Awards granted under Section 6 (other than Section 6.8), and any shares of Common Stock by which Awards granted under Section 6.8 or Section 7 are measured, will be counted against the Reserve Limit (i) as one and eight-tenths (1.8) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted prior to March 12, 2008, (ii) as two and two tenths (2.2) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after March 12, 2008 but before April 30, 2010, and (iii) as one and eighty-three hundredths (1.83) shares of Common Stock for every one share so issued or by which such Award is so measured for Awards granted on or after April 30, 2010, and (b) the class and aggregate number of shares of Common Stock which may be subject to Awards granted under the Plan shall be subject to adjustment as provided in Section 8. Notwithstanding anything to the contrary in the foregoing, to the extent that any Award by its terms may only be satisfied in cash (and not in shares of Common Stock), such Award will not count against the Reserve Limit. To the extent that any Award may be satisfied in cash or shares of Common Stock at the option of the Company or the Plan Administrator, such Award shall count against the Reserve Limit unless and until the Company or the Plan Administrator elects to settle such Award in cash (or partially in cash), at which time the shares subject to such Award (to the extent settled in cash) may again be the subject of Awards under the Plan pursuant to Section 3.2.

        3.2    EXPIRATION, CANCELLATION OR TERMINATION OF AWARD; SETTLEMENT IN CASH.    Whenever any outstanding Award under the Plan expires, or is cancelled, forfeited or otherwise terminated (other than by exercise or payment), the shares of Common Stock allocable to the portion of such Award that has expired, or has been cancelled, forfeited or otherwise terminated, may again be the subject of Awards under the Plan. Whenever payment of any outstanding Award under the plan is made in whole or in part in cash, any shares of Common Stock that were previously counted toward the Reserve Limit pursuant to Section 3.1 with respect to the portion of such Award that was so paid may again be the subject of Awards under the Plan.

        3.3    LIMITATION ON GRANTS.    In no event may any Plan participant be granted Awards with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 8). The number of shares of Common Stock issuable pursuant to or otherwise related to an Award granted to a Plan participant in a calendar year that is subsequently forfeited, cancelled or otherwise terminated, shall continue to count toward the foregoing limitation in such calendar year. In addition, if the purchase price of shares of Common Stock subject to an Option is subsequently reduced, the transaction shall be deemed a cancellation of the original Award and the grant of a new one so that both transactions shall count toward the maximum shares issuable in the calendar year of each respective transaction.

        3.4    MINIMUM VESTING PERIOD.    All Awards must be granted with a Vesting Schedule (as defined below) that does not provide for such Award, or any portion thereof, to Vest (as defined below) prior to the first anniversary of such Award's date of grant, provided that the Plan Administrator may grant Awards that do not satisfy the foregoing requirements in an aggregate amount (with such Awards counted for this purpose as set forth in Section 3.1) that does not exceed 5% of the Reserve Limit.

        3.5    DEFINITIONS.    As used in the Plan, the following terms are given the following respective meanings:

          (a)   "Vest" means, with respect to any Award or portion thereof, to become (i) non-forfeitable, if such Award is Restricted Stock, (ii) exercisable, if such Award is an Option or SARs, or (iii) payable in cash, shares of Common Stock or otherwise, if such Award is Restricted Stock Units, a Performance Award, or any other Award granted under the Plan. Grammatical variations of "Vest" (such as "Vested") shall have correlative meanings. Awards may Vest based on (w) continued employment with or provision of services (including as a director) to the Company (or any parent or subsidiary of the Company, (x) if and to the extent performance conditions are achieved, (y) any other conditions specified by the Plan Administrator in its discretion, or (z) any combination of the foregoing specified by the Plan Administrator in its discretion.

          (b)   "Vesting Schedule" means, with respect to any Award, the schedule set forth in the applicable Award Agreement, which must be consistent with all of the limitations on such schedule set forth in the Plan, including this Section 3.4, pursuant to which such Award or portions thereof may Vest. An Award may Vest in installments over its Vesting Schedule.

          (c)   "Restriction Period" means, with respect to an entire Award or portion thereof, as applicable, the period during which such Award or portion thereof, as applicable, (i) has not Vested but (ii) retains the potential to Vest in accordance with the Award's Vesting Schedule.

          (d)   "Performance-Based Award" means any Award that Vests only if performance conditions are achieved (understanding that such Vesting may additionally require the satisfaction of conditions other than performance conditions, such as the continuation of employment or provision of services).

SECTION 4.    ELIGIBILITY

        4.1    PERSONS ELIGIBLE.    Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Any other type of Award may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to non-employee members of the Board and independent contractors who render services to the Company or any such parent or subsidiary (regardless of whether they are employees).

SECTION 5.    STOCK OPTIONS

        5.1    GREATER-THAN-TEN-PERCENT STOCKHOLDERS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the Option is granted, owns (including ownership attributed pursuant to Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such Option is granted, and (ii) that such Option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

        5.2    MAXIMUM AGGREGATE FAIR MARKET VALUE.    The aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of Incentive Stock Options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to Incentive Stock Options by the Code or any other applicable law or regulation). Any Incentive Stock Option granted in excess of the foregoing limitation shall be specifically designated as being a Nonqualified Option.

        5.3    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    Except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, Options shall terminate on the earlier of:

          (a)   the date of expiration thereof;

          (b)   immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

          (c)   thirty (30) days after termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or such parent or subsidiary of the Company) without cause or voluntarily by the optionee other than as a result of death or retirement in good standing for reasons of age or disability under the then-established rules of the Company; provided, however, that (i) during any period after such termination of employment or service before termination of an optionee's Option, the optionee shall have the right to exercise such Option only to the extent that the optionee was entitled to exercise such Option immediately prior to such termination of employment or performance of services; and (ii) Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Plan Administrator determines otherwise, be subject to the provisions set forth in subsections 5.3(b) and (c).

        As used herein, "cause" shall mean (w) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (x) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), (y) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary) or (z) as it is defined in any employment agreement or consulting agreement between the optionee and the Company (or any such parent or subsidiary).

        5.4    DEATH OR RETIREMENT OF OPTIONEE.    In the event of the death of the holder of an Option that is subject to subsection (b) or (c) of Section 5.3 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such Option, such Option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his Option may be transferred by will or by the laws of descent and distribution shall have the right, at any time prior to such termination, to exercise the Option to the extent the optionee was entitled to exercise such Option at the time of his death.

        If, before the date of the expiration of an Option that is subject to subsection (b) or (c) of Section 5.3 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then-established rules of the Company, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the Option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, except as may otherwise be determined by the Plan Administrator either in connection with the relevant Award or otherwise, the optionee shall have the right prior to the termination of such Option to exercise the Option to the extent to which he was entitled to exercise such Option immediately prior to such retirement.

        5.5    OPTION AGREEMENT.    Each Option agreement shall be in writing and shall contain such terms, conditions, restrictions (if any), and provisions as the Plan Administrator shall from time to time deem appropriate. Such provisions or conditions may include, without limitation, restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Plan Administrator; provided, however, that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive stock option within the meaning of Section 422 of the Code. Option agreements need not be identical, but each Option agreement by appropriate language shall include the substance of the provisions contained in this Section 5 and other relevant sections of the Plan.

        5.6    EXPIRATION OF OPTION.    Notwithstanding any other provision of the Plan or of any Option agreement, each Option shall expire on the date specified in the Option agreement, which date shall not be later than (i) the seventh (7th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted prior to July 12, 2017 (the "2017 Approval Date"), (ii) the tenth (10th) anniversary, in the case of an Option (other than an Incentive Stock Option granted to a greater-than-ten-percent stockholder) granted on or after the 2017 Approval Date, and (iii) the fifth (5th) anniversary, in the case of an Incentive Stock Option granted to a greater-than-ten-percent stockholder, of the date on which the Option was granted.

        5.7    PURCHASE PRICE; LIMITS ON REPRICINGS, EXCHANGES AND BUYOUTS.    The purchase price per share under each Option shall be determined by the Plan Administrator at the time the Option is granted, which shall not be less than the fair market value of a share of Common Stock on the date the Option is granted; provided, however, that (a) the purchase price of any Incentive Stock Option to a greater-than-ten-percent stockholder shall be 110% of such fair market value, and (b) the Plan Administrator has the authority (i) to reduce the purchase price of any Option or SARs, (ii) to exchange any Option or SARs for a new Award with a lower (or no) purchase price, or (iii) to repurchase or buyout any Option or SARs for cash, provided that any action described in the foregoing clauses (i), (ii) or (iii) is approved by the stockholders of the Company. For purposes of the Plan, the fair market value of a share of Common Stock shall be the closing price per share on the applicable date as reported by a nationally recognized stock exchange, or, if shares of Common Stock are not reported by such a stock exchange, the fair market value as determined by the Plan Administrator.

        5.8    EXERCISE.    Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares of Common Stock for which the Option may be exercised at a particular time and to such other conditions as the Plan Administrator in its discretion may specify upon granting the Option.

        5.9    METHOD OF EXERCISE.    Any Option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

        5.10    PAYMENT OF PURCHASE PRICE.    Payment for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made either by (i) cash or check equal to the Option price for the number of shares specified in the Notice, (ii) with the consent of the Plan Administrator, other shares of Common Stock that have a fair market value on the date of surrender sufficient to satisfy the aggregate purchase price of the shares as to which such Option shall be exercised, (iii) with the consent of the Plan Administrator, delivery of such documentation as the Plan Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the purchase price, (iv) with the consent of the Plan Administrator, such other consideration which is acceptable to the Plan Administrator and which has a fair market value equal to the purchase price of such shares, or (v) with the consent of the Plan Administrator, a combination of (i), (ii), (iii) or (iv). For the purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in Section 5.7. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares of Common Stock with respect to which such Option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

        5.11    TRANSFERABILITY OF OPTIONS.    Options shall not be transferable by the optionee other than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by the optionee. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer or assignment of a Nonqualified Option by the original optionee for no consideration to: (i) any member of the optionee's Immediate Family; (ii) any trust solely for the benefit of members of the optionee's Immediate Family; (iii) any partnership whose only partners are members of the optionee's Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the optionee's Immediate Family. For purposes of the Plan, "Immediate Family" means an optionee's parents, spouse, children and grandchildren. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Nonqualified Option or portion thereof, and approval to transfer or assign any Nonqualified Option does not mean that such approval will be given with respect to any other Nonqualified Option or portion thereof. The transferee or assignee of any Nonqualified Option shall be subject to all of the terms and conditions applicable to such Nonqualified Option immediately prior to the transfer or assignment and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Nonqualified Option. In particular, and without limiting the generality of the foregoing, the termination of employment, retirement or death of the original optionee shall continue to determine the term and time for exercise of such Nonqualified Option for purposes of Sections 5.3 and 5.4.

        5.12    RIGHTS OF OPTIONEES.    No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any Option unless and until the Option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered certificates representing such shares to the optionee.

        5.13    LIMITATION ON GRANT OF INCENTIVE STOCK OPTIONS.    Except as may otherwise be permitted by the Code or other applicable law or regulation, no Option shall be an Incentive Stock Option if it is granted more than ten (10) years after the latest date (the "Last Approval Date") of (i) any shareholder approval or re-approval of the Plan and (ii) any shareholder approval of an amendment to the Plan changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan. Any Option granted more than ten (10) years after the Last Approval Date shall be specifically designated as being a Nonqualified Option.

SECTION 6.    RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        6.1    RESTRICTED STOCK AWARDS.    The Plan Administrator may grant Restricted Stock to any person eligible to participate in the Plan in accordance with Section 4.1 in such number of shares of Common Stock, and on such terms, conditions, Vesting Schedule and other restrictions, whether based on performance standards, periods of service, retention by the Restricted Stock holder of ownership of purchased or designated shares of Common Stock or other criteria, as the Plan Administrator shall establish. If the Plan Administrator determines to grant Awards of Restricted Stock that are Performance-Based Awards under this Section 6.1 to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in Section 7.1(f)) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award's Vesting Schedule. Each Restricted Stock Award shall be granted with a minimum Restriction Period of 4 years from the Award's date of grant, provided, however, that notwithstanding the foregoing (a) subject to compliance with Section 3.4, the Award may Vest, and any other restrictions applicable to such Award may lapse, over such initial Restriction Period in installments, and (b) after the Award has been granted, the Vesting Schedule of the Award may be accelerated, and any other restrictions of such Award may be waived, in accordance with Section 6.7 and/or Section 8.4. The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award agreement, which shall contain provisions determined by the Plan Administrator and not inconsistent with this Plan.

        6.2    ISSUANCE OF RESTRICTED SHARES.    As soon as practicable after the date of grant of Restricted Stock by the Plan Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, shares of Common Stock, registered on behalf of the Restricted Stock holder, evidencing the Restricted Stock covered by the Award, but subject to forfeiture to the Company as of the date of grant if an Award agreement with respect to the Restricted Stock covered by the Award is not duly executed by the Restricted Stock holder and timely returned to the Company. All shares of Restricted Stock shall be subject to the restrictions, terms and conditions contained in the Plan and the Award agreement entered into by the Restricted Stock holder. Until the lapse or release of all restrictions applicable to an Award of Restricted Stock, the share certificates representing such Restricted Stock may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Restricted Stock holder. Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Restricted Stock holder, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award agreement, shall be delivered to the Restricted Stock holder.

        6.3    SHAREHOLDER RIGHTS.    Beginning on the date of grant of the Restricted Stock and subject to execution of the Award agreement as provided in Section 6.2, the Restricted Stock holder shall become a shareholder of the Company with respect to all shares subject to the Award agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock and held or restricted as provided in Section 6.2.

        6.4    RESTRICTION ON TRANSFERABILITY.    None of the shares of Restricted Stock may be assigned or transferred (other than by will or the laws of descent and distribution), pledged or sold prior to Vesting and the lapse of any other restrictions applicable thereto. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, permit the transfer of shares of Restricted Stock by the original Award holder for no consideration to: (i) any member of the Award holder's Immediate Family; (ii) any trust solely for the benefit of members of the Award holder's Immediate Family; (iii) any partnership whose only partners are members of the Award holder's Immediate Family; or (iv) any limited liability company or corporate entity whose only members or other equity owners are members of the Award holder's Immediate Family. Nothing contained in this Section shall be construed to require the Plan Administrator to give its approval to any transfer or assignment of any Restricted Stock Award or portion thereof, and approval to transfer or assign any Restricted Stock Award does not mean that such approval will be given with respect to any other Restricted Stock Award or portion thereof. The transferee or assignee of any Restricted Stock Award shall be subject to all of the terms and conditions applicable to such Restricted Stock Award immediately prior to the transfer or assignment, including but not limited to its Vesting Schedule and any other restrictions set forth in the applicable Award agreement, and shall be subject to any conditions prescribed by the Plan Administrator with respect to such Restricted Stock Award.

        6.5    DELIVERY OF SHARES UPON VESTING.    Upon Vesting, shares of Restricted Stock shall no longer be forfeitable. As promptly as administratively feasible after such Vesting, and the satisfaction or release from any other conditions prescribed by the Plan Administrator, the Company shall deliver to the Restricted Stock holder or, in case of the Restricted Stock holder's death, to the person to whom the holder's rights with respect to such shares of Restricted Stock shall have been transferred by will or by the laws of descent and distribution, one or more share certificates for the appropriate number of shares of Common Stock, free of the forfeiture restrictions that expired as of Vesting.

        6.6    FORFEITURE OF RESTRICTED STOCK.    All shares of Restricted Stock shall be immediately forfeited and returned to the Company, and all rights of the Restricted Stock holder with respect to such Restricted Stock shall terminate, if, prior to such shares having Vested (including by operation of Section 6.7 or Section 8.4), the Restricted Stock holder's employment with or performance of services for the Company (or any parent or subsidiary of the Company) terminates for any reason.

        6.7    WAIVER OF RESTRICTION PERIOD.    Notwithstanding any other provision of this Plan to the contrary, the Plan Administrator may, subsequent to the grant of any Award and in its discretion, accelerate in whole or part the Vesting of any Award, or waive any other conditions that the Award is subject to, but only upon the occurrence of appropriate circumstances (including the death, disability or retirement of the Award holder or a material change in circumstances arising after the date of an Award) as the Plan Administrator may determine. Any of the foregoing actions by the Plan Administrator shall be subject to such terms and conditions (including forfeiture of any portion of the Award) as the Plan Administrator shall deem appropriate. The foregoing notwithstanding, any acceleration of Vesting in connection with a Change in Control shall be consistent with Section 8.4.

        6.8    RESTRICTED STOCK UNIT AWARDS.    Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Plan Administrator may impose, the Plan Administrator may grant restricted stock units ("Restricted Stock Units") to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive shares of Common Stock, a cash payment measured by the value of shares of Common Stock, or both, subject to the completion of service by the Restricted Stock Unit holder and/or the achievement of one or more goals relating to performance or other objectives. If the Plan Administrator determines to grant Awards of Restricted Stock Units that are Performance-Based Awards under this Section 6.8 to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the

Performance Factors (defined in Section 7.1(f)) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award's Vesting Schedule. Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award agreements entered into by the appropriate Restricted Stock Unit holders. Until an Award of Restricted Stock Units or portion thereof, as applicable, has Vested, no shares of Common Stock shall be issued or cash payment made with respect to such Award or portion thereof. No Restricted Stock Unit holder shall have any rights as a stockholder of the Company with respect to the shares of Common Stock underlying any portion of a Restricted Stock Unit Award that has not Vested. Payments of Vested portions of Restricted Stock Unit Awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, as determined in the discretion of the Plan Administrator. Upon the Vesting of a portion of a Restricted Stock Unit Award, or at a later date if distribution has been deferred under another Company plan (if any), one or more share certificates, registered in the name of the Restricted Stock Unit holder, for an appropriate number of shares, free of any restrictions that expired as of the date of such Vesting, shall be delivered to the Restricted Stock Unit holder and/or the appropriate cash payment shall be made to the Restricted Stock Unit holder. A Restricted Stock Unit Award shall not require the Restricted Stock Unit holder to make any payment or provide any consideration other than the rendering of services. Each Restricted Stock Unit Award shall be granted with a minimum Restriction Period of 4 years from the Award's date of grant, provided, however, that (a) subject to compliance with Section 3.4, the Award may Vest over such initial Restriction Period in installments, and (b) after the award has been granted, the Vesting Schedule of the Award may be accelerated in accordance with Section 6.7 and/or Section 8.4, and (c) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Restricted Stock Units prior to Vesting in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section.

        6.9    RESTRICTED STOCK AWARDS TO NON-EMPLOYEE DIRECTORS.

          (a)    GRANT OF AWARD UPON ELECTION TO THE BOARD.    Each non-employee director joining the Board at or subsequent to the meeting of the Company's stockholders at which the Plan is approved (the "Approval Meeting") shall automatically be granted, upon such non-employee director joining the Board, an initial Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Such Award shall Vest in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that such Vesting may be accelerated in accordance with the provisions of Section 6.7 and/or Section 8.4.

          (b)    GRANT OF AWARD UPON RE-ELECTION TO BOARD OR CONTINUATION ON THE BOARD.    Each non-employee director who shall be re-elected by the stockholders of the Company to the Board at or subsequent to the Approval Meeting shall automatically be granted, immediately following the meeting of stockholders at which such non-employee director shall be re-elected, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. In addition, each non-employee director whose term of office shall not expire at any annual meeting of stockholders or special meeting in lieu thereof subsequent to the Approval Meeting and who shall remain a non-employee director after such meeting shall automatically be granted, immediately following such meeting, a Restricted Stock Award equal in value to an amount determined by the Board from time to time, determined as of the grant date. Each Award described in this subsection (b) shall Vest in four (4) equal annual installments of twenty five percent (25%) per year beginning on the first anniversary of the date of grant, provided that such Vesting may be accelerated in accordance with the provisions of Section 6.7 and/or Section 8.4.

          (c)    DETERMINATION OF VALUE.    For purposes of this Section 6.9, value shall be based on the fair market value of a share of Common Stock as determined in the manner specified in Section 5.7.

SECTION 7.    PERFORMANCE AND OTHER STOCK-BASED AWARDS

        7.1    PERFORMANCE AWARDS.

          (a)    RESTRICTION PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS.    The Plan Administrator may grant Awards to any person eligible to participate in the Plan in accordance with Section 4.1, representing the right to receive a payment contingent upon the extent to which certain predetermined performance targets have been met during a period (a "Performance Period," which term shall also include any other period of the Vesting Schedule of any Performance-Based Award, whether or not granted pursuant to this Section 7, over which such Award may Vest based on performance conditions measured over such period), which payment may be measured by the fair market value of a specified number of shares of Common Stock, increases in such fair market value during the Performance Period and/or a fixed cash amount (a "Performance Award"). Fair market value shall have the same meaning as set forth in Section 5.7. Each Performance Award shall have a minimum Restriction Period of 4 years from the date of grant, provided, however, that (i) subject to compliance with Section 3.4, the Award may Vest over such Restriction Period in installments, (ii) after the Award has been granted, the Vesting Schedule of the Award may be accelerated, and any other restrictions of such Award may be waived, in accordance with Section 6.7 and/or Section 8.4, and (iii) the Plan Administrator may set forth in the applicable Award agreement provisions that allow for payment of some or all of the Award prior to Vesting in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section. The Plan Administrator, in its discretion (but subject to Section 3.4) and under such terms as it deems appropriate, may permit newly eligible individuals, such as those who are promoted or newly hired, to receive Performance Awards after a Performance Period has commenced.

          (b)    PERFORMANCE TARGETS.    The performance conditions for any Performance-Based Award may include such goals related to the performance of any organizational level specified by the Plan Administrator, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary, and/or the individual performance of the Performance Award holder, as may be established by the Plan Administrator in its discretion. In the case of Performance Awards to "covered employees" (as defined in Section 162(m) of the Code), the Plan Administrator shall cause to be set forth in the applicable Award agreement one or more of the Performance Factors (defined in subsection (f), below) that will be used to measure performance conditions, and the specific performance goals applicable to each Performance Factor so selected, for purposes of such Award's Vesting Schedule. The performance conditions established by the Plan Administrator may vary for different Performance Periods and need not be the same for each Performance Award holder receiving a Performance Award in a Performance Period. Except to the extent inconsistent with the qualified performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards or other Performance-Based Awards granted to employees to whom such section is applicable, the Plan Administrator may in its discretion, but only under extraordinary circumstances as determined by the Plan Administrator, change any prior determination of performance targets for any Performance Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c)    EARNING PERFORMANCE AWARDS.    The Plan Administrator, on or prior to the date of grant, shall prescribe a formula to determine the percentage of any Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

          (d)    PAYMENT OF EARNED PERFORMANCE AWARDS.    Payments of earned Performance Awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator. The Plan Administrator, in its sole discretion but subject to the limitations set forth in the Plan, may define and set forth in the applicable Award agreement such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

          (e)    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP WITH COMPANY.    In the event of a termination of the Performance Award holder's employment with or performance of services for the Company (or any parent or subsidiary of the Company), any portion of the holder's Performance Awards that has not Vested (after taking into account any acceleration pursuant to Section 6.7 and/or Section 8.3) shall be forfeited, provided, however, that the Plan Administrator may allow for payment of some or all of the Performance Award in circumstances that, to the extent necessary, comply with the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section or for such other reasons as the Plan Administrator deems appropriate.

          (f)    DEFINITION OF PERFORMANCE FACTORS.    "Performance Factors" means the factors selected by the Plan Administrator from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Plan Administrator and applicable to Awards have been satisfied: revenue; net revenue; net revenue (excluding the impact of one or more subsidiaries of the Company, acquisitions, discontinued operations and/or extraordinary or special items as determined by the Plan Administrator); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the Plan Administrator ("Adjusted EBITDA"); Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. In addition, any of the foregoing measures may be determined on a GAAP or a non-GAAP basis, or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by the Plan Administrator, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary.

        7.2    GRANT OF OTHER STOCK-BASED AWARDS.    Other stock-based awards, consisting of stock purchase rights (with or without loans to individuals by the Company containing such terms as the Plan Administrator shall determine), Awards of shares of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, shares of Common Stock, including stock appreciation rights with a value per underlying share at exercise equal to the excess of the fair market value of the Common Stock on the date of exercise over the purchase per share of Common Stock determined for the stock appreciation right upon the grant thereof, with such purchase price to be no less than the fair market value per share of the Common Stock on the date of such grant ("SARs"), may be granted either alone or in addition to or in conjunction with other Awards under the Plan.

Subject to the provisions of the Plan, the Plan Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards. Any such Award shall be confirmed by an Award agreement executed by the Plan Administrator and the Award recipient, which Award agreement shall contain such provisions consistent with the Plan as the Plan Administrator determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Payments of other stock-based awards shall be made in cash, shares of Common Stock, or a combination of cash and Common Stock, in the discretion of the Plan Administrator.

        7.3    TERMS OF OTHER STOCK-BASED AWARDS.    In addition to the terms and conditions specified in the Award agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

          (a)   Any shares of Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which such shares Vest, or any applicable restriction, performance or deferral period lapses; and

          (b)   If specified by the Plan Administrator in the Award agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the shares of Common Stock or other securities covered by the Award; and

          (c)   The Award agreement with respect to any Award shall contain provisions addressing the disposition of such Award in the event of the termination of the Award holder's employment with or performance of services for the Company (or any parent or subsidiary of the Company) prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award (including but not limited to satisfying the conditions in Section 409A of the Code to avoid the tax and related interest for non-compliance set forth in such Section).

SECTION 8.    CHANGES IN COMPANY'S CAPITAL STRUCTURE AND CORPORATE TRANSACTIONS

        8.1    RIGHTS OF COMPANY.    The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        8.2    RECAPITALIZATIONS, STOCK SPLITS AND DIVIDENDS.    If the Company shall effect a subdivision or consolidation of shares of or other capital readjustment to, the payment of a stock dividend on, or any other increase or reduction of the number of shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding Awards hereunder shall be appropriately adjusted in such a manner as to entitle an Award holder to receive upon exercise of an Option or SARs for the same aggregate cash consideration (if any), or upon Vesting of Restricted Stock, Restricted Stock Units, a Performance Award or other Award that is not an Option or SARs, the same total number and class of shares of Common Stock as he would have received as a result of the event requiring the adjustment had he exercised such Option or SARs in full, or had such Restricted Stock, Restricted Stock Units, Performance Award or other Award Vested, immediately prior to such event; and (ii) the number and class of shares of Common Stock with respect to which Awards may be granted under the Plan as set forth in Section 3.1 and the number and class of shares set forth in Section 3.3 shall be appropriately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a share of Common Stock will not be issued but will either be replaced by a cash payment equal to the fair market value of such fraction of a share of Common Stock or will be rounded down to the nearest whole share, as determined by the Plan Administrator.

        8.3    MERGER WITHOUT CHANGE OF CONTROL.    After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations that, in any event, does not constitute a Change in Control (as defined in Section 8.4), (a) each holder of an outstanding Award that is an Option or SARs shall be entitled to receive, in lieu of shares of Common Stock (or consideration based on the fair market value of such shares), upon exercise and at no additional cost, shares of stock or other securities, cash or other property (or consideration based on the fair market value of such shares, securities cash or other property), as the holders of the Common Stock received in connection with such merger or consolidation, and (b) each holder of an outstanding Award that is Restricted Stock, Restricted Stock Units, a Performance Award, or any other Award that is not an Option or SARs shall be entitled to receive, in lieu of any shares of Common Stock (or consideration based on the fair market value of such shares), upon Vesting and at no additional cost, shares of stock or other securities, cash or other property (or consideration based on the fair market value of such shares, securities cash or other property), as the holders of the Common Stock received in connection with such merger or consolidation.

        8.4    CHANGE OF CONTROL.    If (1) the Company is merged with or into or consolidated with another corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (2) any "person" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company's then outstanding securities, or (3) the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation or entity, with respect to any of the foregoing, while Awards remain outstanding under the Plan, then in any such event (a "Change in Control"):

          (a)   subject to the provisions of subsections (c), (d) and (e) below, upon and after the effective date of such Change in Control, (i) each holder of an outstanding Award that is an Option or SARs shall be entitled to receive, in lieu of shares of Common Stock (or consideration based on the fair market value of such shares), upon exercise and at no additional cost, shares of stock, other securities, cash or other property (or consideration based on the fair market value of such shares, securities, cash or other property), as the holders of the Common Stock received in connection with such Change in Control, and (ii) each holder of an outstanding Award that is Restricted Stock, Restricted Stock Units, a Performance Award or any other Award that is not an Option or SARs shall be entitled to receive, in lieu of any shares of Common Stock (or consideration based on the fair market value of such shares), upon Vesting and at no additional cost, shares of stock, other securities, cash or other property (or consideration based on the fair market value of such shares, securities, cash or other property), as the holders of the Common Stock received in connection with such Change in Control;

          (b)   subject to the provisions of subsections (d) and (e) below, the Plan Administrator may accelerate, fully or in part, the Vesting of, and waive any and all conditions and restrictions on, some or all outstanding Awards, so that (i) such accelerated Options or SARs shall be exercisable from and after a date specified by the Plan Administrator that is prior to the effective date of such Change in Control, (ii) the Restriction Period for such accelerated Restricted Stock shall terminate as of a date prior to or as of the effective date of such Change in Control, and (iii) such accelerated Restricted Stock Units, Performance Awards or other Awards that are not Options, SARs or Restricted Stock shall be payable as of a date prior to or as of the effective date of such Change in Control;

          (c)   subject to the provisions of subsection (d) and (e) below, the Plan Administrator may (i) cancel some or all outstanding Options or SARs as of the effective date of any such Change in Control, provided that (A) notice of such cancellation shall be given to each holder of an Option or SARs that is to be cancelled and (B) each holder of an Option or SARs that is to be so cancelled shall have the right to exercise such Option or SARs to the extent that the same is then exercisable or, if the Plan Administrator shall have accelerated the time for exercise of such Options or SARs, to the extent exercisable taking into account such acceleration during the period prior to the effective date of such Change in Control specified in such notice, (ii) cause some or all Restricted Stock that has not Vested to be repurchased by the Company on the effective date of such Change of Control at the repurchase price therefor set forth in the relevant Award agreement, or (iii) cancel some or all outstanding Restricted Stock Units, Performance Awards or other Awards that are not Options, SARs or Restricted Stock as of the effective date of such Change in Control, provided that notice of such cancellation shall be given to each holder of such an Award that is to be cancelled;

          (d)   the surviving, continuing, successor, or purchasing corporation or other business entity or parent corporation thereof, as the case may be, with respect to such Change in Control (the "Acquiror"), may, without the consent of any Plan participant, assume the Company's rights and obligations under any outstanding Awards or substitute for any of the outstanding Awards substantially equivalent awards. The Acquiror need not make uniform determinations with respect to any Awards or class of Awards, and it can select the Awards (if any) that it will assume or substitute for in its sole discretion. In the event of a Change in Control in which the Acquiror assumes or substitutes for an Award, if a Plan participant's employment with the Acquiror or a subsidiary thereof terminates without "cause" (as defined in Section 5.3) within twelve (12) months following such Change in Control, then the Vesting of such Award shall be accelerated so that (i) such Award, if an Option or SARs, shall be exercisable in full from and after the effective date of such termination of employment, and may thereafter be exercised for the period of time set forth in the applicable Award agreement, (ii) the Restriction Period for such Award, if Restricted Stock, shall terminate as of the effective date of such termination of employment, and (iii) such Award, if not an Option, SARs or Restricted Stock, shall be payable in full as of the effective date of such termination of employment; or

          (e)   in the event of a Change in Control in which the Acquiror does not assume or substitute for an Award, any acceleration of such Award in connection with such Change in Control shall be at the discretion of the Plan Administrator as set forth in the foregoing provisions of this Section 8.4, provided that the amount paid as a result of the acceleration of any Performance-Based Award (including any Restricted Stock Unit that is a Performance-Based Award or any Performance Award) must not exceed an amount determined by: (i) truncating such Award's Performance Period at the effective date of such Change in Control, (ii) adjusting such Award's performance conditions for the truncated Performance Period, as determined by the Plan Administrator in good faith, which the Plan Administrator is hereby authorized to do, (iii) determining the amount payable on such Award, as so adjusted, based on actual performance measured over the truncated Performance Period and (iv) multiplying the amount determined by the foregoing clause (iii) by the percentage of the Performance Period that was completed as of the effective date of the Change in Control.

        8.5    ADJUSTMENTS TO COMMON STOCK SUBJECT TO AWARDS.    Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Awards.

        8.6    MISCELLANEOUS.    Adjustments under this Section 8 shall be determined by the Plan Administrator, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.    GENERAL RESTRICTIONS

        9.1    INVESTMENT REPRESENTATIONS.    The Company may require any person to whom an Award is granted, as a condition of exercising such Award, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the shares of Common Stock subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

        9.2    COMPLIANCE WITH SECURITIES LAWS.    The Company shall not be required to sell or issue any shares of Common Stock under any Award if the issuance of such shares shall constitute a violation by the Award holder or by the Company of any provision of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any Award or issuance of shares of Common Stock pursuant to an Award, the Company shall not be required to issue such shares unless the Plan Administrator has received evidence satisfactory to it to the effect that the holder of such Award will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Plan Administrator shall be final, binding and conclusive. In the event the shares of Common Stock issuable on exercise of an Award or otherwise pursuant to the terms of an Award are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

  The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be pledged, hypothecated, sold or otherwise transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

  The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act, and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option and the issuance of shares pursuant thereto, or the issuance of shares with respect to any other Award, to comply with any law or regulation of any governmental authority.

        9.3    EMPLOYMENT OR OTHER SERVICES OBLIGATION.    The granting of any Award shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ, continue to employ, or otherwise contract or continue to contract for the services of, any Award holder, and the right of the Company (or any such parent or subsidiary) to terminate the employment or services of any individual shall not be diminished or affected by reason of the fact that an Award has been granted to him/her.

        9.4    WITHHOLDING TAX.

          (a)   Whenever under the Plan shares of Common Stock are to be delivered or any amount is to be paid with respect to an Award, the Company shall be entitled to require as a condition of such delivery or payment that the Award holder remit an amount sufficient to satisfy statutory minimum federal, state and other governmental withholding tax requirements related thereto. The Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

          (b)   The Company shall, unless otherwise approved by the Plan Administrator, satisfy such minimum withholding requirements with respect to the delivery of shares of Common Stock under an Award by withholding a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due with respect to such Award.

          (c)   For the purpose of this Section 9.4, the fair market value per share of Common Stock shall be determined in the manner specified in Section 5.7.

        9.5    BOOK ENTRY.    Notwithstanding any other provision of the Plan to the contrary, the Company may elect to have any shares of Restricted Stock, or any shares of Common Stock or other securities delivered upon the exercise or payment of an Award or in respect of any such shares of Common Stock or securities so delivered, issued in book-entry form in the Company's stock record books.

        9.6    CLAWBACKS.

          (a)   If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then, to the extent required by law, any Plan participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

          (b)   Any Award granted under the Plan after April 22, 2016 and the corresponding Plan participant (but only with respect to such Award) shall be subject to any policies applicable to the Company as may be adopted and/or modified from time to time by the Company and/or applicable law or the rules of any stock exchange on which the Common Stock is listed that provide for (i) the cancellation of such Award, (ii) reimbursement of such Award by such Plan participant, and (iii) effecting any other right of recoupment of equity or other compensation provided with respect to such Award under the Plan.

SECTION 10.    CERTAIN RIGHTS OF THE COMPANY

        10.1    RIGHT OF FIRST REFUSAL OR REPURCHASE.    The Plan Administrator may in its discretion provide upon the grant of any Award under the Plan that the Company shall have an option to repurchase, upon such terms and conditions as determined by the Plan Administrator, all or any number of shares of Common Stock purchased upon exercise or otherwise received upon payment of the Award, or a right of first refusal in connection with the subsequent transfer of any or all such shares. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Plan Administrator at the time the Award related to the shares of Common Stock subject to repurchase is first granted. In the event the Plan Administrator shall grant Awards subject to the Company's repurchase option or right of first refusal, the certificates representing the shares received pursuant to such Award shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option or right of first refusal.

        10.2    LOCKUP AGREEMENT.    The Plan Administrator may, in its discretion, specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Award holder shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Award holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any shares of Common Stock received pursuant to such Award, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 11.    AMENDMENT OR TERMINATION OF THE PLAN

        The Board of Directors may modify, revise or terminate the Plan at any time and from time to time, except that without the approval of stockholders of the Company, no modification or revision shall be made to the Plan, including but not limited to changing the class of persons eligible to receive Awards or the aggregate number of shares of Common Stock issuable pursuant to the Plan, when applicable law or regulation requires such stockholder approval.

SECTION 12.    NONEXCLUSIVITY OF THE PLAN

        Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 13.    EFFECTIVE DATE AND DURATION OF PLAN

        The Plan initially became effective upon its approval by stockholders of the Company on April 21, 2006. The Plan shall terminate (i) when the total amount of shares of Common Stock with respect to which Awards may be granted shall have been issued pursuant to such Awards, or (ii) by action of the Board of Directors pursuant to Section 11 hereof, whichever shall first occur, provided, however, that all unexpired Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.

SECTION 14.    MISCELLANEOUS

        14.1    RESERVED.

        14.2    PAYMENTS TO PERSONS OTHER THAN AWARD HOLDERS.    If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person's estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Plan Administrator so directs the Company, be paid to such person's spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Plan Administrator, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Plan Administrator and the Company therefor.

        14.3    NO LIABILITY OF PLAN ADMINISTRATOR.    No member of the Plan Administrator shall be personally liable by reason of any contract or other instrument executed by such Plan Administrator member or on his or her behalf in his or her capacity as a member of the Plan Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Plan Administrator and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Organization or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        14.4    GOVERNING LAW.    The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without regard to the principles of conflicts of law thereof.

        14.5    FUNDING.    No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Award holders shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

        14.6    RELIANCE ON REPORTS.    Each member of the Plan Administrator and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and any parent or subsidiary of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

        14.7    RELATIONSHIP TO OTHER BENEFITS.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any parent or subsidiary of the Company except as otherwise specifically provided in such other plan.

        14.8    EXPENSES.    The expenses of administering the Plan shall be borne by the Company and any parent or subsidiary of the Company.

        14.9    PRONOUNS.    Masculine pronouns and other words of masculine gender shall refer to both men and women.

        14.10    TITLES AND HEADINGS; SECTIONS.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. All references herein to Sections shall be to Sections of this Agreement, unless otherwise specifically stated. The words "hereof," "herein" and "hereunder" and words of similar import, when used in this Plan, shall refer to this Plan as a whole and not to any particular provision of this Plan.

        14.11    EMPLOYMENT OR INDEPENDENT CONTRACTOR RELATIONSHIP.    For all purposes of the Plan, an employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and an Award holder shall be deemed to exist during any period in which the Award holder is employed by, or provides independent contractor services as a consultant or advisor to the Company (or any such parent or subsidiary). For all purposes herein, a person who transfers from employment or service with the Company to employment or service with a parent or subsidiary of the Company or vice versa shall not be deemed to have terminated employment or service with the Company, a parent or a subsidiary of the Company. Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment or independent contractor relationship between the Company (or any parent or subsidiary of the Company) and the Award holder shall be determined by the Plan Administrator at the time thereof.

        14.12    EMPLOYEES AND INDEPENDENT CONTRACTORS BASED OUTSIDE THE UNITED STATES.    Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with or take account of provisions of laws in other countries in which the Company, parent or subsidiary of the Company operates or has employees or contracts with independent contractors, or to obtain favorable tax, exchange control or regulatory (including legal) treatment for the Company, or any parent or subsidiary of the Company or any person to whom an Award has been or may be granted, the Plan Administrator, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States or which independent contractors outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of and procedures applicable to Awards granted to employees who are employed outside the United States or to independent contractors outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify Option exercise procedures and other terms, conditions and procedures applicable to Awards, in each case to the extent such actions may be necessary or advisable as the Plan Administrator shall determine.

SECTION 15.    FRENCH SUB-PLAN; FOR INDIVIDUALS WHO ARE FRENCH RESIDENT TAXPAYERS AND/OR SUBJECT TO THE FRENCH SOCIAL SECURITY SCHEME IN FRANCE.

        All Awards granted under this Section 15 (also referred to as the "French Sub-plan") to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France shall comply with the terms of this French Sub-plan. The purpose of the French Sub-plan is to grant Awards that qualify for favorable income tax and social security tax treatment under French law. In the event any other provision of the Plan conflicts with a provision of this Section 15, the provision in Section 15 shall control with respect to any Award granted under Section 15. No other Award granted under the Plan shall be subject to the provisions of this Section 15.

        As a matter of principle, any provision included in the Plan or any other document evidencing the terms and conditions of the Plan that would contravene any substantive principle set out in Articles L.225-197-1 to L.225-197-6 of the French Code de Commerce shall not be applicable to recipients of Awards hereunder who are residents of France and employed or providing services in France.

        Provided that he or she complies with the provisions of the French Sub-plan, recipients of Awards hereunder will benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the vesting of the Restricted Stock Units pursuant to the Plan.

        15.1    DEFINITIONS.    The following terms shall have the following meanings for purposes of this French Sub-plan:

          (a)   "French Award" means, individually or collectively, any Award granted under this Section 15 to employees who are French resident taxpayers and/or subject to the French social security scheme in France.

          (b)   "French Option Award" means, individually or collectively, any French Award in the form of an option to purchase shares of Common Stock.

          (c)   "French Restricted Stock Award" means, individually or collectively, any French Award in the form of Restricted Stock.

          (d)   "French RSU Award" means, individually or collectively, any French Award in the form of Restricted Stock Units (as described in Section 6.8).

          (e)   "Disability" means a physical or mental condition corresponding to the classification in the second or third categories laid down in Article L. 341-4 of the French Social Security Code (Code de la Sécurité Sociale).

          (f)    "Holding Period" means, with respect to any French Award, the holding period described in Section 15.5.

        15.2    ELIGIBILITY.    A French Award under the French Sub-plan may be granted only to an employee who is a French resident taxpayer and/or subject to the French social security scheme in France.

        15.3    LIMITATION ON GRANTS UNDER THE FRENCH SUB-PLAN.    French Awards may not be granted to an employee who holds more than 10% of the Company's outstanding shares at the date of grant or an employee who would hold more than 10% of the Company's outstanding shares following the French Award grant. Any share of Common Stock granted in violation of this rule shall not be deemed to have been granted. Settlement of French RSU Awards shall only be in shares; there shall be no settlement of French RSUs in cash.

        15.4    VESTING PERIODS.    Except in the case of the death or Disability of the employee, no portion of any French Restricted Stock Award or French RSU Award may Vest (whether such Vesting results from the achievement of one or more goals relating to the completion of service by the French Award holder and/or the achievement of performance or other objectives) until at least the first anniversary of the date of grant of such French Award. The holder of a French Award shall be 100% Vested in such French Award in the event his or her employment is terminated by reason of death or Disability, provided, however, that if the Vesting of such French Award is based, at least in part, on performance conditions, the acceleration, if any, of such performance-based Vesting upon such death of Disability shall be determined as set forth in the applicable award agreement. In the event of death or Disability, the remaining shares subject to the Award that have not been issued as of the date the Award holder's service relationship with the Company (and its subsidiaries) so terminates will be issued to the holder or, in the case of death, his or her heirs upon their request as provided under applicable law. In such event (either death or Disability), the Company shall issue the shares within six months of such termination, and the Holding Period described in Section 15.5 will not apply to such shares, but the blackout restrictions on sale described in Section 15.6 will continue to apply.

        15.5    HOLDING PERIOD.    With respect to each French Award, there shall be a one-year period following each Vesting date applicable to such French Award, during which the employee issued such French Award may not sell or loan (i) in the case of a French Restricted Stock Award or French RSU Award, any shares issued upon the Vesting on such Vesting date of such French Restricted Stock Award or a French RSU Award, or (ii) in the case of a French Option Award, any shares acquired upon the exercise of the portion of such French Option Award that Vested on such Vesting date. This

Holding Period will not be applicable for any issued shares delivered on or following the second anniversary of the date of grant of the French Award.

        15.6    RESTRICTIONS ON SALE—BLACK OUT PERIODS.    Following the expiration of the Holding Period described in Section 15.5, shares of Common Stock issued upon the applicable Vesting of French Restricted Stock Awards or French RSU Awards or the exercise of the portion of French Option Awards Vested upon the applicable Vesting may not be sold:

          (a)   during the then existing blackout periods established by the Company, which are hereby made applicable to all French Awards;

          (b)   during the ten stock exchange trading days preceding and following the date on which the Company's consolidated accounts are made public, or failing that, the annual accounts are published;

          (c)   between (i) the date on which the Company's management bodies have knowledge of information which, if made public, could have a significant impact on the share price of the Common Stock; and (ii) ten stock exchange trading days following the date on which this information is published; and

          (d)   if the participant has nonpublic material information about the Company and such sale would violate any applicable securities laws of the United States of America or France.

        15.7    RESTRICTION ON SALE FOR OFFICERS AND DIRECTORS.    At the time of the grant of French Awards, the Plan Administrator shall, if any of the participants is an officer or director of the Company, either decide that such officer or director cannot sell the shares of Common Stock received upon Vesting or exercise of the French Award before the end of his or her functions, or determine the number of shares of Common Stock received upon Vesting of such French Award that such officer or director shall keep up to the end of his or her functions.

        15.8    RESTRICTIONS ON TRANSFER.    Shares of Common Stock subject to French Awards may not be transferred, assigned, pledged or hypothecated in any manner until they have Vested in accordance with this French Sub-plan.

        15.9    OTHER COMPLIANCE WITH FRENCH TAX AND SOCIAL SECURITY LAW.    French Awards granted under the French Sub-plan must also comply with any other requirements set forth by the French tax and social security law as interpreted and supplemented by the French tax and social security guidelines in effect at the date of grant of such Awards. Except as the Company and recipient agree in writing, the Company shall not modify the terms of a French Award agreement (or this French Sub-plan) in such a manner as to cause the recipient to no longer benefit from the favorable tax and social contribution regimes provided by articles 80 quaterdecies and 200 A of the French Tax Code (Code Général des Impôts) and article L.242-1 of the French Social Security Code (Code de la Sécurité Sociale) in connection with the grant and settlement of Restricted Stock Units and the disposition of the shares received upon the Vesting of the Restricted Stock Units pursuant to the Award agreement, this French Sub-plan, and the Plan.

        15.10    NO RIGHTS AS A SHAREHOLDER.    The holder of a French RSU Award or a French Option Award shall not have any rights as a shareholder of the Company unless and until shares are issued to the holder with respect to the Award.

        15.11    RESTRICTIONS ON TRANSFTER.    Rights granted under the French Sub-plan shall not be transferable by the recipient of such grants other than by will or by the laws of descent and distribution.

        15.12    DATA PROTECTION.    The Company will satisfy any notification, application or prior authorization required under applicable laws in order to comply with French data protection legislation.

        15.13    UNDERSTANDING OF TERMS.    Each French Award agreement shall include the following provision:

  By signing and returning this document providing for the terms and conditions of the French Award, I confirm having read and understood the documents referenced in this Agreement, including the Award agreement itself and the CRA International, Inc, Amended and Restated 2006 Equity Incentive Plan (including the French sub-plan), which were made available to me in the English language. I accept the terms of those documents accordingly.

  En signant et renvoyant le présent document décrivant les termes et conditions de mon attribution, je confirme avoir lu et compris les documents relatifs à cette attribution, à savoir le présent contrat d'attribution et le plan général d'actionnariat salarié de CRA International, Inc. de 2006 tel qu'amendé et mis à jour, en ce compris son sous plan français, qui m'ont été communiqués en langue anglaise. J'en accepte les termes en connaissance de cause.

Annex B

CRA INTERNATIONAL, INC.

CASH INCENTIVE PLAN

        1.    Purpose of the Plan.    The purpose of the CRA International, Inc. Cash Incentive Plan is to promote the growth and performance of the Company by: (i) linking a portion of the total compensation for certain key employees to attainment of such corporate, subsidiary and business unit objectives as shall be approved by the Committee for each Plan Year or other Award Period; and (ii) assisting in the attraction, retention and motivation of certain key employees.

        2.    Definitions.    Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

        "Affiliate" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest, as determined by the Committee.

        "Award" means a right to receive an incentive payment payable in cash, in stock, or in cash or stock at the discretion of the Company, pursuant to the terms and conditions of the Plan and the applicable Award Agreement.

        "Award Agreement" means any agreement evidencing or recording an Award, including, without limitation, a term sheet, consent or vote approved by the Committee or an agreement, in a form approved by the Committee, executed by the Award recipient.

        "Award Period" means, with respect to any Performance Award, the Plan Year under which the Performance Award relates, or such longer period as may be specified by the Company or the Committee at the time the Performance Award is granted.

        "Board" means the Board of Directors of the Company.

        "Change of Control" shall have the meaning set forth in Section 13.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means a committee of the Board designated by the Board to administer the Plan which shall be comprised solely of Independent Directors.

        "Company" means CRA International, Inc., a Massachusetts corporation.

        "Covered Employee" means any Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

        "Director" means a member of the Board.

        "Employee" means any salaried employee of the Company, any Subsidiary or any Affiliate, including any officers or Executive Officers (whether or not a Director), who is treated as an employee in the personnel records of the Company or its Subsidiaries or Affiliates for the relevant period, but shall exclude individuals who are classified by the Company, any Subsidiary or any Affiliate as (i) otherwise employed by a third party; (ii) independent contractors; or (iii) intermittent or temporary, in each case even if any such classification is changed retroactively as a result of an audit, litigation, or otherwise.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Executive Officer" means a Participant the Board has designated as an executive officer of the Company for purposes of reporting under the Exchange Act.

        "Independent Director" means a Director who is not an Employee and who qualifies as (i) a "non-employee director" under Rule 16b-3(b)(3) under the Exchange Act, (ii) an "outside director" under Section 162(m) of the Code, and (iii) an "independent director" under the rules and listing standards adopted by the NASDAQ Exchange.

        "Ownership Guidelines" means the Company's stock and cash award ownership guidelines as in effect at any time and from time to time.

        "Participant" means any Employee granted an Award under the Plan.

        "Performance Award" means an Award that is payable on account of the satisfaction of one or more objective performance goals related to the performance of any organizational level specified by the Committee, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary, and/or the individual performance of the Performance Award holder, as may be established by the Committee for such Award and determined based on Performance Factors selected by the Committee.

        "Performance Factors" means the factors selected by the Committee from time to time, including, but not limited to, the following measures to determine whether the performance goals established by the Committee and applicable to Performance Awards have been satisfied: revenue; net revenue; net revenue (excluding the impact of one or more subsidiaries of the Company, acquisitions, discontinued operations and/or extraordinary or special items as determined by the Committee); revenue growth; net revenue growth; net revenue growth (excluding acquisitions and divestitures); earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted measures of EBITDA adding back, among other expenses, non-cash expenses selected by the Committee ("Adjusted EBITDA"); Adjusted EBITDA margin; funds from operations; funds from operations per share; operating income (loss); operating income growth; operating cash flow; net income; net income growth; pre- or after-tax income (loss); cash available for distribution; cash available for distribution per share; cash and/or cash equivalents available for operations; net earnings (loss); earnings (loss) per share; earnings per share growth; return on equity; return on assets; share price performance; total shareholder return; total shareholder return growth; economic value added; improvement in cash-flow; and confidential business unit objectives. Any of the foregoing measures may be determined on a GAAP or a non-GAAP basis, or on a constant currency basis, or based on an average over periods of one year or longer, and/or with respect to any organizational level specified by the Committee, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary.

        "Performance Formula" means, for an Award Period, the one or more objective formulas applied against the relevant Performance Factors to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Award Period.

        "Plan" means this CRA International, Inc. Cash Incentive Plan, as amended from time to time.

        "Plan Year" means a fiscal year of the Company.

        "Qualified Performance-Based Award" means any Performance Award or portion of a Performance Award that is intended to satisfy the requirements for "qualified performance-based compensation" under Section 162(m) of the Code.

        "Service Award" means any Award other than a Performance Award.

        "Subsidiary" means any entity, either directly or indirectly, of which the Company owns or controls 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors or of comparable equity participation and voting power.

        3.    Administration of Plan.

  a.
  Powers of the Committee; Discretion.    The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have such powers and authority as may be necessary, appropriate or desirable for the Committee to carry out its functions as described in the Plan or to promote the best interests of the Company with respect to the Plan. The Committee shall have the authority in its discretion to determine: (i) which Employees shall receive Awards; (ii) the amount and type of the Awards; and (iii) the objectives and the other terms and conditions of such Awards, including the Performance Factors and other terms and conditions of any Performance Award, and whether any Performance Award is intended to be a Qualified Performance-Based Award. Determinations by the Committee under the Plan, including without limitation, determinations of the Participants, the amount and timing of Awards, the terms and provisions of Awards, need not be uniform and may be made selectively among Participants who receive or are eligible to receive Awards. The Committee shall have the full power, discretion and authority to interpret the Plan and any Award or Award Agreement, to establish, amend, suspend and rescind any rules and regulations relating to the Plan and to make all other determinations that it deems necessary or advisable for the administration of the Plan. Subject to the terms and conditions of the Plan, the Committee may make changes to any outstanding Award granted under the Plan, including but not limited to (x) accelerating the vesting schedule of such Award, (y) changing whether or not such Award is subject to the Ownership Guidelines, and (z) changing any applicable Performance Factors or related goals during an Award Period. The Committee may also correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry it into effect. All such determinations shall be final, conclusive and binding on all persons (including the Company and Participants) and for all purposes.

  b.
  Board Authority.    If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

  c.
  Delegation of Authority to Senior Officers.    The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than Executive Officers) and other employees of the Company and its Affiliates (including any prospective officer, employee or consultant). In the event that the Committee's authority is delegated to senior officers in accordance with the foregoing, all references in the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such senior officer for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

  d.
  Limitation on Liability.    No member of the Board or Committee, nor any senior officer delegated authority by the Committee, shall be liable for any action or determination made in good faith by the Board, the Committee or such senior officer with respect to the Plan or any Award. Each member of the Committee, each member of the Board and any such senior officer shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and any parent or subsidiary of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself.

  e.
  Indemnification.    The Company shall indemnify and hold harmless each member of the Committee, and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Organization or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        4.    Eligibility; Designation of Participants.    Only Employees may receive Awards under the Plan. The Committee shall, in its sole discretion, designate which Employees will receive Awards hereunder in respect of any Award Period or other period. However, the grant to a Participant of an Award hereunder shall not in any manner entitle the Participant to receive payment in respect thereof. The determination as to whether or not such Participant becomes entitled to payment in respect of any Award shall be decided solely in accordance with the provisions of this Plan and the applicable Award Agreement. Moreover, the grant to a Participant of an Award hereunder for a particular Award Period or other period shall not require the grant to such Participant of an Award hereunder in any subsequent Award Period or other period and the grant to one person as a Participant of an Award hereunder for an Award Period or any other period shall not require the grant to any other person as a Participant of an Award hereunder in such Award Period or other period.

        5.    Establishment of Performance and Service Awards.

  a.
  General.    All Awards shall be evidenced by an Award Agreement approved by the Committee. With respect to Qualified Performance-Based Awards for an Award Period, the Committee shall designate the Participants to receive such Awards within the first 90 days of the Award Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

  b.
  Performance Factors.    Participants shall have the payout of their Performance Awards, if any, determined on the basis of the degree of achievement of Performance Factors which shall be established by the Committee in the applicable Award Agreement and which Performance Factors shall be stated in terms of the attainment of specified levels of, percentage changes (as compared to a prior measurement period) in any one or more of the Performance Factors or averages or other formulaic combinations thereof. The Committee shall, for each Performance Award, establish the Performance Factor or Performance Factors to apply to such Award and the Performance Formula prescribing the extent to which such Award shall be earned based upon the degree of achievement of such Performance Factor or Performance Factors. The Committee may determine that a Performance Award payable to any Participant shall be based upon the attainment of a Performance Factor or Performance Factors comparable to those in whole or in part applied to the results of performance of any organizational level specified by the Committee, including, but not limited to, the Company, any parent or any subsidiary, in each case as a whole, or any unit, practice, department, group, line of business, or other business unit, whether or not legally constituted, of the Company, any parent or any subsidiary, and/or the individual performance of the Performance Award holder. With respect to Qualified Performance-Based Awards, the Committee shall determine the Performance Factors and any related Performance Formulas not later than 90 calendar days after the beginning of the Award Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

  c.
  Transfer of Employment.    A Participant's Performance Factors may be changed by the Committee during the Award Period to reflect a change in responsibilities provided that, in the case of Qualified Performance-Based Awards, any such change shall be made in a manner consistent with Section 162(m) of the Code.

  d.
  Modification of Performance Factors.    With respect to any Performance Award, the Committee is authorized at any time during the first 90 days of the applicable Award Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause a Qualified Performance-Based Award to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Factor for such Performance Award (but, if such Performance Award is a Qualified Performance-Based Award, only to the extent permitted under Section 162(m) of the Code) (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions, operating units, or Employees (to the extent applicable to such Performance Factor) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions, operating units or Employees (to the extent applicable to such Performance Factor), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Factor), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

  e.
  Service and Other Factors.    Participants shall have the payout of their Service Awards, if any, determined on the basis of the degree of achievement of service (including continued employment for a period of time) or other conditions, which shall be established by the Committee in the applicable Award Agreement.

        6.    Certain Limitations.

  a.
  Qualified Performance-Based Awards.    Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by Covered Employees.

  i.
  Each such Participant's Performance Award payable under this Plan for an Award Period shall be based on achievement of one or more of the Performance Factors as established by the Committee pursuant to Section 5 above and the Committee shall not have the discretion provided in Section 5 to increase the amount of the Performance Award payable under this Plan (except for any increase resulting from modifications to the Award's Performance Factors made in accordance with Section 162(m) of the Code), but it shall in all cases have the ability to reduce the amount of any Performance Award that would otherwise be payable (including a reduction in such amount to zero) as set forth in Section 7(d).

  ii.
  With respect to each such Participant, no Qualified Performance-Based Award shall be payable hereunder except upon written certification by the Committee that the Performance Factors have been satisfied to a particular extent pursuant to Section 7(c).

  b.
  Maximum Award.    Notwithstanding any provisions of the Plan to the contrary, the maximum amount payable to any Participant under Performance Awards granted hereunder for (or attributable to, as described below) any Plan Year shall be $8,000,000; provided, however, that if such a Participant is not a Participant for the entire Plan Year, the maximum amount payable shall be pro-rated based on the number of days the individual was a Participant for the Plan Year, and provided further that to the extent that a Performance Award's Award Period is longer than a Plan Year, the value of the Performance Award attributable to such Plan Year shall be pro-rated for the time in the Award Period.

        7.    Payment of Performance and Service Awards.

  a.
  Payment of Performance Awards.    A Participant must be employed by the Company on the last day of an Award Period to be eligible for payment in respect of a Performance Award for such Award Period. Notwithstanding the foregoing, in the sole discretion of the Committee, Performance Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Award Period for which a Performance Award is made, or to the designee or estate of a Participant who died prior to the last day of an Award Period, pursuant to the terms of the Plan, including but not limited to Section 7(b) below.

  b.
  Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Award only to the extent that (1) the Performance Factor(s) for such Award Period are achieved and certified by the Committee in accordance with Section 7(c) and (2) the Performance Formula(s) as applied against such Performance Factor(s) determines that all or some portion of such Participant's Performance Award has been earned for the Award Period. In addition, the payment of any amount earned under a Performance Award based on its Performance Factors and Performance Formulas may be made subject to additional conditions set forth in the applicable Award Agreement, including without limitation additional service-based conditions (such as continued employment for a period of time), as well as the Ownership Guidelines in accordance with Section 7(h).

  c.
  Certification.    Following the completion of an Award Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Factor(s) for the Award Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Award earned for the Award Period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Award for the Award Period and, in so doing, may apply negative discretion as authorized by Section 7(d).

  d.
  Negative Discretion.    In determining the actual size of an individual Performance Award for an Award Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Performance Award earned in the Award Period, even if applicable Performance Factors have been attained.

  e.
  Timing of Award Payments.    The Performance Awards granted for an Award Period shall be paid to Participant(s) as soon as administratively possible following completion of the certifications required by Section 7(c), unless such payment is subject to further conditions as set forth in Section 7(b), in which case such payment will be made as soon as administratively possible after the right to payment has become vested and payable in accordance with such conditions. The foregoing notwithstanding, if the payment of the Performance Award is deferred pursuant to Section 15, then payment of such Award shall be made in accordance with that Section.

  f.
  Payments of Service Awards.    A Participant shall be eligible to receive payment in respect of a Service Award only to the extent that the service and other conditions set forth in the applicable Award Agreement are satisfied. In addition, the payment of any amount earned under a Service Award may be made subject to the Ownership Guidelines in accordance with Section 7(h). Payment of any Service Award will be made as soon as administratively possible after the right to payment under such Award Agreement has vested. The foregoing notwithstanding, if the payment of the Service Award is deferred pursuant to Section 15(b), then payment of such Award shall be made in accordance with that Section.

  g.
  Method of Payments.    Notwithstanding anything to the contrary in this Plan, the Company in its sole discretion may satisfy any amounts payable under a Performance Award in shares of common stock of the Company ("Common Stock") with an aggregate fair market value equal to the cash amount that would otherwise be payable, provided that any such issuance of Common Stock shall be made pursuant to and in accordance with a written plan (other than the Plan) adopted by the Company pursuant to which it may make equity awards to Employees (and potentially other participants in such plan). For purposes of this Plan, the fair market value of a share of Common Stock shall be the closing price per share as reported on a nationally recognized stock exchange, or, if shares of Common Stock are not listed on such an exchange, the mean of the bid and asked prices per share as reported on the principal over-the-counter market in which the shares of Common Stock are trading, or if shares of Common Stock are not traded over-the-counter, the fair market value as determined by the Committee.

  h.
  Ownership Guidelines.    Any Award may, in its Award Agreement, be made subject to the Ownership Guidelines. Notwithstanding any other provision hereof, if an Award is made subject to the Ownership Guidelines, any payment otherwise due under the Award may, instead of being paid to the applicable Participant, be held by the Company and then subsequently paid to the Participant in accordance with the Ownership Guidelines. In addition, such Award Agreement shall provide that if any payment under such Award is, as a result of the Ownership Guidelines, not paid on the date that such payment would have been made if the Award had not been subject to the Ownership Guidelines (the "Payment Date"), and is instead paid at a later date, then the Payment Date, and not such later date, shall be treated by the Company and the applicable Participant as the date that such payment is made for all tax purposes, including for purposes of any Federal, state or local taxes and any related withholding requirements.

        8.    Unfunded Plan.    A Participant's interest in any Awards hereunder shall at all times be reflected on the Company's books as a general unsecured and unfunded obligation of the Company subject to the terms and conditions of the Plan. The Plan shall not give any person any right or security interest in any asset of the Company or any fund in which any deferred payment is deemed invested. Neither the Company, the Board, nor the Committee shall be responsible for the adequacy of the general assets of the Company to discharge the payment of its obligations hereunder nor shall the Company be required to reserve or set aside funds therefor.

        9.    Non-Alienation of Benefits.    All rights and benefits under the Plan are personal to the Participant and neither the Plan nor any right or interest of a Participant or any other person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company's consent.

        10.    Withholding for Taxes.    Notwithstanding any other provisions of this Plan, the Company shall have the authority to withhold from any payment made by it under the Plan, including with respect to any payment treated as having been made on a Payment Date in accordance with Section 7(h) withholding on such Payment Date, such amount or amounts as may be required for purposes of complying with any Federal, state and local tax or withholding requirements.

        11.    No Right to Continued Employment or to Participate.    Nothing in the Plan or in the grant of any Award shall interfere with or limit in any way the right of the Company or any of its Subsidiaries or Affiliates to terminate a Participant's employment at any time, nor confer upon any Participant any right to continued employment with the Company or any of its Subsidiaries or Affiliates. Neither the adoption of the Plan nor any action by the Committee shall be deemed to give any Employee any right to be designated as a Participant under the Plan.

        12.    Non-Exclusivity of Plan.    This Plan is not intended to and shall not preclude the Board from adopting, continuing, amending or terminating such additional compensation arrangement as it deems desirable for Employees.

        13.    Change of Control.    A Change of Control shall mean (i) if the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into other voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, (ii) any "person" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or one of its subsidiaries, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in a single transaction or a series of transactions, of securities representing more than 50% of the combined voting power of the Company's then outstanding securities, or (iii) if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation or entity while Performance Awards remain outstanding under the Plan. In the event of a Change of Control, unless otherwise provided in the applicable Award agreement, or unless provision is made in connection with the Change of Control event for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) with appropriate adjustments, (x) all Performance Awards shall be paid out as if the date of the Change of Control event were the last day of the applicable Award Period and Performance Factors had been attained at their target levels and any additional condition to the payment of the Performance Award (including any conditions for continued employment for a period of time) had been satisfied in full as of such date and (y) all Service Awards shall be paid out as if any condition to the payment of the Service Awards (including any conditions for continued employment for a period of time) had been satisfied in full as of the date of such Change of Control.

        14.    Impact of Restatement of Financial Statements upon Previous Awards.

  a.
  If any of the Company's financial statements are restated as a result of errors, omissions, or fraud, the Committee may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such Performance Award or payment made to any, all or any class of Participants with respect to any Plan Year the financial results of which are negatively affected by such restatement. The amount to be recovered from any Participant shall be the amount by which the affected Performance Award or payment exceeded the amount that would have been payable to such Participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire Award) that the Committee shall determine. The Committee may determine to recover different amounts from different Participants or different classes of Participants on such basis as it shall deem appropriate. In no event shall the amount to be recovered by the Company from a Participant be less than the amount required to be repaid or recovered as a matter of law. The Committee shall determine whether the Company shall effect any such recovery (i) by seeking repayment from the Participant, (ii) by reducing (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement) the amount that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company, a Subsidiary or any of its Affiliates, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Company's otherwise applicable compensation practices, or (iv) by any combination of the foregoing or otherwise.

  b.
  Any Award granted under the Plan and the corresponding Participant (but only with respect to such Award) shall be subject to any policies applicable to the Company as may be adopted and/or modified from time to time by the Company and/or applicable law or the rules of any stock exchange on which the Common Stock is listed that provide for (i) the cancellation of such Award, (ii) reimbursement of such Award by such Participant, and (iii) effecting any other right of recoupment of equity or other compensation provided with respect to such Award under the Plan.

        15.    Deferral.

  a.
  Section 162(m) Related Deferral.    Notwithstanding anything contained herein to the contrary, in the event that all or a portion of a Participant's Performance Award shall be ineligible for treatment as "qualified performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion and pursuant to Section 409A of the Code, may provide that any amount payable pursuant to such Performance Award that would not be deductible by the Company as a result of the application of Section 162(m) shall be deferred and paid to the Participant in the first year in which the compensation is deductible for tax purposes.

  b.
  Deferrals.    The Committee may, in its discretion, permit a Participant to defer the receipt of payment of cash that would otherwise be due to the Participant. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, and the interest or other earnings attributable to the deferral.

        16.    Amendment or Termination.    Until such time as a "Change of Control" shall have occurred, the Board or the Committee may, in its sole discretion, amend, suspend or terminate the Plan from time to time. Except as provided in Section 5(d) no such termination or amendment shall alter a Participant's right to receive a distribution as previously earned, as to which this Plan shall remain in effect following its termination until all such amounts have been paid, except as the Company may otherwise determine.

        17.    Application of Code Section 409A.    To the extent applicable, this Plan is intended to be administered and interpreted in a manner that is consistent with the requirements of Section 409A of the Code. Notwithstanding the foregoing, no particular tax result with respect to any income recognized by a Participant in connection with the Plan is guaranteed and each Participant shall be responsible for any taxes imposed on him in connection with the Plan.

        18.    Governing Law and Interpretation.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of law principles thereof. Unless otherwise indicated, all "Section" references are to sections of the Plan. References to any law, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing, or interpreting such law, rule or regulation.

        19.    Severability.    Notwithstanding any other provision or Section of the Plan, if any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to the applicable laws (but only to such extent necessary to comply with such laws), or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

        20.    Effective Date.    The Plan was initially effective for the Company's 2007 fiscal year, and shall continue in effect, subject to the right of the Board to terminate the Plan, on a prospective basis only, at any time. The foregoing notwithstanding, if the Plan is terminated, (i) any Award that is outstanding as of such termination shall remain subject to the terms and conditions of the Plan, and (ii) any Qualified Performance-Based Award that is outstanding as of such termination shall remain "qualified performance-based compensation" under Section 162(m) of the Code to the extent permitted by Section 162(m) of the Code and the United States Treasury Regulations promulgated thereunder.

        Approved and adopted by the Compensation Committee of the Board of Directors this 22nd day of April, 2017.

Attested:
/s/ DELIA MAKHLOUTA

Corporate Secretary

NNNNNNNNNNNN . NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR the listed nominees as Class I Directors, FOR Proposals 2, 4, 5 and 6, and a vote of 1 YR on Proposal 3. + Abstain 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Rowland T. Moriarty 02 - William Concannon 03 - Robert Whitman For Against Abstain 1 Yr2 Yrs3 Yrs 2. To approve, on an advisory basis, the compensation paid to CRA’s named executive officers, as disclosed in the proxy statement for the 2017 meeting of its shareholders. 3. To approve, on an advisory basis, the preferred frequency of holding advisory shareholder votes to approve the compensation paid to CRA’s named executive officers. ForAgainst Abstain 4. To approve amendments to CRA’s 2006 equity incentive plan that, among other things, would increase the maximum number of shares issuable under the plan by 400,000 shares; and to approve the entire plan, as so amended, including for purposes of Section 162(m) of the Internal Revenue Code. 6. To ratify the appointment of Ernst & Young LLP as CRA’s independent registered public accountants for the fiscal year ending December 30, 2017. 5. To approve CRA’s cash incentive plan, including for purposes of Section 162(m) of the Internal Revenue Code. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNNN C 1234567890 J N T 8 8 5 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 2 02KSHA NNNNNNNNN C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - CRA International, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CRA INTERNATIONAL, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4, 5 AND 6, AND A VOTE OF 1 YR ON PROPOSAL 3. Proxy for Annual Meeting of Shareholders to be held on July 12, 2017 The undersigned shareholder of CRA International, Inc. (“CRA”), revoking all prior proxies, hereby appoints Paul Maleh and Chad Holmes, and each of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of CRA that the undersigned is entitled to vote at the of Annual Meeting of Shareholders of CRA to be held at CRA’s offices in the John Hancock Tower, 200 Clarendon Street, 10th Floor, Boston, Massachusetts, on Wednesday, July 12, 2017, beginning at 8:00 a.m., local time, and at any adjournments or postponements thereof, upon the matters set forth in the Notice of Annual Meeting dated April 28, 2017, and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the meeting or any adjournment or postponement thereof. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 4, 5 AND 6, AND FOR 1 YR ON PROPOSAL 3, OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.